PROSPECTUS SUPPLEMENT NO. 2
Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-115613

GENIUS PRODUCTS, INC.

PROSPECTUS SUPPLEMENT NO. 2 DATED AUGUST 16, 2007

TO THE PROSPECTUS DATED MAY 16, 2007

This Prospectus Supplement No. 2 supplements our Prospectus dated May 16, 2007 with the following attached documents:

A.	Quarterly Report on Form 10-Q for the period ended June 30, 2007.

B.	Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 16, 2007.

The attached information modifies and supersedes, in part, the information in the prospectus. Any information that is modified or superseded in the prospectus shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus and Prospectus Supplement No. 1, which are required to be delivered with this Prospectus Supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THE PROSPECTUS, AS SUPPLEMENTED BY THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS SUPPLEMENT NO. 1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is August 16, 2007

INDEX TO FILINGS

Annex
Quarterly Report on Form 10-Q for the period ended June 30, 2007.	A

Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 16, 2007.	B

ANNEX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2007

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

For the transition period from                     to

COMMISSION FILE NUMBER 000-27915

GENIUS PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0852923
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2230 BROADWAY
SANTA MONICA, CA 90404
(Address of principal executive offices)

(310) 453-1222
(Registrant's telephone number)

(Former name, former address and former fiscal year,
if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	an accelerated filer ☐	or a non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.): Yes ☐ No ☒

There were 66,652,263 shares outstanding of the issuer's Common Stock as of July 31, 2007.

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

2

NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q includes “forward-looking statements”. To the extent that the information presented in this Quarterly Report discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this Quarterly Report. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements.

When considering forward-looking statements in this Quarterly Report, you should keep in mind the cautionary statements in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and other sections of this Quarterly Report. Except as required by law, we do not intend to update our forward-looking statements, whether written or oral, to reflect events or circumstances after the date of this Quarterly Report.

3

PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

GENIUS PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PAR VALUE INFORMATION)

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Note 2)
ASSETS
Current assets:
Cash and cash equivalents	$7,210	$3,745
Prepaid expenses and other current assets	110	110
Amounts receivable from affiliate	694	777
Total current assets	8,014	4,632

Investment in Distributor	82,283	84,796
Total assets	$90,297	$89,428

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	-	59
Accrued expenses	898	865
Total current liabilities	898	924

Deferred tax liability	12,860	13,021
Total liabilities	13,758	13,945

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; no shares outstanding	-	-
Series W preferred stock, $.0001 par value; 100 shares authorized and outstanding	-	-
Common stock, $.0001 par value; 300,000,000 shares authorized;
66,504,263 and 63,305,195 shares outstanding, respectively	7	6
Additional paid-in capital	110,514	105,375
Accumulated deficit	(33,982)	(29,898)
Total stockholders' equity	76,539	75,483

Total liabilities and stockholders' equity	$90,297	$89,428

See accompanying notes to condensed unaudited interim financial statements.

4

GENIUS PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
		(Restated)		(Restated)

Revenues, net of sales returns, discounts and allowances of $28,102 and $36,945 for the three and six months ended June 30, 2006	$-	$76,084	$-	$103,997

Total cost of revenues	-	86,755	-	115,553
Gross loss	-	(10,671)	-	(11,556)

Operating expenses (income):
Selling, general and administrative	655	8,772	1,111	14,455
Gain on sale, related party	-	(23)	-	(63)
Equity in net loss from Distributor	1,021	-	3,249	-

Total operating expenses	1,676	8,749	4,360	14,392

Loss from operations	(1,676)	(19,420)	(4,360)	(25,948)

Interest and other income (expense), net	67	272	117	34

Loss before provision for income taxes	(1,609)	(19,148)	(4,243)	(25,914)

Benefit for income taxes	(294)	(1,227)	(160)	(1,273)

Net loss	$(1,315)	$(17,921)	$(4,083)	$(24,641)

Basic and diluted EPS

Net loss per share	$(0.02)	$(0.29)	$(0.06)	$(0.41)

Basic and diluted weighted average shares	66,069,255	60,829,229	65,136,522	60,647,509

See accompanying notes to condensed unaudited interim financial statements.

5

GENIUS PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT WARRANT INFORMATION)
(UNAUDITED)

	Six Months Ended June 30,
	2007	2006
		(Restated)

Cash flows from operating activities:
Net loss	$(4,083)	$(24,641)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	-	106
Equity in net loss from Distributor	3,249	-
Amortization and impairment of film library	-	12,442
Change in allowance for doubtful accounts and provision for returns	-	13,988
Operating expenses paid by Distributor	609	-
Change in provision for obsolete inventory	-	3,921
Common stock issued for services	-	19
Stock compensation expense	551	2,048
Deferred tax liability	(161)	(1,380)
Changes in assets and liabilities:
Increase in accounts receivable	-	(62,301)
Increase in inventories	-	(12,121)
Decrease in prepaid expenses, notes receivable and deposits	83	958
Increase in royalty advances	-	(1,118)
Increase in film library	-	(695)
Decrease in accounts payable	(59)	(1,651)
Increase in accrued expenses and other	32	17,553
Increase in deferred revenue	-	10,549
Increase in remittance to licensors	-	60,569
Increase in deferred gain, related party	-	38
Net cash provided by operating activities	221	18,284

Cash flows from investing activities:
Restricted cash	-	(303)
Purchase of property and equipment	-	(446)
Net cash used in investing activities	-	(749)

Cash flows from financing activities:
Net borrowings (payments) on notes payable and debentures	-	(5,230)
Proceeds from exercise of options	1,411	325
Proceeds from exercise of warrants	1,833	159
Net cash provided by (used in) financing activities	3,244	(4,746)

Net increase in cash and cash equivalents	3,465	12,789
Cash and cash equivalents at beginning of period	3,745	30,597
Cash and cash equivalents at end of period	$7,210	$43,386

Supplemental disclosure of cash flow information
Interest paid	$-	$74

Noncash transactions
Reclassification of redeemable common stock	$-	$414

Warrant holders cashless exercised 254,151 warrants, pursuant to which 67,070 shares were issued during the quarter ended June 30, 2007.

See accompanying notes to condensed unaudited interim financial statements.

6

GENIUS PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1.  NATURE OF BUSINESS, THE WEINSTEIN COMPANY TRANSACTION, AND INVESTMENT IN DISTRIBUTOR

NATURE OF BUSINESS

Genius Products, Inc. (OTC BB:GNPI) ("we" "our" or the "Company"), along with The Weinstein Company Holdings LLC (“TWC Holdings”) and its first-tier subsidiary, W-G Holding Corp., (“W-G Holdings”) own Genius Products, LLC (the "Distributor"), a leading entertainment products company that distributes, licenses, acquires and produces an expanding library of feature films, television programming, family, lifestyle and trend entertainment on digital versatile discs (“DVD”), as well as the new high-definition DVD formats and all other hard carrier devices and on emerging digital distribution technologies, such as mobile electronic devices and the Internet. The Distributor primarily focuses on four core branded content areas: major theatrical/independent film, sports, lifestyle and family/faith based content. The Distributor handles the distribution, marketing and sales for many brands including The Weinstein Company®, Dimension Films™, Independent Film Channel (IFC)®, Wellspring™, RHI Entertainment™, ImaginAsian Entertainment, Dragon Dynasty™, Peace Arch Entertainment, Laugh Factory, ESPN®, World Wrestling Entertainment, Inc.® (“WWE”), Animal Planet, The Learning Channel, Classic Media, Entertainment Rights, Sesame Workshop®, Plaza Sesamo®, Discovery Kids™ and Impact Entertainment, amongst others. We are the managing member of the Distributor, in which we hold a 30% equity interest.

The Distributor uses third-party distribution facilities located throughout the United States and ships and sells its products directly to retailers, rentailers and to wholesale distribution companies. The Distributor distributes to over 25,000 retail locations. The Distributor sells to mass retail stores including Target, Wal-Mart, Kmart, Meijers, ShopKo, Costco and Sam’s Club; children’s toy stores including Toys R Us; electronics stores including Best Buy, Fry’s and Circuit City; bookstores including Borders and Barnes & Noble; music retailers including Trans World Entertainment and Virgin; internet retailers including Amazon, Netflix and iTunes; rental outlets including Blockbuster, Movie Gallery and Hollywood Video; direct marketing companies including QVC and Columbia House; as well as other non-traditional outlets. The Distributor also distributes to wholesale distribution companies including Alliance Entertainment, Ingram, VPD and Baker & Taylor.

THE WEINSTEIN COMPANY (“TWC”) TRANSACTION
On July 21, 2006 (the “Closing Date”), we completed a transaction (the “TWC Transaction”) with TWC Holdings and W-G Holdings (two subsidiaries of TWC) pursuant to which we launched the Distributor to exploit the exclusive U.S. home video distribution rights to feature film and direct-to-video releases owned or controlled by TWC. On the Closing Date, the Company contributed substantially all of its assets (except for $1 million in cash and certain liabilities), its employees, and its existing businesses to the Distributor.

As a result, the Distributor is owned 70% by TWC Holdings and W-G Holdings and 30% by us. This 70% interest in the Distributor consists of Class W Units and is redeemable, at TWC Holdings’ and W-G Holdings’ option commencing at any time from one year after the Closing Date, for up to 70% of our outstanding common stock, or with TWC Holdings’ and W-G Holdings’ approval, cash. Our 30% membership interest in the Distributor consists of the Distributor’s Class G Units (see Investment in Distributor section below).

In addition to granting TWC Holdings and W-G Holdings a 70% interest in the Distributor consisting of the Distributor’s Class W Units, we issued an aggregate of 100 shares of the Company’s Series W Preferred Stock to TWC Holdings and W-G Holdings to accomplish the TWC Transaction. The Series W Preferred Stock provides the holders thereof with (a) the right to elect five of the seven directors on our Board of Directors, of which two are currently TWC executives, (b) majority voting power over other actions requiring approval of our stockholders, and (c) the right to approve certain specified actions. The Series W Preferred Stock has no rights to receive dividends and minimal liquidation value.

On the Closing Date, we entered into a Registration Rights Agreement with TWC Holdings and W-G Holdings pursuant to which we agreed to register for resale the shares of our common stock issuable upon redemption of Class W Units in the Distributor currently held by TWC Holdings and W-G Holdings. In addition, the Company and/or the Distributor entered into the following agreements on the Closing Date: (i) Amended and Restated Limited Liability Company Agreement, (ii) Video Distribution Agreement, (iii) Services Agreement, and (iv) Assignment and Assumption Agreement.

From December 5, 2005 through the Closing Date, we operated under an interim distribution agreement with TWC and recorded the results from titles we released for TWC on our financial statements. After the Closing Date, substantially all of the operating activities we previously conducted, as well as the results from releasing TWC product, are reflected in the financial statements of the Distributor. A summary of the financial results of the Distributor is in Note 3 to our condensed consolidated financial statements.

7

INVESTMENT IN DISTRIBUTOR
The accompanying condensed consolidated financial statements account for our investment in the Distributor (30% membership interest represented by the Distributor’s Class G units) using the equity method of accounting. On our consolidated statement of operations subsequent to the Closing Date, we recorded our 30% share of the Distributor’s profit or loss as equity in net loss from Distributor, adjusted for non-cash basis differences (see Note 3) and costs incurred by the Distributor on behalf of the Company. Pursuant to Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock”, we will periodically assess whether a decrease in value of the investment has occurred which is other than temporary and which should be recognized immediately resulting in an impairment loss.

Under the equity method of accounting, only our investment in and amounts due to and from the Distributor have been included as an asset in our condensed consolidated balance sheet. The TWC Transaction represented a non-monetary exchange of a business controlled by the Company for a non-controlling interest in the Distributor. Accordingly, the amount recorded for the Company’s investment in the Distributor was partially based on the Company’s fair value as determined by reference to the quoted market prices of the Company’s shares at the close of the market on the Closing Date and partially based on the historical basis of the net assets surrendered in the TWC Transaction. The Distributor is treated as a partnership for U.S. federal income tax purposes.

NOTE 2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies are applicable to the Company and to the Distributor, where noted.

BASIS OF PRESENTATION
The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X, promulgated by the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and disclosures required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the fiscal year. The condensed consolidated financial statements should be read in conjunction with the Company’s December 31, 2006 consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K (the “Annual Report”). All terms used but not defined elsewhere herein have the meanings ascribed to them in the Annual Report.

The condensed consolidated balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

PRINCIPLES OF CONSOLIDATION
The condensed consolidated financial statements include the accounts of Genius Products, Inc. The Distributor’s consolidated financial statements include (i) the Distributor’s wholly owned subsidiary American Vantage Media, LLC (“AVM”), (ii) Wellspring Media, LLC (“Wellspring Media”), a wholly owned subsidiary of AVM and (iii) Castalian DC, LLC, Castalian Music L.L.C., The Thirteen-Thirty-One LLC, Abacus Media L.L.C. and Marathon Media, LLC, subsidiaries of the Distributor (collectively, “Castalian”). AVM and Wellspring Media were acquired on March 21, 2005 and Castalian was acquired on April 1, 2007. In addition, Sanuk Corporation, American Vantage/Hypnotic, Inc. and Wellspring Productions, LLC are all inactive. See additional discussion of the Castalian purchase at Note 4. All significant inter-company transactions and accounts have been eliminated in consolidation.

ALLOWANCE FOR SALES RETURNS AND DOUBTFUL ACCOUNTS
The Distributor’s allowance for doubtful accounts and provision for sales returns includes management's estimate of the amount expected to be uncollectible or returned on specific accounts and losses or returns on other accounts as yet to be identified included in accounts receivable. The Distributor provides for future returns of home video product at the time the products are sold. The Distributor calculates an estimate of future returns of product by analyzing a combination of historical returns, current economic trends, projections of consumer demand for its product and point-of-sale data available from certain retailers. Based on this information, a percentage of each sale is reserved. The Distributor also analyzes other factors, including historical experience with similar types of sales, information the Distributor receives from retailers and its assessment of the product's appeal based on domestic box office success and other research. Actual returns are charged against the reserve.  The amounts the Distributor will ultimately realize could differ materially in the near term from the amounts estimated in arriving at the allowance for doubtful accounts and provision for sales returns in the accompanying financial statements.

INVENTORIES
The Distributor’s inventories consist of raw materials and finished goods and are valued at the lower of cost or market. Cost is determined on a first-in-first-out method of valuation. Shipping and handling costs are recorded as expenses in the period in which they are incurred. The Distributor regularly monitors inventory for excess or obsolete items and makes any valuation corrections when such adjustments are needed.

8

ROYALTY AND DISTRIBUTION FEE ADVANCES
The Distributor’s royalty and distribution fee advances represent fixed minimum payments made to program suppliers for exclusive content distribution rights. A program supplier’s share of exclusive program distribution revenues is retained by the Distributor until the share equals the advance(s) paid to the program supplier. Thereafter, any excess is paid to the program supplier in accordance with deal terms. The Distributor records as a cost of sales an amount equal to the program supplier’s share of the net distribution revenues. Revenue and cost forecasts are continually reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and costs indicate that an individual title or group of cross-collateralized titles (titles grouped together so that the profits and losses of each are pooled for an aggregate net profit or loss) which we exploit via home entertainment formats will result in an ultimate loss, an impairment charge is recognized to the extent that capitalized advance royalties exceed estimated fair value, based on projected cash flows, in the period when estimated.

FILM COSTS
The Distributor capitalizes the costs of production and acquisition of film libraries. Costs of production include costs of film and tape conversion to digital linear tape (“DLT”) master format, menu design, authoring and compression. These costs are amortized to cost of revenues in accordance with Statement of Position (“SOP”) 00-2, “Accounting by Producers or Distributors of Films”, using the individual film forecast method over a period of ten years or less. Costs are stated at the lower of unamortized film costs or estimated fair value. For acquired film libraries, ultimate revenue includes estimates over a period not to exceed ten years. Management regularly reviews and revises when necessary its ultimate revenue and cost estimates, which may result in a change in the rate of amortization of film costs and/or a write-down of all or a portion of unamortized film costs or library to estimated fair value.

STOCK-BASED COMPENSATION
Under Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment”, which was adopted by the Company beginning on January 1, 2006, share-based compensation cost is measured at the grant date based on the estimated fair value of the award and is recognized as expense over the employee's requisite service period using a modified prospective application. The valuation provisions apply to new awards and to awards that were outstanding on the effective date and subsequently modified or cancelled. Share-based compensation expense relates to share-based awards granted subsequent to January 1, 2006 and share-based awards granted prior to, but not yet vested as of January 1, 2006, all based on the grant date fair value.

Subsequent to the Closing Date of the TWC Transaction, the Company’s stock-based compensation expense consists of expense associated with stock options held by and subsequently granted to independent members of the Company’s Board of Directors.

The Distributor records stock-based compensation expense associated with Company stock options held by and subsequently granted to the Distributor’s employees (the former employees of the Company before the TWC Transaction) in accordance with Emerging Issues Task Force (‘EITF’) Issue No. 00-12, “Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee”, (“EITF 00-12”).  EITF 00-12 requires that the Distributor recognize the costs of stock-based compensation incurred by an investor on its behalf.

INCOME TAXES
The Company files a consolidated corporate tax return and accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). This statement requires the recognition of deferred tax assets and liabilities for the future consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. The measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and the tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when some portion or all of the deferred tax asset will not be realized on a more likely than not basis. Based on the Company’s assessment of all available evidence, the Company has concluded that its deferred tax assets are not more likely than not to be realized. This conclusion is based primarily on our history of net operating losses, annual net operating loss limitations under Internal Revenue Code (“IRC”) Section 382, and the need to generate significant amounts of taxable income in future periods on a consistent and prolonged basis in order to utilize the deferred tax assets. Accordingly, the Company has recorded a full valuation allowance on its deferred tax assets and has recorded a net deferred tax liability related to its investment in the Distributor. The deferred tax liability related to the Distributor is not offset against the deferred tax assets as the reversal period for this amount is not considered to be determinable on a more likely than not basis.

We adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We have no material unrecognized tax benefits at January 1, 2007 or at June 30, 2007.

9

REVENUE RECOGNITION
Revenue from the sale or licensing of films is recognized by the Distributor upon meeting all recognition requirements of SOP 00-2 and Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”, which requires that there is a contract with the buyer, delivery or “Street Date” (when it is available for sale by the Distributor’s customer) has occurred, the price is determinable, and collectibility is reasonably assured. The Distributor records revenue upon the receipt of goods by the customer. Under revenue sharing arrangements, rental revenue is recognized on or after the Street Date and when the Distributor is entitled to receipts and such receipts are determinable. Costs of sales and an allowance for returns are recorded at the time of revenue recognition. Revenues from royalties are recognized when received. Revenues from licensing are recognized when the title is available to the licensee and all other SOP 00-2 requirements are met. Direct sales to consumers are recognized with an appropriate provision for sales returns when consumers’ credit cards are charged and CDs and/or DVDs are shipped. Cash payments received are recorded as deferred revenue until all the conditions of revenue recognition have been met.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB No. 108 establishes an approach that requires quantification of financial statement errors based on the effects on each of the Company’s balance sheet and statement of operations financial statements and the related financial statement disclosures. The SAB permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. We have determined that there is no impact from SAB No. 108 on our consolidated balance sheet, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at “fair value”. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective for the first fiscal year that begins after November 15, 2007. We do not believe the impact SFAS No. 159 will be material to our condensed consolidated financial statements.

NOTE 3.  INVESTMENT IN DISTRIBUTOR (GENIUS PRODUCTS, LLC)

Summaries of the statements of operations, balance sheet and the computations of the Company’s equity in net loss of the Distributor are shown below.

GENIUS PRODUCTS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007
(IN THOUSANDS)

	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007

Revenues, net of sales returns, discounts and allowances of $32,411 and $64,083	$112,653	$195,770

Total cost of revenues	99,891	176,046
Gross profit	12,762	19,724

Total operating expenses	10,385	19,483
Income from operations	2,377	241

Interest, net	(264)	(527)
Net income (loss)	$2,113	$(286)

10

GENIUS PRODUCTS, LLC
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2007
(IN THOUSANDS)

ASSETS
Current assets:
Cash and cash equivalents	$6,168
Accounts receivable, net of allowance for doubtful accounts and sales returns of $52,025	97,590
Inventories, net of reserves for obsolescence of $8,539	11,739
Prepaid expenses and other current assets	754
Total current assets	116,251

Restricted cash	315
Property and equipment, net of accumulated depreciation of $236	994
Royalty advances	42,102
Film library, net of accumulated amortization of $1,090	7,592
Goodwill	86,932
Other intangible assets, net of accumulated amortization of $5,297	16,089
Deposits and other	223
Deferred financing fees	366
Total assets	$270,864

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	24,983
Remittance to licensors, including related party	97,604
Accrued advertising and marketing	14,148
Accrued royalties	22,248
Other accrued expenses	8,755
Deferred revenue	3,881
Deferred royalty income	2,000
Notes payable	220
Total current liabilities	173,839

Total members' equity	97,025

Total liabilities and members' equity	$270,864

Our equity in net loss of the Distributor is adjusted each period for non-cash basis differences between the investment and the underlying equity in the Distributor and for the impact of certain costs incurred by the Distributor on behalf of the Company.

For the six months ended June 30, 2007

Genius Products, Inc. 30% share of net loss from the Distributor	$86

Adjustments for basis differences	2,221

Charge for stock compensation for Distributor employees	942

Equity in net loss from Distributor	$3,249

NOTE 4.  CASTALIAN MUSIC L.L.C. PURCHASE

On April 1, 2007, the Distributor acquired all of the membership interest of (a) The Thirteen-Thirty-One LLC, the sole member of Castalian Music L.L.C. (which, in turn, is the sole member of each of Abacus Media L.L.C. and Marathon Media, LLC) and (b) Castalian DC, LLC, a fully integrated direct response TV marketing and fulfillment service for the music and video entertainment industry, from EMI North America for $3.5 million in cash.  In addition, approximately $183,000 in various costs including legal, appraisal, and commissions were incurred and capitalized in connection with the acquisition.  The transaction has been accounted for as a purchase in the second quarter of 2007.

11

The Distributor’s consolidated condensed interim financial statements (see Note 3) include the results of operations for Castalian and its subsidiaries from the date of acquisition through June 30, 2007.  Pro forma information is not presented herein as the amounts are not significant to the results of the Distributor or the Company.

NOTE 5.  UNAUDITED RESTATEMENT OF QUARTER ENDED JUNE 30, 2006

On April 12, 2007, the Audit Committee of the Board of Directors of the Company determined that it was necessary to restate the Company’s unaudited consolidated financial statements and other financial information at and for the fiscal quarter ended June 30, 2006. The majority of the restatement adjustments relate to non-cash items. The restatements relate to the correction of the following errors in the Company’s financial statements at and for this date:

1. The Company revised the computation of its stock option non-cash compensation expense under the provisions of FAS 123(R) Accounting for Stock Based Compensation and EITF 96-18 Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“Stock Option Compensation Expense”), for the fiscal quarters ended March 31 and June 30, 2006. The revised computation changed Stock Option Compensation Expense in the above-mentioned fiscal quarter. For the three and six months ended June 30, 2006, the Company increased Stock Option Compensation Expense by $0.4 and $0.3 million, respectively.

2. The Company revised its reported net revenue amounts for the fiscal quarter ended June 30, 2006 to properly reflect net revenue in the appropriate period. The need for these corrections resulted from cut-offs due to the closing of the TWC Transaction on July 21, 2006 as opposed to a month-end cut-off date at June 30 and errors in the timing of recognition of invoices and expenses. For the three and six months ended June 30, 2006, the Company increased its revenue in the amount of $2.3 million. In addition, the Company identified errors in the treatment of revenue from revenue-sharing agreements and revised its reported net revenue to comply with the provisions of EITF 01-09 Accounting for Consideration Given by a Vendor to a Customer. The total non-cash adjustments required to decrease revenue for the three and six months ended June 30, 2006 were $1.2 and $1.9 million, respectively.

3. The Company revised its advertising and marketing expense to properly expense advertising and marketing related items as incurred and revised participations expense to comply with the provisions of SOP 00-2, Accounting by Producers or Distributors of Films. The Company decreased advertising and marketing expense by $1.6 million for the three months ended June 30, 2006 and increased advertising and marketing expense by $1.0 million for the six months ended June 30, 2006. For the three and six months ended June 30, 2006, the Company increased participation expense by $0.4 million and decreased participation expense by $1.1 million, respectively.

4. The Company revised its operating results for the fiscal quarter ended June 30, 2006 to account for the impairment of its film library, advances made to participants and physical inventory based upon the Company’s shift in its business from value-priced product to branded content. These non-cash adjustments were necessary to properly reflect the realizability of such assets as of June 30, 2006. The total non-cash adjustments required to decrease film library, advances made to participants and physical inventory for the three and six months ended June 30, 2006 were $11.6 million, $2.2 million and $4.6 million, respectively.

5. The Company revised its tax provision amounts for the fiscal quarter ended June 30, 2006 to properly reflect its tax provision for the period.  The need for these corrections resulted from the liability recognized in purchase accounting in connection with the Wellspring acquisition and the TWC Transaction. For the three and six months ended June 30, the Company decreased its tax provision by $1.3 million.

6. The Company revised the presentation of its advertising and marketing expenses and bad debt expense for the fiscal quarter ended June 30, 2006 to reclassify these amounts from operating expenses to cost of sales.

The effects of the restatements on net revenues, cost of revenues, gross profit (loss), general and administrative costs, net income (loss), basic and diluted loss and income per common share, accounts receivable, film library, accrued expenses, and stockholders’ equity as of and for the quarter ended June 30, 2006 are set forth in Note 9 in the Company’s Annual Report on Form 10-K.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

As of June 30, 2007, we did not have any future minimum annual rental commitments under existing non-cancelable operating leases since at the Closing Date of the TWC Transaction we transferred all of our lease obligations to the Distributor.

12

We may be subject to penalties associated with the late filing of our Quarterly Report on Form 10-Q which has prevented us from maintaining current registration statements related to several equity issuances. However, we have conducted additional research and obtained waivers from certain investors of prior equity issuances for which in prior reports we noted the potential for a significant liability existed.  To date we have been successful in obtaining waivers related to the late filings such that the potential liability is now less than $40,000 at June 30, 2007.

We are not a party to any legal or administrative proceedings, other than routine litigation incidental to our business that we do not believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations.

NOTE 7.  STOCKHOLDERS' EQUITY

COMMON STOCK
During the six months ended June 30, 2007, we issued 2,368,573 common shares related to the exercise of warrants (some of which were cashless exercises) for proceeds of $1.8 million. Additionally, during the six months ended June 30, 2007, we issued 830,495 common shares related to the exercise of options for proceeds of $1.4 million.

During the six months ended June 30, 2006, we issued 289,472 common shares related to the exercise of warrants for proceeds of $0.2 million. Additionally, during the six months ended June 30, 2006, we issued 275,000 common shares related to the exercise of options for proceeds of $0.3 million.

During the six months ended June 30, 2006, we issued 10,000 common shares for services rendered.

SERIES W PREFERRED STOCK
In connection with the closing of the TWC Transaction, we issued 100 shares of Series W Preferred Stock to TWC Holdings and its first-tier subsidiary, W-G Holdings (collectively, the “TWC Holders”). The Series W Preferred Stock provides the holders with significant rights, preferences and powers as described in Note 1.

NON-EMPLOYEE WARRANTS
We did not issue any warrants during the six months ended June 30, 2007.

A summary of warrant activity follows:

		Weighted
		Average	Aggregate
	Warrants	Exercise	Intrinsic
	Outstanding	Price	Value
December 31, 2006	14,786,054	$2.21
Exercised	(3,503,599)	1.56	$5,340,526
June 30, 2007	11,282,455	$2.41	$27,214,833
Warrants exercisable, June 30, 2007	11,282,455	$2.41	$27,214,833

The following information applies to warrants outstanding at June 30, 2007:

			Weighted		Weighted
			average		average
			exercise price of		exercise price of
	Warrants	Average	warrants	Warrants	warrants
	outstanding	remaining life	outstanding	exercisable	exercisable
Under $1.50	1,420,507	0.94	$1.40	1,420,507	$1.40
$1.50 - $1.99	170,723	3.27	1.88	170,723	1.88
$2.00 - $2.99	8,044,225	3.08	2.48	8,044,225	2.48
$3.00 - $3.99	1,647,000	1.76	3.00	1,647,000	3.00
	11,282,455	2.62	$2.41	11,282,455	$2.41

NOTE 8.  STOCK-BASED COMPENSATION

We have adopted several stock option plans, all of which have been approved by our stockholders, that authorize the granting of options to purchase our common shares subject to certain conditions. At June 30, 2007, we had reserved 27 million of our common shares for issuance of share-based compensation awards under our stock option plans. At June 30, 2007, we had also reserved 7,394,213 of our common shares for issuance of share-based compensation awards granted outside of our stock option plans. Options are granted at the fair value of the shares underlying the options at the date of the grant and generally become exercisable over periods ranging from three to five years and expire in ten years.

13

Total share-based compensation expense recognized for the three and six months ended June 30, 2007 was $0.4 million and $0.6 million, respectively. No income tax benefit was recognized in the statement of operations for share-based compensation arrangements for either the Company or the Distributor.

A total of $0.8 million and $1.3 million of share-based compensation expense related to options issued by the Company to employees of the Distributor was recorded as compensation expense in the statement of operations for the Distributor for the three and six months ended June 30, 2007, respectively.

We did not grant options during the first or second quarter of 2007. We estimated share-based compensation expense for options issued during the three and six months ended June 30, 2006 using the Black-Scholes model with the following weighted average assumptions:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Expected lives, in years	none issued	5.91	none issued	5.78
Estimated volatility	none issued	57.9%	none issued	58.7%
Dividend yield	none issued	-	none issued	-
Risk free interest rate	none issued	5.1%	none issued	4.9%

A summary of option activity follows:

		Weighted
		Average	Aggregate
	Options	Exercise	Intrinsic
	Outstanding	Price	Value
December 31, 2006	19,316,588	$1.84
Exercised	(830,494)	1.70	$1,047,519
Canceled	(296,386)	3.56
June 30, 2007	18,189,708	$1.82	$33,120,356
Options exercisable, June 30, 2007	14,244,317	$1.78	$25,322,317

The following information applies to options outstanding at June 30, 2007:

			Weighted		Weighted
			average		average
			exercise price of		exercise price of
	Options	Average	options	Options	options
	outstanding	remaining life	outstanding	exercisable	exercisable
Under $1.50	2,042,752	4.60	$0.67	2,042,752	$0.67
$1.50 - $1.99	10,993,706	7.49	1.72	8,167,982	1.67
$2.00 - $2.99	3,998,500	7.54	2.16	2,878,833	2.11
$3.00 - $3.99	793,750	6.58	3.00	793,750	3.00
$4.00 + over	361,000	5.09	5.07	361,000	5.07
	18,189,708	7.09	$1.82	14,244,317	$1.78

NOTE 9.  INCOME TAXES

The Company recorded a federal and state tax benefit of $0.2 million for the first six months ended June 30, 2007. The tax benefit resulted from the net decrease in the deferred tax liability related to our investment in the Distributor. As noted above, the Company currently has a full valuation allowance on its deferred tax assets and has recorded a net deferred tax liability relating to its investment in Distributor.

14

NOTE 10. SUBSEQUENT EVENTS

On August 10, the Distributor entered into a credit facility with Société Générale. The three-year, senior secured revolving credit facility provides for an initial commitment of $30 million and up to a total of $70 million based upon expected incremental commitments, to be provided from a consortium of banks including Société Générale.  At August 10, the Distributor had $22.5 million outstanding under the credit facility. The credit facility expires June 30, 2010 and bears interest at 2.5% - 3.0% over LIBOR or 1.5% - 2.0% over the greater of the U.S. Prime Rate or the Federal Funds Rate plus 0.5%.  The availability of funds under the credit facility is limited by the borrowing base, defined as certain accounts receivables and the Distributor’s film library.  The Distributor is required to pay a monthly commitment fee of 0.50% per annum on the total unused portion of the credit facility of $30 million.  Right, title and interest in and to all personal property of the Distributor and Genius Products, Inc. is being pledged as security for the credit facility.  The credit facility contains various covenants, including limitations on indebtedness, dividends, capital expenditures and maintenance of certain financial ratios.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto contained in this report. The discussion contains forward-looking statements that relate to future events or our future financial performance that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. For additional information concerning these factors, see the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006.

NATURE OF BUSINESS

The Company, along with TWC Holdings and its first-tier subsidiary, W-G Holdings, own the Distributor, a leading entertainment products company that distributes, licenses, acquires and produces an expanding library of feature films, television programming, family, lifestyle and trend entertainment on digital distribution technologies and on videogram, which encompasses videocassettes, videodiscs, videotapes, DVDs, other emerging platforms such as the new high-definition DVD formats, Universal Media Disc, CD-ROM, DVD-ROM and all other hard carrier devices.

The Distributor primarily focuses on the following four core branded content areas, which we frequently refer to as “Content Verticals”:

•	Theatrical/Independent Films (includes Independent Film Channel (IFC)®, RHI Entertainment™ (Hallmark library), The Weinstein Company® and Wellspring™)
•	Sports (includes ESPN® and World Wrestling Entertainment® (“WWE”))
•	Lifestyle (includes Animal Planet, The Learning Channel (TLC™) and Wellspring™)
•	Family/Faith (includes Classic Media, Discovery Kids™, Entertainment Rights and Sesame Workshop®)

The Distributor’s agreements with TWC, ESPN®, Classic Media, Sesame Workshop®, World Wrestling Entertainment, Inc. ® and Discovery Communications, in combination with our acquisition of the Wellspring library in 2005, gives the Distributor a substantial library of high quality content comprising approximately 3,500 feature films and documentaries and 4,000 hours of television programming. We believe that the Distributor’s catalog of titles is integral to a well-balanced content portfolio that can generate substantial revenues with a diverse group of retailers and wholesalers.

The Distributor’s business strategy is to leverage its growing market share and retail sales volumes from its relationships with TWC and other key content providers to add additional content partners, engage in profitable production and licensing of new content, and expand into related businesses such as interactive software (video games), mobile devices and licensing of our proprietary brands and content. The Distributor intends to continue to acquire rights to film and television libraries and enter into distribution agreements with new branded content suppliers.

The Distributor currently has the exclusive U.S. home video distribution rights to feature film and direct-to-video releases owned or controlled by TWC, a film company created by Robert and Harvey Weinstein. The Distributor has released over 50 TWC titles on DVD, including the following recent or forthcoming titles:

•	Bobby, starring Anthony Hopkins, Sharon Stone, Lawrence Fishburne, Demi Moore, William H. Macy, Lindsay Lohan, and Elijah Wood;
•	Arthur and the Invisibles, starring Freddie Highmore;
•	Hannibal Rising, starring Gong Li and Dominic West;
•	Factory Girl, starring Sienna Miller and Jimmy Fallon;
•	Miss Potter, starring Renee Zellweger and Ewan McGregor;
•	1408, based on a short story by Steven King and starring John Cusack and Samuel L. Jackson;
•	Sicko, starring Michael Moore, director of Fahrenheit 9/11;
•	Halloween, directed by Rob Zombie;
•	Death Proof, directed by Quentin Tarantino and starring Kurt Russell, Rosario Dawson and Rose McGowan; and
•	Planet Terror, directed by Robert Rodriguez.

15

The Distributor maintains in perpetuity distribution rights for TWC content released during the term of the Distributor’s distribution agreement with TWC (the “TWC Distribution Agreement”), subject to certain buy-back rights of the TWC content by TWC.

Under the TWC Distribution Agreement, TWC granted a license to the Distributor to manufacture, promote and sell in the U.S. and its territories and possessions, through December 31, 2010 (or December 31, 2013 if TWC extends the term), DVDs, videocassettes and other forms of pre-recorded home video of feature films and direct-to-video releases which TWC has the right to distribute on home video. These releases include films produced by TWC as well as films which TWC acquires or obtains the right to distribute on home video. The TWC Distribution Agreement provides that the Distributor will earn a fee on net sales of these home video products, depending on the level of these sales compared to theatrical box office revenues for the same films. The Distributor collects the proceeds from sales of home video products and remits these proceeds to TWC, minus the Distributor’s distribution fee, cost of goods sold (including manufacturing expenses) and certain marketing expenses.

The TWC Distribution Agreement contains complex provisions relating to payments, permitted expenses and other adjustments, and the foregoing discussion is intended only as a summary. For further information, the full text of the TWC Distribution Agreement is included as an exhibit to the Company’s Annual Report on Form 10-K.

RESULTS OF OPERATIONS OF GENIUS PRODUCTS, INC.

All of the operations of the Company relate to the activity of the Distributor. The Company accounts for our investment in the Distributor using the equity method of accounting. On our consolidated statement of operations subsequent to the Closing Date of the TWC Transaction, we recorded our 30% share of the Distributor’s profit or loss as equity in net earnings (loss) from Distributor, adjusted for basis differences and costs incurred by the Distributor on behalf of the Company. Pursuant to Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock”, we will periodically assess whether a decrease in value of the investment has occurred which is other than temporary and which should be recognized immediately resulting in an impairment loss. Under the equity method of accounting, only our investment in and amounts due to and from the Distributor have been included as an asset in our consolidated balance sheet.

We did not compare the results of operations for the three months ended June 30, 2007 and 2006 due to the fact that the results of operations would not be comparable. The discussion below includes a description of the results of the Company and the Distributor for the quarter ended June 30, 2007.

Revenues

The Company had no revenue for the three and six months ended June 30, 2007. All of the revenue is reflected in the results of operations of the Distributor.

The Distributor generated revenues of $112.7 million and $195.8 million, net of sales returns, discounts and allowances of $32.4 million and $64.1 million for the three and six months ended June 30, 2007, respectively. Revenues for the three months ended June 30, 2007 were primarily composed of sales of TWC titles, Black Christmas, Bobby, Arthur and the Invisibles, Hannibal Rising, and Miss Potter and sales of branded content including Discovery Kids, Sesame Street, ESPN and WWE.

Consistent with other retail product distributors, the Company has experienced some degree of sales seasonality; however, subsequent to the July 21, 2006 completion of the TWC Transaction, sales seasonality is reflected in the revenues and operations of the Distributor directly, and in the Company’s results of operations indirectly, through its equity interest in the Distributor. However, we have historically experienced higher sales during the last two quarters than during the first two quarters and expect this trend to continue with the Distributor.

We have also historically experienced higher returns during the first two quarters than during the last two quarters. However, historic changes in revenues may not be indicative of future trends and may not track industry seasonality norms.

16

Costs and expenses

Cost of Revenues

Cost of revenues consists primarily of the raw material and manufacturing costs of products sold to customers, packaging and shipping costs, advertising and marketing, amortization of the film library, and participations and royalties. Participation expenses related to TWC’s distribution agreement are accrued in the proportion that current year’s revenues for a title bear to management’s estimate of the ultimate revenue expected to be recognized for that title.

The Company had no cost of revenues for the three and six months ended June 30, 2007. All of the cost of revenues is reflected in the results of operations of the Distributor.

The Distributor’s cost of revenues for the three months ended June 30, 2007 include the following:

Manufacturing and distribution expenses were $18.1 million and $47.2 million for the three and six months ended June 30, 2007, respectively. Manufacturing and distribution expenses are primarily due to the video release of TWC’s titles during such period.

Advertising and marketing expenses were $12.5 million and $21.3 million during the three and six months ended June 30, 2007, respectively. Advertising and marketing is primarily attributable to the advertising campaigns for the video release of TWC’s Hannibal Rising, Black Christmas, Bobby, and Arthur and the Invisibles. Advertising and marketing expenses are recorded in the period in which these expenses are incurred.

Amortization and participation expenses were $69.3 million and $107.5 million for the three and six months ended June 30, 2007, respectively. Amortization and participation expenses include amortization of film library and participation expenses related to TWC and other licensors.

Operating Expenses

The Company had general and administrative expenses of $0.7 million and $1.1 million for the three and six months ended June 30, 2007, respectively. The general and administrative expenses reflect an allocation of the public company costs borne by the Distributor on behalf of the Company.

The Distributors’ general and administrative expenses were $10.4 million and $19.5 million for the three and six months ended June 30, 2007, respectively, and amounted to 9% and 10% of net revenues, respectively. The large increase in general and administrative expenses during the second quarter is largely due to increased audit fees and the ramp up of the platform.

During the three and six months ended June 30, 2007, the Company’s 30% equity in the net income (loss) of the Distributor was $0.6 million and $(0.1) million, respectively.

Other Income and Expense

The Company had interest income of $0.07 million and $0.12 million during the three and six months ended June 30, 2007, respectively. Interest income relates to interest earned on outstanding cash balances. The Company had non-cash income tax expense of $0.3 million and $0.2 million for the three and six months ended June 30, 2007, respectively. As result of the foregoing, the Company’s net loss was $1.3 million and $4.1 million for the three and six months ended June 30, 2007.

The Distributor had interest income of $0.1 million and $0.4 million and interest expense of $0.4 million and $0.9 million during the three and six months ended June 30, 2007, respectively. Interest income relates to interest earned on outstanding cash balances. Interest expense relates to interest on outstanding balances due to licensors. As result of the foregoing, the Distributor’s net income (loss) was $2.1 million and $(0.3) million for the three and six months ended June 30, 2007, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Net cash provided by operations during the six months ended June 30, 2007 was $0.2 million, primarily due to equity in net losses for Distributor, stock compensation expense, and increases in accrued expenses and other.

Cash provided by financing activities for six months ended June 30, 2007 was $3.2 million, due to proceeds from the exercise of warrants and options.

At June 30, 2007, the Company had cash balances of $7.2 million and the Distributor had cash balances of $6.2 million.

On August 10, the Distributor entered into a credit facility with Société Générale. The three-year, senior secured revolving credit facility provides for an initial commitment of $30 million and up to a total of $70 million based upon expected incremental commitments, to be provided from a consortium of banks including Société Générale. At August 10, the Distributor had $22.5 million outstanding under the credit facility. We may consider additional issuance of equity and/or debt financing to fund future growth opportunities. Although we believe that the Distributor’s expanded product line offers us the opportunity for significantly improved operating results in future quarters, no assurance can be given that we will operate on a profitable basis in 2007, or ever, as such performance is subject to numerous variables and uncertainties, many of which are out of our control. Although we own 30% of the Distributor, we only have access to the cash on the Distributor’s balance sheet to the extent that we agree with our partner, TWC, to make a distribution to us.

17

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As of June 30, 2007, the Distributor’s cash and cash equivalents were invested with financial institutions with investment grade credit ratings. Due to the short duration of the Distributor’s investment portfolio and the high quality of the Distributor’s investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of the Distributor’s portfolio. Therefore, we would not expect the Distributor’s operating results or cash flows to be affected to any significant degree by the effect of a sudden change in market interest rates on the Distributor’s investment portfolio.

Neither we nor the Distributor enter into hedging or derivative instrument arrangements.

ITEM 4.  CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are controls and other procedures that are designed to provide reasonable assurance that the information that we are required to disclose in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

In connection with the preparation of this Quarterly Report, our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2007. In making this evaluation, our management considered the matters relating to the restatement of our financial statements for the quarters ended March 31, June 30 and September 30, 2006, and the material weaknesses discussed below. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level as of June 30, 2007.

In light of the material weakness described below, we performed additional analyses and other procedures to ensure that our consolidated financial statements included in this Quarterly Report were prepared in accordance with generally accepted accounting principles (“GAAP”). These measures included, among other things, expansion of our end-of-quarter closing procedures, including the expanded review and analysis of the accounting between the Company and the Distributor, and dedication of significant internal resources and external consultants to scrutinize account analyses, reserve estimates, asset valuations, proper accounting treatment for revenues and expenses and account reconciliations at a detailed level. As a result of these and other expanded procedures, we concluded that the consolidated financial statements included in this Quarterly Report present fairly, in all material respects, our financial position, results of operations and cash flows for the periods presented in conformity with GAAP.

Our management, under the supervision of our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Internal control over financial reporting includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with existing policies or procedures may deteriorate. Further, because of changes in conditions, effectiveness of internal controls over financial reporting may vary over time.

A material weakness is a control deficiency, or combination of control deficiencies (within the meaning of PCAOB Auditing Standard No. 2), that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions. Management identified certain material weaknesses in our internal control over financial reporting as of December 31, 2006 (disclosed in our Annual Report on Form 10-K for that year).

18

As of June 30, 2007, we have successfully remediated the lack of controls over the following items disclosed at March 31, 2007: (i) detailed documentation and analysis to support certain reserve estimates; and (ii) timely assessment of accounts for realizability or impairment. Therefore, the items described above were no longer material weaknesses.

As of June 30, 2007, we continued to have ineffective controls over the following items: (i) timely and routine process for reconciling certain accounts to the general ledger; (ii) proper application of stock compensation expense and incomplete record keeping related to stock option grants; (iii) proper control of sales cut-off and measurement at the end of accounting periods; and (iv) formal process over changes, access and controls and procedures related to our information technology systems.

While we have taken actions in the second quarter to remediate these items, there has not been sufficient time to evaluate the effectiveness of our remediation as of June 30, 2007. Such continuing control deficiencies related primarily to the fact that our internal accounting personnel did not yet have sufficient depth, skills and experience to recognize errors and deficiencies in accounting policies and procedures required to properly account for the items described in the preceding paragraph.

As a result of the material weakness described above and the fact that sufficient time has not elapsed to fully evaluate the effectiveness of the actions we have taken to correct it, our management concluded that as of June 30, 2007, we did not maintain effective internal control over financial reporting.

The foregoing control deficiencies caused certain errors in our financial statement accounts during 2006 and required adjustments of our financial statements. These errors were discovered by senior management and Ernst & Young LLP in connection with work on the audit for fiscal 2006. We intend to file amendments to our Quarterly Reports on Form 10-Q for the periods ending March 31, June 30 and September 30, 2006 reflecting these adjustments. Adjustments related to the period ended June 30, 2006 are discussed under Note 5 to our condensed consolidated financial statements included in this Form 10-Q.

In response to the continuing identified material weakness, we have taken action to remediate the specific accounting policies and procedures which led to the errors requiring restatement. We have established additional policies and enhanced the procedures that we will follow and have addressed these items as follows: (i) the Company has added additional accounting and financial personnel with industry experience, is implementing a formal closing process, has employed an experienced financial executive to oversee internal controls and procedures implementation, and engaged experienced outside consultants to assist the Company in complying with the requirements of Sarbanes Oxley by December 31, 2007; (ii) the Company has engaged the services of an independent stock administration firm to assist with transactions, recordkeeping and the computation of compensation expense related to its stock options, hired additional personnel and retained outside consultants to oversee the administration of stock options and performed a review of stock option grants to ensure accuracy of the information; (iii) the Company has hired an information technology professional and is currently in the process of hiring an additional professional to ensure formal processes are implemented with respect to changes, controls, access and standardized procedures. Additionally, the Company has engaged a major information technology infrastructure provider, that is SAS 70 compliant, to assist with hosting the Company’s financial systems; (iv) the Company has implemented additional procedures to control access to it information technology systems and; (v) the Company has implemented additional procedures and training of its accounting staff with respect to proper sales cut-off procedures at the end of accounting periods. As a result of these changes, we do not expect that the type of adjustments discussed in Note 5 to the condensed consolidated financial statements of the Company will recur. As a result of these changes, we do not expect that the aforementioned material weakness will recur.

We intend to further expand our internal accounting personnel, information technology systems and personnel and compliance capabilities by attracting additional talent, enhancing training and implementing system and process improvements in our accounting and record keeping. These ongoing efforts are focused on implementing process changes to strengthen our internal control and monitoring activities.

Changes in Internal Control over Financial Reporting

Other than as described above, there were no changes in our internal control over financial reporting during the quarter ended June 30, 2007, that materially affected, or are reasonably likely to affect, our internal control over financial reporting.

19

PART II - OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

Except as described below and in our Form 10-K filed on May 4, 2007, neither we nor the Distributor are a party to any legal or administrative proceedings, other than routine litigation incidental to our business and that of the Distributor that we do not believe, individually or in the aggregate, would be likely to have a material adverse effect on our, or the Distributor’s, financial condition or results of operations.

NEBG MATTER

We disclosed in our Annual Report on Form 10-K for the year ended December 31, 2006 a complaint filed against the Company, the Distributor and TWC Holdings (collectively, “Defendants”) by NEBG, LLC, Nolan Anaya dba Captain Video and Todd Zaganiacz dba Video Zone (collectively, “Plaintiffs”) in the Superior Court of Massachusetts (the “Court”). On May 18, 2007, the Court dismissed all of Plaintiffs’ claims against Defendants and this case is now closed.

WELLSPRING/WINSTAR MATTER

We have disclosed in prior reports filed with the Securities and Exchange Commission a complaint filed against Wellspring Media, Inc. (“Wellspring”) in U.S. Bankruptcy Court for the District of Delaware by the Chapter 7 Trustee of the Winstar Communications, Inc. Estate (the “Trustee”). On May 8, 2007, Wellspring entered into a Settlement Agreement with the Trustee pursuant to which the Trustee released Wellspring and the Company, among others, from all claims relating to the dispute in exchange for Wellspring’s agreement to pay to the Trustee a cash settlement amount of $563,700. The former indirect owners of Wellspring have paid the settlement amount in satisfaction of their indemnification obligations to Wellspring.

FALCON PICTURE GROUP MATTER

We have disclosed in prior reports filed with the Securities and Exchange Commission a complaint filed against the Company in the Circuit Court of Cook County, Illinois by Falcon Picture Group, LLC (“Falcon”), and the related counterclaim filed by the Company against Falcon and its owner, Carl Amari. On or about July 2007, Falcon was granted leave to file an amended complaint alleging that the Company interfered with Falcon’s current and potential business relationships and that it breached its license agreement with Falcon by failing to remit all royalties allegedly due. Falcon seeks damages resulting from the interference claim of approximately $350,000 as well as $753,967 relating to the claim for breach of the license agreement. The court’s decision to grant leave to amend is not indicative of the merits of such amended claims as leave to amend proceedings in the early stages of litigation are routine procedural matters. Although the Company has not yet responded to the amended complaint, the Company is contemplating filing a motion to strike portions thereof. The Company plans to vigorously defend against the allegations of the amended complaint and to assert various affirmative defenses thereto including, among other things, that the allegations thereof are unfounded, and that the damages asserted by the Company pursuant to its own claim will substantially exceed the damages sought by Falcon. The Company seeks actual damages from Falcon and Carl Amari of approximately $1.5 million, exclusive of any award of attorneys’ fees, costs of suit and punitive damages to which the Company may also be entitled to recover. For a complete description of the facts and circumstances surrounding this litigation, please see the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2006 under “Item 3. Legal Proceedings”, which is incorporated herein by reference.

ENTERTAINMENT RESOURCE MATTER

In June 2007, Larry S. Hyman, as assignee for Entertainment Resource, Inc. (“ERI”), commenced litigation against the Company in the Circuit Court of Broward County, Florida, Case No. 06-012249 CACE 05, based upon allegations, among other things, that the Company owes ERI for products delivered and sold to the Company by ERI between September 2005 and January 2006. ERI seeks an award of $947,500. The Company plans to vigorously defend against ERI’s allegations and is in the process of responding to ERI’s complaint. Among other defenses, the Company plans to provide evidence that ERI owes to the Company approximately $1 million for products sold and delivered by the Company to ERI, which amount should be set-off against any amounts owing by the Company to ERI.

ITEM 1A.  RISK FACTORS

In addition to the other information set forth in this Quarterly Report, you should carefully consider the factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form Form 10-K for our fiscal year ended December 31, 2006.  The risks discussed in our Annual Report on Form 10-K could materially affect our business, financial condition and future results. The risks described in our Annual Report on Form 10-K are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be insignificant also may materially and adversely affect our business, financial condition or operating results.

20

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS

31.1	Certification of Chief Executive Officer pursuant to Section 302(a) of the Sarbanes-Oxley Act.*
31.2	Certification of Chief Financial Officer pursuant to Section 302(a) of the Sarbanes-Oxley Act.*
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act.*
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act.*

*  Filed herewith.

21

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 13, 2007	GENIUS PRODUCTS, INC., a Delaware Corporation

	By:	/s/ Trevor Drinkwater
Trevor Drinkwater President and Chief Executive Officer (Principal Executive Officer)

Dated: August 13, 2007	By:	/s/ John Mueller
John Mueller Chief Financial Officer (Principal Financial and Accounting Officer)

22

EXHIBIT 31.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER

I, Trevor Drinkwater, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Genius Products, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

(b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Dated: August 13, 2007	By:	/s/ Trevor Drinkwater
Trevor Drinkwater Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER

I, John Mueller, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Genius Products, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

(b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Dated: August 13, 2007	By:	/s/ John Mueller
John Mueller Chief Financial Officer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Trevor Drinkwater, Chief Executive Officer of Genius Products, Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant's Quarterly Report on Form 10-Q of the Registrant for the period ended June 30, 2007 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 13, 2007	By:	/s/ Trevor Drinkwater
Trevor Drinkwater Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John Mueller, Chief Financial Officer of Genius Products, Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant's Quarterly Report on Form 10-Q of the Registrant for the period ended June 30, 2007 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 13, 2007	By:	/s/ John Mueller
John Mueller Chief Financial Officer

ANNEX B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 10, 2007
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
(Address of Principal Executive Offices) (Zip Code)

(310) 453-1222
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2007, Genius Products, LLC (“Genius”), a subsidiary of Genius Products, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) and certain other loan documents with Société Générale, as administrative agent, as collateral agent and L/C Issuer, the lenders party thereto and SG Americas Securities, LLC, as lead arranger and sole bookrunner. The three-year, senior secured revolving credit facility provides for an initial commitment of $30 million and up to a total of $70 million based upon expected incremental commitments, to be provided from a consortium of banks including Société Générale.

The borrowings under the revolving credit facility are based upon a borrowing base formula which includes eligible accounts receivables and Genius’ eligible intellectual property library, as set forth in the Credit Agreement. In determining Genius’ borrowing base availability, only Genius’ accounts receivables from licensors other than The Weinstein Company LLC (“TWC”) are included, as more specifically described in the Credit Agreement. Amounts under the revolving credit facility may be borrowed, repaid and reborrowed by Genius from time to time until maturity. The Credit Agreement will terminate on June 30, 2010, which termination date may be extended to August 10, 2010, upon the satisfaction of certain conditions. Voluntary prepayments and commitment reductions under the Credit Agreement are permitted at any time without fee (except with respect to eurocurrency loans) upon proper notice and subject to minimum dollar requirements.

At Genius’ option, borrowings under the Credit Agreement are based on either LIBOR or the higher of the prime rate of Société Générale or the Federal Funds Rate plus 0.50%. The interest rates under the Credit Agreement vary depending on the percentage of loans outstanding. The interest rate varies from 250 basis points to 300 basis points above LIBOR for eurocurrency loans and 150 basis points to 200 basis points above the prime rate or Federal Funds Rate plus 0.50% for base rate loans. Genius must pay a quarterly commitment fee and various other fees set forth in the Credit Agreement.

The obligations of Genius under the Credit Agreement are guaranteed by the Company and the subsidiaries of Genius and are secured by a security interest on substantially all personal property of Genius, the Company and its subsidiaries. TWC continues to have a first priority security interest in accounts receivables attributable to TWC content.

The Credit Agreement contains affirmative, negative and financial covenants customary for credit facilities of this type, including, among other things, (i) limitations on indebtedness, liens, sales of assets, mergers, investments, dividends and redemptions, and (ii) minimum cash liquidity requirements and minimum borrowing base coverage requirements. The Credit Agreement contains events of default customary for credit facilities of this type (with customary grace periods, as applicable) and provides that upon the occurrence and during the continuance of an event of default, the interest rate on all borrowings will be increased and payment of all borrowings may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement automatically become immediately due and payable and the lenders’ commitments will automatically terminate.

Pursuant to the Credit Agreement, the following agreements, among others, were also entered into by the Company, Genius and/or Genius’ subsidiaries and Société Générale:

•	Allocation of Accounts Receivable and Intercreditor Agreement;
•	Guaranty Agreement; and
•	Security Agreement.

Also on August 10, 2007, and in connection with the Credit Agreement, Genius entered into a letter agreement (the “TWC Letter”) with The Weinstein Company LLC (“TWC”) under which Genius and TWC agreed to schedule payments currently owing to TWC by Genius under the Distribution Agreement dated July 17, 2006 (the “Distribution Agreement”), plus estimated amounts payable under the Distribution Agreement through December 31, 2007. In the TWC Letter, TWC also agreed to waive any remedies it may have attributable to past non-timely payments and reporting under the Distribution Agreement on or prior to August 10, 2007.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement or the above-listed ancillary transaction documents, which are attached as Exhibits 99.1 through 99.4. The descriptions of the terms of such agreements are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure requirement of this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1
Credit Agreement, dated as of August 10, 2007, by and among Genius Products, LLC, as borrower, Société Générale, as administrative agent, collateral agent and L/C Issuer, the lenders party thereto and SG Americas Securities, LLC, as lead arranger and sole bookrunner.*

99.2	Allocation of Accounts Receivable and Intercreditor Agreement, dated as of August 10, 2007, by and among Genius Products, LLC, The Weinstein Company LLC and Société Générale.*

99.3	Guaranty Agreement, dated as of August 10, 2007, by Genius Products, Inc. and each of the other signatories thereto, as guarantors, in favor of Société Générale.

99.4	Security Agreement, dated as of August 10, 2007, by and among Genius Products, LLC, Genius Products, Inc., each of the other signatories thereto and Société Générale.*

* Exhibits and schedules are omitted but will be furnished to the Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: August 16, 2007	By:	/s/ John P. Mueller

John P. Mueller Chief Financial Officer

EXHIBIT 99.1
Execution Version

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of August 10, 2007, is entered into by and among: (1) GENIUS PRODUCTS, LLC, a Delaware limited liability company (the “Borrower”); (2) each of the financial institutions party to this Agreement from time to time (each a “Lender” and collectively, the “Lenders”); and (3) SOCIÉTÉ GÉNÉRALE (“Société Générale”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) and L/C Issuer. SG Americas Securities, LLC has been given the title of lead arranger and sole bookrunner in connection with this Agreement (in such capacity, the “Lead Arranger”).

RECITALS

A. The Borrower has requested that the Lenders provide a revolving credit facility (including a letter of credit subfacility) to the Borrower.

B. The Lenders are willing to provide such revolving credit facility upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I. INTERPRETATION.

1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

“Account” shall mean an “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC).

“Account Debtor” shall mean any Person who is or may become obligated under, with respect to, or on account of an Account.

“Acquired Person” shall mean a Proposed Target that is the subject of a Permitted Acquisition after the Closing Date.

“Acquired Portion” shall have the meaning given to that term in Section 2.03(c)(v).

“Adjusted Borrowing Base Availability” shall mean, on each Monthly Release Date (and the Proposed Interim Release Date or any other date following such Monthly Release Date), an amount equal to:

EXHIBIT 99.1

(a) the Borrowing Base Availability as of the end of the most recent calendar month prior to such Monthly Release Date (each a “BB Calculation Month”), minus

(b) the amount of Cash allocated and applied to the Eligible Accounts (as contemplated by the Intercreditor Agreement) during the period beginning on the first day of the calendar month immediately following the applicable BB Calculation Month and ending on the day prior to such Monthly Release Date, plus

(c) an amount equal to: (i) the amount of Genius Receivables that have arisen during the period beginning on the first day of the calendar month immediately following the applicable BB Calculation Month and ending on the day prior to such Monthly Release Date, minus (ii) an amount equal to the Return Reserve Percentage multiplied by the amount set forth in subsection (c)(i) above, multiplied by (iii) the Applicable Advance Rate (as of such Monthly Release Date or such Proposed Interim Release Date, as applicable) for Eligible Genius Receivables, multiplied by (iv) 90%, plus

(d) an amount equal to: (i) the amount of Weinstein Receivables that have arisen during the period beginning on the first day of the calendar month immediately following the applicable BB Calculation Month and ending on the day prior to such Monthly Release Date, minus (ii) an amount equal to the Return Reserve Percentage multiplied by the amount set forth in subsection (d)(i) above, multiplied by (iii) the Applicable Advance Rate (as of such Monthly Release Date or such Proposed Interim Release Date, as applicable) for Eligible Weinstein Receivables, multiplied by (iv) 90%, minus

(e) the amount of any Eligible Cash Amount that has been released from the Genius Control Account from and after the most recent Monthly Release Date.

“Administrative Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Administrative Agent’s Fee Letter” shall mean the letter agreement dated as of the Closing Date, between the Borrower and the Administrative Agent regarding certain fees payable by the Borrower to the Administrative Agent as expressly indicated therein.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, managers, joint venturers and partners; provided, however, that in no case shall the Administrative Agent, the Collateral Agent or any Lender be deemed to be an Affiliate of any Loan Party for purposes of this Agreement. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Credit Agreement.

“Agreement Currency” shall have the meaning given to that term in Section 8.18.

EXHIBIT 99.1

“Allocation Certificate” shall have the meaning given to that term in Section 5.01(a)(v).

“Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Governmental Rule now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Applicable Advance Rate” shall mean (1) with respect to the Eligible Library Value, 0%, (2) with respect to the Eligible Weinstein Receivables, 0% and (3) with respect to Eligible Genius Receivables, 80%, in each case, subject to (i) reduction as set forth in Section 2.17 and (ii) increase upon the unanimous written approval of the Lenders in their sole discretion pursuant to Section 8.04(a).

“Applicable Concentration Percentage” shall mean (a) in the case of Wal-Mart, the percentage set forth below in the column headed “Wal-Mart Concentration Limit” and (b) in the case of each other Account Debtor, the percentage set forth in the column headed “General Concentration Limit”, in each case, based on the ratings set forth below and determined from time to time as set forth herein:

S&P’s Short Term Debt Rating for such Account Debtor	S&P’s Long Term Debt Implied Rating for such Account Debtor	Wal-Mart Concentration Limit	General Concentration Limit
A-1+	> AA-	55.0%	38.0%
A-1	> A- < AA-	45.0%	33.0%
A-2	> BBB < AA-	33.0%	28.0%
A-3	BBB-	18.0%	18.0%
< A-3 or unrated	< BBB- or unrated	7.0%	7.0%

If S&P’s short term debt rating for an Account Debtor and S&P’s long term debt implied rating for such Account Debtor are in different rows in the chart above, then the level applicable to the lower rating shall apply.

Initially, the ratings above for each Account Debtor (and therefore the Applicable Concentration Percentage for such Account Debtor) shall be determined from a certificate delivered by the Borrower on the Closing Date. Thereafter, the ratings above for each Account Debtor (and therefore the Applicable Concentration Percentage for such Account Debtor) shall be determined from the information provided by the Borrower pursuant to Section 5.01(a)(iv)(A) (or, if the Borrower fails to provide such information, as determined by the Administrative Agent (if requested by the Required Lenders)). Any change in the Applicable Concentration Percentage shall become effective on the Business Day after the Administrative Agent receives (or obtains) such information.

“Applicable Creditor” shall have the meaning given to that term in Section 8.18.

EXHIBIT 99.1

“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its Euro-Dollar Lending Office.

“Applicable Margin” shall mean, with respect to each Loan (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.02(i)), the per annum margin which is determined pursuant to the Pricing Grid. The Applicable Margin shall be determined as provided in the Pricing Grid and may change as set forth in the definition of Pricing Grid.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Lender” shall have the meaning given to that term in Section 8.05(c).

“Assignment” shall have the meaning given to that term in Section 8.05(c).

“Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.

“Assignor Lender” shall have the meaning given to that term in Section 8.05(c).

“Base Rate” shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

“Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (i) of Section 2.01(c).

“BB Calculation Month” shall have meaning given to that term in the definition of Adjusted Borrowing Base Availability.

“Borrower” shall have the meaning given to such terms in clause (1) of the introductory paragraph hereof.

“Borrowing Base Availability” shall mean, as of any date, based on a review of the then applicable Borrowing Base Certificate, the most recent Library Value Report and other documents and information the Administrative Agent may reasonably request or be in possession of from time to time, an amount equal to the sum of, without duplication, the following: (1) the Eligible Library Value on such date multiplied by the Applicable Advance Rate on such date, plus (2) the Eligible Weinstein Receivables on such date multiplied by the Applicable Advance Rate on such date, plus (3) the Eligible Genius Receivables on such date multiplied by the Applicable Advance Rate on such date, plus (4) the Eligible Cash Amount on such date.

“Borrowing Base Certificate” shall have the meaning given to that term in Section 5.01(a)(iv).

EXHIBIT 99.1

“Borrowing Base Percentage” shall mean, as of each date of determination, an amount (expressed as a percentage) equal to (a) the sum of (i) the Eligible Genius Receivables on such date, (ii) the Eligible Weinstein Receivables on such date, which amount shall be deemed to be $0 if the Applicable Advance Rate with respect to Eligible Weinstein Receivables is not greater than 0% on such date and (iii) the Eligible Library Value on such date, which amount shall be deemed to be $0 if the Applicable Advance Rate with respect to the Eligible Library Value is not greater than 0% on such date divided by (b) the sum of (i) the aggregate amount of Revolving Loans outstanding on such date and (ii) the aggregate amount of L/C Obligations outstanding on such date.

“Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in New York, New York and (b) if such Business Day is related to a LIBOR Loan, dealings in Dollar deposits are carried out in the London interbank market.

“Canadian Dollars” shall mean the lawful currency of Canada.

“Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.11(d).

“Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person’s balance sheet.

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent or the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the Obligations, cash or deposit account balances in an amount equal to the L/C Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.

“Cash Collection Ratio” shall mean, as of the last day of each calendar quarter, the percentage equal to the ratio of (a) Cash Collections for such fiscal quarter to (b) the lesser of (i) the Borrowing Base Availability as at the first day of such fiscal quarter and (ii) the Total Revolving Loan Commitment as at the first day of such fiscal quarter.

“Cash Collections” shall mean, with respect to any period, the amount of immediately available funds attributable to payments on the Weinstein Receivables and the Genius Receivables allocated and deposited into the Genius Control Account from the Central Lockbox Account pursuant to the Intercreditor Agreement during such period.

“Cash Equivalents” shall mean:

(a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

EXHIBIT 99.1

(b) Certificates of deposit maturing within one year from the date of acquisition thereof issued by, or normal business bank accounts with, a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof; provided such commercial paper is rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations; and

(e) Shares of any money market, mutual or similar fund that has all or at least 90% of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above.

“Central Lockbox Account” shall mean the “Central Lockbox Account” as defined in the Intercreditor Agreement.

“Change of Control” shall mean the occurrence of any one or more of the following:

(a) (i) The Weinstein Company shall cease to beneficially own and control, directly or indirectly, at least 50.1% of the Equity Securities of the Borrower or (ii) The Weinstein Company’s level of representation on an actual or percentage basis on the board of directors of the Borrower or any other governing body of the Borrower as of the Closing Date is reduced below 28%; or

(b) (i) GPI shall cease to beneficially own and control, directly or indirectly, at least 30% of the Equity Securities of the Borrower, (ii) GPI shall cease to be the managing member of the Borrower or (iii) Trevor Drinkwater or Stephen Bannon (or any successor of Trevor Drinkwater or Stephen Bannon satisfactory to the Administrative Agent in its sole discretion) shall cease to be a member of the board of directors of the Borrower; or

(c) Harvey Weinstein or Robert Weinstein shall cease to be employed by The Weinstein Company; or

EXHIBIT 99.1

(d) An acquisition of ownership, directly or indirectly, beneficially or of record, in a transaction or series of transactions of Equity Securities in GPI representing more than 35% of either the aggregate voting power or the aggregate equity value represented by the issued and outstanding Equity Securities in GPI, whether pursuant to a merger, consolidation, reorganization (including the Bankruptcy Code of the United States of America), issuances by GPI of Equity Securities or otherwise, by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934, as amended); or

(e) A sale, assignment, transfer, contribution or other disposition, directly or indirectly, of all or substantially all of the property, business or assets of GPI to any Person or group of Persons; or

(f) A confirmation of any plan of reorganization or liquidation under, or sale of assets pursuant to, the Bankruptcy Code of the United States of America, any out-of-pocket recapitalization or reorganization transaction or exchange offer, in any case in which more than 35% of either the aggregate voting power or the aggregate equity value represented by the issued and outstanding Equity Securities in GPI is issued to a Person or group of Persons in exchange for all or a significant portion of GPI’s outstanding debt or other securities, or a deed in lieu of a foreclosure or any other remedy or right at law or contract by which 35% or more of either the aggregate voting power or the aggregate equity value represented by the issued and outstanding equity interests in GPI or substantially all of GPI’s assets is/are surrendered, assigned or otherwise transferred to any Person or group of Persons; or

(g) The dissolution or liquidation of GPI; or

(h) The Borrower shall cease to (i) beneficially own and control, directly or indirectly, one hundred percent (100%) of the Equity Securities of a Subsidiary of the Borrower or (ii) control the board of directors of such Subsidiary or any other governing body of such Subsidiary.

For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Change of Law” shall have the meaning given to that term in Section 2.11(b).

“Closing Date” shall mean the time and Business Day on which all conditions precedent in Section 3.01 have been satisfied or waived.

“Collateral” shall mean all property in which the Collateral Agent, the Administrative Agent or any Lender has a Lien to secure the Obligations or the Guaranty.

“Collateral Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

EXHIBIT 99.1

“Collateral Audit” shall mean an audit, review and inspection of all or a part of the collateral of the Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent, conducted by Ernst & Young, KPMG or another similarly qualified third-party auditor reasonably satisfactory to the Administrative Agent, the scope of which is satisfactory to the Administrative Agent and in any event includes a review and confirmation that: (1) the Eligible Account criteria have been applied correctly in determining the Adjusted Borrowing Base Availability and the Borrowing Base Availability in connection with the delivery of Borrowing Base Certificates pursuant to Section 5.01(a)(iv) and Compliance Certificates pursuant to Section 5.01(a)(iii) or such times as provided in this Agreement; (2) all Accounts of the Borrower and the Guarantors that are identified as Eligible Accounts satisfy all applicable criteria for Eligible Accounts; and (3) the Accounts the Borrower represents as existing and owned by the Borrower or a Guarantor do in fact exist and are in fact owned by the Borrower or such Guarantor.

“Commercial Letter of Credit” shall mean any documentary letter of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Commitment Fee” shall have the meaning given to that term in Section 2.04(b).

“Communications” shall have the meaning set forth in Section 8.01(b).

“Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iii).

“Confidential Information” shall mean information delivered to any Lender or the Administrative Agent by or on behalf of any Loan Party pursuant to the Credit Documents that is proprietary in nature and that is clearly marked or labeled as being confidential information of such Loan Party; provided; however, that such term does not include information that (a) was publicly known or otherwise known to the receiving party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the receiving party or any person acting on its behalf, (c) otherwise becomes known to the receiving party other than through disclosure by any Loan Party or (d) constitutes financial statements delivered to the Lenders and the Administrative Agent under Section 5.01(a) that are otherwise publicly available.

“Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis.

EXHIBIT 99.1

“Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

“Control Agreement” shall mean a control agreement or blocked account agreement among the Borrower or a Guarantor, a depository bank or securities intermediary, as the case may be, and the Collateral Agent, substantially in the form of Exhibit J or in such other form as shall be reasonably acceptable to the Administrative Agent and the Collateral Agent.

“Credit Documents” shall mean and include this Agreement, the Notes, the Guaranty, the Security Documents, each Letter of Credit Application, each Notice of Loan Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, all Lender Rate Contracts, the Perfection Certificate, the Intercreditor Agreement, the Administrative Agent’s Fee Letter, all other documents, instruments and agreements delivered to the Administrative Agent, the Collateral Agent or any Lender pursuant to Section 3.01 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent, the Collateral Agent or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.

“Credit Event” shall mean the making of any Loan; or the making of an L/C Credit Extension.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Decreasing Lender” shall have the meaning given to that term in Section 2.03(c)(v).

“Default” shall mean any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall have the meaning given to that term in Section 2.07(c).

“Defaulting Lender” shall mean a Lender that (a) has failed to fund its portion of any Revolving Loan Borrowing or any participations in Letters of Credit required to be funded by it under this Agreement and has continued in such failure for three Business Days after written notice from the Administrative Agent, (b) has otherwise failed to pay over to the Administrative Agent, the Collateral Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a receivership, bankruptcy or insolvency proceeding.

EXHIBIT 99.1

“Designated Person” shall mean any Person who (i) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation, (ii) (A) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (B) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (iii)(X) is an agency of the government of a country, (Y) an organization controlled by a country, or (Z) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.

“Distributions” shall mean the declaration or (without duplication) payment of any distributions or dividends (in cash, property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any membership interests or shares of any class of Equity Securities of any Loan Party or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments, where the amount is calculated with reference to the fair market or equity value of any Loan Party), but excluding distributions or dividends payable solely in membership interests or shares of common stock of any Loan Party.

“Dollars” and “$” shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

“Dollar Equivalent” shall mean, as of any date of determination, (a) as to any amount denominated in Dollars, such amount on such date, and (b) as to any relevant amount denominated in a currency other than Dollars, the amount of Dollars which could be purchased with the amount of such alternate currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m. (New York time) on the date two Business Days prior to the date of any determination therefor for purchase on such date.

“Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.03(c) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans will thereafter be made.

“Domestic Subsidiary” shall mean each direct or indirect Subsidiary of GPI or the Borrower which is organized under the laws of the United States of America or any state thereof or the District of Columbia.

EXHIBIT 99.1

“Due Inquiry” shall mean any and all inquiry, investigation and analysis which a prudent Person would commercially reasonably undertake and complete with diligence with the intent of coming to as complete an understanding as reasonably possible of material facts or circumstances, and shall include, but shall not be limited to, a review of relevant records in such Person’s possession and inquiry of appropriate employees, officers and directors.

“Effective Amount” shall mean (i) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Eligible Assignee” shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) a Person that is (i) a commercial finance company, commercial finance lender, commercial bank, savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, or (iii) a Person that is primarily engaged in the business of commercial banking or commercial lending and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any Affiliate of a Loan Party.

“Eligible Accounts” shall mean, as of any date of determination, those Accounts owed to the Borrower or any Guarantor that (1) arise out of the Borrower’s or such Guarantor’s sale of goods or rendition of services, (2) are created by the Borrower or such Guarantor in the ordinary course of business, (3) comply with each and all of the representations and warranties with respect to Accounts made by the Borrower and the Guarantors to the Administrative Agent, the Collateral Agent or the Lenders in this Agreement and in the other Credit Documents and (4) are contractually obligated to be paid pursuant to a binding agreement to the Borrower or such Guarantor and which are reasonably expected by the Borrower or such Guarantor to be paid and collected from the relevant obligor (and in any event net of actual returns in excess of applicable return reserves). Eligible Accounts shall not include:

(a) Any Account that is payable more than 90 days after shipment of the underlying goods or the rendition of the underlying service under standard terms or 120 days after shipment of the underlying goods or the rendition of the underlying service under extended promotional terms;

EXHIBIT 99.1

(b) Any Account that has not been paid 90 days after the due date for such Account (exclusive of amounts that are being disputed or contested in good faith);

(c) Any Account with respect to an Account Debtor if more than 10% of the total outstanding amounts of such Account Debtor have not been paid within 90 days after the due date of each Account of such Account Debtor (exclusive of amounts that are being disputed or contested in good faith);

(d) Any Account with respect to an Account Debtor if (i) such Account Debtor has one or more Accounts that is between 61 and 90 days past the due date on the applicable invoice (exclusive of amounts that are being disputed or contested in good faith) and (ii) such past-due Account or Accounts, if characterized as an Eligible Account or Eligible Accounts, would comprise more than 10% of all Eligible Accounts of all Account Debtors as of the date of the determination thereof, but only to the extent of such Eligible Accounts comprising more than 10% of all Eligible Accounts of all Account Debtors as of the date of the determination thereof;

(e) That portion of an Account or the Accounts from an Account Debtor which represents the amount by which the Borrower’s and the Guarantor’s total Accounts from such Account Debtor (other than, in the case of Blockbuster, Weinstein Receivables (currently designated on the Borrower’s accounts receivable system as “BLOWEI” accounts) at any time when no Weinstein Receivable owing from Blockbuster otherwise qualifies as an “Eligible Account”) exceed such Account Debtor’s Applicable Concentration Percentage of the Borrower’s and the Guarantor’s total Eligible Accounts;

(f) The amount of any Account attributable to Borrower’s or the applicable Guarantor’s Return Reserve;

(g) Any Account which is to be paid in a currency other than Dollars or Canadian Dollars (Accounts denominated in Canadian Dollars shall be calculated as set forth in Section 1.12(b));

(h) Any Account with respect to which goods are placed on consignment, guaranteed sale, sale or return (other than VMI Accounts), sale on approval, or bill and hold, are C.O.D. or subject to conditional sale contracts, or other terms by reason of which the payment by the Account Debtor may be conditional (including any Account which, in the reasonable discretion of the Administrative Agent, is subject to material conditions precedent to payment other than the passage of time);

(i) Any Account for which there is a bona fide request for a credit, adjustment, compromise, offset, counterclaim, dispute or liability; provided, however, that only the portion subject to such bona fide request shall be excluded from such Accounts, provided, however, further that upon resolution of such request, adjustment, compromise, offset, counterclaim, dispute or liability, the amount, if any, determined to be owed to Borrower or the applicable Guarantor shall again be included as an Eligible Account to the extent such Account otherwise satisfies the requirements of this definition;

EXHIBIT 99.1

(j) Any Account with respect to any item of product (e.g. an item of inventory with its own unique SKU number) for which the Borrower or the applicable Guarantor cannot warrant sufficient title to the underlying rights or has sold or otherwise disposed of the underlying rights; provided, that all Accounts accruing prior to such sale or disposition that are excluded from the assets sold, shall be included;

(k) Any Account in which the Collateral Agent (for the benefit of itself, the Administrative Agent and the Lenders) does not have a first priority perfected security interest under the UCC and applicable copyright law (where appropriate); provided, however, that Accounts with respect to the Weinstein Receivables shall be excluded under this clause (k) only if (i) the Collateral Agent (for the benefit of itself, the Administrative Agent and the Lenders) does not have at least a second priority perfected security interest or (ii) the Administrative Agent has not received a waiver of set-off agreement from The Weinstein Company, LLC in form and substance satisfactory to the Administrative Agent or any such agreement is not in full force and effect;

(l) Any Account with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or the applicable Guarantor or accepted by such Account Debtor, any Account that represents progress payments or other advance billings that are due prior to the completion of performance by the Borrower or the applicable Guarantor of the subject contract for goods and services or any Account that otherwise does not represent a final sale by the Borrower or the applicable Guarantor;

(m) Any Account with respect to the Weinstein Receivables, except if the Borrower has obtained and delivered to the Administrative Agent a waiver of set-off agreement from The Weinstein Company, LLC in form and substance satisfactory to the Administrative Agent with respect to an Account and such agreement is in full force and effect, those amounts from such Account representing the Borrower’s or the applicable Guarantor’s interests in its distribution fee, reimbursable manufacturing costs and reimbursable marketing expenses under the Weinstein Distribution Agreement;

(n) Any Account with respect to an Account Debtor that is an Affiliate of the Borrower or any other Loan Party (other than The Weinstein Company);

(o) Any Account with respect to an Account Debtor that is not located in the United States of America or Canada, unless the Account is supported by a letter of credit or other form of guaranty or security, in any case, in form and substance reasonably satisfactory to the Administrative Agent;

(p) Any Account with respect to an Account Debtor that is the United States of America or any department, agency or instrumentality thereof or any state, city or municipality of the United States of America;

(q) Any Account from an Account Debtor with respect to which the Borrower or any other Loan Party is or may become liable to such Account Debtor for goods sold or services rendered by the Account Debtor to the Borrower or any other Loan Party;

EXHIBIT 99.1

(r) Any Account with respect to an Account Debtor that is subject to any insolvency or bankruptcy proceeding, or that becomes insolvent, fails or shuts down a material portion of its business;

(s) The amount of any Account that represents a chargeback, finance charges, collection costs or accrued advertising; or

(t) Any Account the collection of which the Borrower does not reasonably expect to be repaid.

“Eligible Cash Amount” shall mean, as of any date of determination, the Dollar amount of funds actually in the Genius Control Account that are properly designated as an “Eligible Cash Amount” as of such date pursuant to Section 2.05(a)(i)(B) or Section 2.05(b)(i)(B)(1)(II) (as applicable).

“Eligible Genius Receivables” shall mean, as of any date of determination, that portion of Genius Receivables that are Eligible Accounts.

“Eligible Library Value” shall mean, as of any date of determination, that portion of the Library Value on such date for which the Borrower or a Guarantor is (i) the copyright owner or (ii) a licensee under an Inbound Distribution Agreement to the extent the terms of the Inbound Distribution Agreement transfer an interest in the asset licensed under the Inbound Distribution Agreement to the Borrower or a Guarantor for a period of time that is reasonably satisfactory to the Administrative Agent that survives or is assumable in bankruptcy, in each case, to the extent the Administrative Agent receives a legal opinion from time to time in form and substance reasonably satisfactory to it from legal counsel to the Borrower and Guarantors (acceptable to the Administrative Agent) confirming the foregoing criteria has been satisfied.

“Eligible Weinstein Receivables” shall mean, as of any date of determination, that portion of the Weinstein Receivables that are Eligible Accounts.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys’ fees and consultants’ fees, that are incurred at any time (a) as a result of the existence of any Hazardous Material upon, about or beneath any real property owned by the Loan Parties or migrating or threatening to migrate to or from any such real property, (b) arising from any investigation, proceeding or remediation of any location at which the Loan Parties or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (c) arising in any manner whatsoever out of any violation of Environmental Laws by any Loan Party or with respect to any real property owned or used by any Loan Party.

EXHIBIT 99.1

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the preservation or protection of human health and safety and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, land, surface water, groundwater, or any other water, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Environmental Permits” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any Person that is treated as a single employer with any Loan Party under Sections 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

EXHIBIT 99.1

“Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.03(c) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s LIBOR Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans will thereafter be made.

“Event of Default” shall have the meaning given to that term in Section 6.01.

“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Société Générale on such day on such transactions as reasonably determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows (and, in the case of financial statements in respect of a fiscal year, statements of retained earnings, or stockholders’ equity or members’ equity or partners’ capital) of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements and, in each case, corresponding figures from the comparable budgeted and projected figures for such period, all prepared in reasonable detail and in accordance with GAAP.

“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Loan Party or any ERISA Affiliate which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Foreign Guarantor Subsidiary” shall mean each Foreign Subsidiary that is not a Foreign Non-Guarantor Subsidiary.

EXHIBIT 99.1

“Foreign Non-Guarantor Subsidiary” shall mean a Foreign Subsidiary that the Borrower reasonably anticipates in good faith would have material earnings and profits which would not be taxable under Subpart F of the Internal Revenue Code absent being party to the Guaranty and the Borrower has provided a certificate concerning such determination to the Administrative Agent. The Borrower shall provide a certificate confirming such determination to the Administrative Agent upon request from the Administrative Agent from time to time.

“Foreign Subsidiary” shall mean each direct or indirect Subsidiary of the Borrower or a Guarantor which is organized in a jurisdiction other than the United States of America or any state thereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

“Genius Control Account” shall mean an account controlled by the Collateral Agent pursuant to a blocked account agreement or other agreement reasonably satisfactory to the Collateral Agent and the Administrative Agent into which funds are deposited from time to time (including funds from the Central Lockbox Account in the manner set forth in the Intercreditor Agreement).

“Genius Receivables” shall mean, as of any date of determination, the Accounts of the Borrower or any Guarantor arising from sales and other dispositions of merchandise that are not governed by the Weinstein Distribution Agreement.

“Governmental Authority” shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority (including any tax authority) or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory, tax or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, guidelines, policy or similar form of decision of any Governmental Authority.

EXHIBIT 99.1

“GPI” shall mean Genius Products, Inc., a Delaware corporation.

“Guarantor” shall mean GPI and each now existing or hereafter acquired or created direct or indirect Domestic Subsidiary and Foreign Guarantor Subsidiary which becomes a party to the Guaranty. For the avoidance of doubt, so long as the Borrower complies with Section 5.01(l) American Vantage/Hypnotic, Inc. and Castalian, LLC will not be Guarantors.

“Guaranty” shall mean the Guaranty Agreement executed by GPI and each direct or indirect Domestic Subsidiary and Foreign Guarantor Subsidiary party thereto, substantially in the form of Exhibit H. For the avoidance of doubt, so long as the Borrower complies with Section 5.01(l) American Vantage/Hypnotic, Inc. and Castalian, LLC will not be Guarantors.

“Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, provided that the term “Guaranty Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.

“Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).

“ICC” shall have the meaning given to that term in Section 2.02(h).

“Impairment Proceeds” shall mean any amount paid to any Loan Party under any insurance policy set forth in Section 5.01(d) or as a result of any casualty, condemnation or taking with respect to any inventory of the Loan Parties or the Collateral the proceeds of which are not required to be applied to the “Weinstein Secured Obligations” under and as defined in the Intercreditor Agreement prior to the Obligations.

EXHIBIT 99.1

“Inbound Distribution Agreement” shall mean any binding agreement between a Loan Party and another Person (other than a Loan Party) that grants such Loan Party a right to distribute or market the merchandise of such other Person.

“Increase Effective Date” shall have the meaning given to that term in Section 2.03(c)(iv).

“Increasing Lenders” shall have the meaning given to that term in Section 2.03(c)(i).

“Indebtedness” of any Person shall mean, without duplication:

(a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

(b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for trade accounts payable; provided that (i) such trade accounts payable arise in the ordinary course of business and (ii) no material part of any such account is more than sixty (60) days past due;

(c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement are limited solely to repossession or sale of such property);

(d) All obligations of such Person as lessee under or with respect to Capital Leases;

(e) All obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments;

(f) All obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts on a marked to market basis;

(g) All Unfunded Pension Liabilities of such Person;

(h) All obligations of such Person with respect to letters of credit, whether drawn or undrawn, contingent or otherwise;

(i) All obligations of such Person with respect to off-balance sheet liabilities, including synthetic leases;

(j) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (i) above and all other Contingent Obligations of such Person; and

EXHIBIT 99.1

(k) All obligations of other Persons of the types described in clauses (a) - (j) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations, but only to the extent of the fair market value of such property.

“Indemnitees” shall have the meaning given to that term in Section 8.03.

“Intellectual Property Security Agreement” shall mean that certain Intellectual Property Security Agreement, dated as of the date hereof, among the Borrower, each Guarantor party thereto and the Collateral Agent, substantially in the form of Exhibit M.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated of even date herewith, executed by and among the Administrative Agent, the Collateral Agent, the Borrower and The Weinstein Company.

“Interest Period” shall mean, with respect to any LIBOR Loan, the time periods selected by the Borrower pursuant to Section 2.01(b) or Section 2.01(d) which commences on the first day of such Loan or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrower pursuant to Section 2.01(e) that commences on the last day of the immediately preceding time period and ends on the last day of that time period.

“Interim Prepayment Amount” shall have the meaning given to that term in Section 2.05(b)(i)(B)(1)(II).

“Interim Release of Funds Certificate” shall have the meaning given to that term in Section 2.05(b)(i)(B)(1).

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person and any Guaranty Obligations of such Person with respect to obligations of such other Person and any indebtedness of such Person of the type described in clause (k) of the definition of “Indebtedness” on behalf of any other Person; provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person (other than the Borrower or any Subsidiary) that are current assets and arose from sales of inventory or services in the ordinary course of such Person’s business, or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

“IRC” shall mean the Internal Revenue Code of 1986.

“Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership or other entity (other than a Subsidiary) in which a Loan Party and one or more other Persons who are not Loan Parties have ownership interests. “Joint Venture” shall include any direct or indirect Subsidiary of GPI or the Borrower which Subsidiary is not wholly owned, either directly or indirectly, by GPI or the Borrower.

EXHIBIT 99.1

“L/C Advance” shall mean, with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its Revolving Proportionate Share.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall mean Société Générale in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lead Arranger” shall have the meaning given to that term in the introductory paragraph hereof.

“Lender” and “Lenders” shall have the meaning given to such terms in clause (2) of the introductory paragraph hereof and includes the L/C Issuer (unless the context otherwise requires).

“Lender Rate Contract(s)” shall mean one or more Rate Contracts with respect to the Indebtedness evidenced by this Agreement between the Borrower and one or more of the Lenders (or an Affiliate of a Lender, whether or not such Lender subsequently ceases to be a “Lender” hereunder for any reason), on terms acceptable to the Borrower and that Lender or Lenders (or Affiliate(s)). Each Lender Rate Contract shall be a Credit Document and shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).

“Letter of Credit” shall mean any letter of credit issued hereunder. A Letter of Credit may be a Commercial Letter of Credit or a Standby Letter of Credit.

“Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is twenty-five days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” shall mean, as of any date of determination, an amount equal to 50% of the Total Revolving Loan Commitment as in effect on such date. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“LIBOR Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (ii) of Section 2.01(c).

EXHIBIT 99.1

“LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the rate per annum appearing on the Reuters Screen LIBOR01 Page (or other display screen as may replace Reuters Screen LIBOR01 Page, or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 a.m. (London time) (or as soon thereafter as practicable) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent’s reasonable discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 10:00 a.m. (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by the Administrative Agent as part of such Revolving Loan Borrowing. The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans then outstanding as of the effective date of any change in the Reserve Requirement.

“Library Value” shall mean, as of any date of determination, an amount equal to (i) the value as determined by a third party appraiser acceptable to the Administrative Agent (The Salter Group being deemed acceptable) of the intellectual property library owned by the Borrower and the Guarantors and set forth in the most recent Library Value Report prepared by such third party appraiser and received by the Administrative Agent, based on criteria acceptable to the Administrative Agent and taking into account royalty payments in respect of such intellectual property, plus (ii) on the occurrence of an acquisition that does not result in a Material Library Value Event, the amount set forth in the second proviso of Section 5.01(a)(viii) minus (iii) the value attributable to any assets previously included in the calculation of Library Value that are sold or otherwise disposed of.

“Library Value Report” shall mean a third-party appraisal setting forth the applicable Library Value as of a recent date in form and substance reasonably acceptable to the Administrative Agent.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Loan” shall mean a Revolving Loan.

“Loan Account” shall have the meaning given to that term in Section 2.08(a).

EXHIBIT 99.1

“Loan Parties” shall mean, collectively, GPI, the Borrower and each now existing or hereafter acquired or created direct or indirect Subsidiary of the Borrower or any Guarantor.

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

“Material Adverse Effect” shall mean any event or circumstance that has or could have a material adverse effect on (a) the assets, liabilities, condition (financial or otherwise), prospects, businesses or operations of the Borrower individually or the Loan Parties (taken as a whole); (b) the ability of the Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents or the ability of the Guarantors, collectively, to pay or perform any portion of their obligations in accordance with the terms of the Guaranty; (c) the rights and remedies of the Administrative Agent, the Collateral Agent or any Lender under this Agreement, the other Credit Documents or any related document, instrument or agreement; (d) the value of the Collateral, the Administrative Agent’s, the Collateral Agent’s or any Lender’s security interest in the Collateral or the perfection or priority of such security interests; or (e) the validity or enforceability of any of the Credit Documents.

“Material Documents” shall mean the Weinstein Distribution Agreement, the articles of incorporation, certificate of incorporation, certificate of organization, limited liability company agreement, by-laws and other organizational documents of the Loan Parties.

“Material Library Value Event” shall mean (a) an acquisition made by the Borrower which (i) the Borrower reasonably believes increases the Library Value by an amount that is greater than or equal to 50% and (ii) increases the Library Value by an amount that is greater than or equal to $10,000,000, as determined by an appraisal from an independent third party in connection with such acquisition, (b) a sale or other disposition of the collateral underlying the Library Value which decreases Library Value by an amount that is greater than or equal to 25% or (c) an increase to the Applicable Advance Rate with respect to the Eligible Library Value by an amount that is greater than or equal to 20% (such as, for example, the Applicable Advance Rate with respect to the Eligible Library Value increasing from 0% to 20% or from 20% to 40%).

“Maturity” or “maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by the Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” shall mean June 30, 2010; provided that if prior to six months before June 30, 2010 the Borrower provides the Administrative Agent with written evidence that the term of the Weinstein Distribution Agreement expires on or after February 10, 2011 in form and substance satisfactory to the Administrative Agent and the Required Lenders, then the “Maturity Date” shall be automatically extended to August 10, 2010. The Administrative Agent shall notify the Borrower and the Lenders in writing if the “Maturity Date” is extended pursuant to the proviso in this definition.

EXHIBIT 99.1

“Monthly Prepayment Amount” shall have the meaning given to that term in Section 2.05(a)(i)(B).

“Monthly Release Date” shall mean the first Business Day after the third Central Lockbox Disbursement Date (as defined in the Intercreditor Agreement) of each calendar month after the Closing Date.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by a Loan Party or any ERISA Affiliate.

“Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on GPI, the Borrower or any of their respective Subsidiaries that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the Property that is the subject of such Permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations or any guaranty thereof.

“Net Proceeds” shall mean:

(a) With respect to any sale or other disposition of any asset or property by any Person, the aggregate consideration received by such Person from such sale or other disposition (including any termination, transfer, assignment or other fee payable to such Person) less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person; and

(b) With respect to any issuance or incurrence of any Indebtedness by any Person, the aggregate consideration received by such Person from such issuance or incurrence less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person; and

(c) With respect to any issuance of Equity Securities by any Person, the aggregate consideration received by such Person from such issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance that are to be paid by such Person.

“New Lender” shall have the meaning given to that term in Section 2.03(c)(ii).

“Non-Consenting Lender” shall have the meaning given to that term in Section 8.04.

“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).

“Note” shall mean a Revolving Loan Note.

EXHIBIT 99.1

“Notice” shall have the meaning set forth in Section 8.01(b).

“Notice of Conversion” shall have the meaning given to that term in Section 2.01(d).

“Notice of Interest Period Selection” shall have the meaning given to that term in Section 2.01(e)(ii).

“Notice of Loan Borrowing” shall have the meaning given to that term in Section 2.01(b).

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Borrower to the Administrative Agent, the Collateral Agent or any Lender (or in the case of any Lender Rate Contract, any Affiliate of a Lender, as applicable) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Borrower, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrower hereunder and thereunder.

“Operating Account” shall mean a deposit account of the Borrower or any other Loan Party other than the Central Lockbox Account, the Genius Control Account or the Weinstein Control Account.

“Outbound Distribution Agreement” shall mean any binding agreement between a Loan Party and another Person (other than a Loan Party) that grants such Person a right to distribute and/or market the merchandise of such Loan Party.

“Other Taxes” shall have the meaning given to such term in Section 2.12(b).

“Participant” shall have the meaning given to that term in Section 8.05(b).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.

“Percentage of Loans Outstanding” shall mean, as of each date of determination, the amount (expressed as a percentage) equal to (a) the sum of (i) the aggregate amount of Loans outstanding on such date and (ii) the aggregate amount of L/C Obligations outstanding on such date, divided by (b) the lesser of (i) the Adjusted Borrowing Base Availability on such date and (ii) the Total Revolving Loan Commitment on such date.

EXHIBIT 99.1

“Perfection Certificate” shall mean a Perfection Certificate in substantially the form of Exhibit K, appropriately completed and duly executed by the Borrower and the Guarantors.

“Permitted Acquisition” shall mean any acquisition permitted under Section 5.02(d)(iii).

“Permitted Indebtedness” shall have the meaning given to that term in Section 5.02(a).

“Permitted Liens” shall have the meaning given to that term in Section 5.02(b).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

“Platform” shall have the meaning set forth in Section 8.01(b).

“Pledged Intercompany Notes” shall mean original demand promissory notes in favor of one or more of the Borrower or the Guarantors evidencing intercompany advances pledged to the Collateral Agent pursuant to the Security Agreement or any other Security Document.

“Pricing Grid” shall mean,

Pricing Grid
Tier	Percentage of Loans Outstanding	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	> 67%	3.00%	2.00%
2	> 33% < 67%	2.75%	1.75%
3	< 33%	2.50%	1.50%

Any increase or decrease in the Applicable Margin resulting from a change in the Percentage of Loans Outstanding shall become effective as of the Business Day following the delivery of a Borrowing Base Certificate pursuant to Sections 5.01(a)(iv)(A); provided, however, that, as of the Closing Date, the Applicable Margin shall be set at Tier 1 until adjusted as a result of the next delivery of a Borrowing Base Certificate pursuant to Sections 5.01(a)(iv)(A); provided, further, that if no Borrowing Base Certificate is delivered when due in accordance with such Section 5.01(a)(iv)(A), then Tier 1 shall apply as of the date of the failure to deliver such Borrowing Base Certificate until such date as the Borrower delivers a Borrowing Base Certificate in form and substance reasonably acceptable to the Administrative Agent and thereafter the Applicable Margin shall be based on the Percentage of Loans Outstanding indicated on such Borrowing Base Certificate until such time as the Applicable Margin is further adjusted as set forth in this definition. If the Percentage of Loans Outstanding reported in a Borrowing Base Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin, then at the Administrative Agent’s election the Applicable Margin shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Percentage of Loans Outstanding been correctly reported in such Borrowing Base Certificate.

EXHIBIT 99.1

“Prime Rate” shall mean the per annum rate of interest most recently announced within Société Générale at its principal office in New York City as its Prime Rate, with the understanding that Société Générale’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Société Générale may designate. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which such change in the Prime Rate occurs.

“Proceeds/Judgment Currency” shall have the meaning given to that term in Section 8.18.

“Proposed Change” shall have the meaning given to that term in Section 8.04.

“Proposed Interim Release Date” shall mean the last Business Day of each calendar month occurring (a) after the first Monthly Release Date and (b) 45 days before the Maturity Date.

“Proposed Target” shall have the meaning given to that term in Section 5.02(d).

“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Register” shall have the meaning given to that term in Section 8.05(d).

“Reduction Notice” shall have the meaning given to that term in Section 2.03(a).

“Reportable Event” shall have the meaning given to that term in Title IV of ERISA and applicable regulations thereunder.

“Required Lenders” shall mean, at any time, the Lenders whose Revolving Proportionate Shares then exceed fifty percent (50%) of the total Revolving Proportionate Shares of all Lenders; provided that at any time any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean at such time non-Defaulting Lenders having total Revolving Proportionate Shares exceeding fifty percent (50%) of the total Revolving Proportionate Shares of all non-Defaulting Lenders; provided that, in no event shall Required Lenders consist of fewer than two non-Defaulting Lenders at any time at which there shall be at least two non-Defaulting Lenders party to this Agreement.

“Requirement of Law” applicable to any Person shall mean (a) the articles or certificate of incorporation, certificate of organization, limited liability company agreement, by-laws or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

EXHIBIT 99.1

“Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

“Responsible Officer” shall mean, with respect to a Loan Party, the chief executive officer, president, chief financial officer, vice president or treasurer of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Loan Party (or any Person reasonably believed by the Administrative Agent or the Collateral Agent (as applicable) to be a Responsible Officer of a Loan Party) shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Loan Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent or the Collateral Agent (as applicable) to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Loan Party.

“Return Reserve” shall mean, on each Monthly Release Date (and the Proposed Interim Release Date following such Monthly Release Date), an amount equal to (a) all Accounts arising from the sale of goods and the provision of services by the Borrower and the other Loan Parties that are unpaid as of the end of the most recent calendar month prior to such Monthly Release Date multiplied by (b) the Return Reserve Percentage.

“Return Reserve Percentage” shall mean a percentage equal to the greater of (i) the reserve percentage established by the Borrower and applied to Accounts in determining the allowance for returns and doubtful accounts set forth on the Borrower’s most recent quarterly financial statements that have been reviewed or audited by the Borrower’s independent accountants (which shall be set at 31% as of the Closing Date) and (ii) 15%.

“Revolving Loan” shall have the meaning given to that term in Section 2.01(a).

“Revolving Loan Borrowing” shall mean a borrowing by the Borrower consisting of the Revolving Loans made by each of the Lenders to the Borrower on the same date and of the same Type pursuant to a single Notice of Loan Borrowing for Revolving Loans.

“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed in accordance with this Agreement, such Dollar amount as may be set forth for such Lender in the Register.

“Revolving Loan Note” shall have the meaning given to that term in Section 2.08(b).

“Revolving Proportionate Share” shall mean:

(a) With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and

EXHIBIT 99.1

(b) With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans and (B) such Lender’s pro rata share of the Effective Amount of all L/C Obligations to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and (B) the Effective Amount of all L/C Obligations.

The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule I.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Borrower, each Guarantor party thereto and the Collateral Agent, substantially in the form of Exhibit L.

“Security Documents” shall mean and include the Security Agreement, the Intellectual Property Security Agreement, each Control Agreements, each pledge agreement or security agreement delivered in accordance with Section 5.01(i), any deed of trust or mortgage and all other instruments, agreements, certificates, opinions and documents (including UCC financing statements and fixture filings) delivered to the Administrative Agent, the Collateral Agent or any Lender in connection with any Collateral or to secure the Obligations or the obligation of a Guarantor under the Credit Documents.

“Société Générale” shall mean have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.

“Standby Letter of Credit” shall mean any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Stub Amount” shall have the meaning given to that term in Section 2.06(c)(ii).

“Subordinated Obligations” shall mean, as of any date of determination (without duplication), any Indebtedness of the Borrower, GPI or any of their respective Subsidiaries on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Required Lenders and contains such other protective terms with respect to senior debt (such as amount, maturity, amortization, interest rate, covenants, defaults, remedies, payment blockage and terms of subordination) as the Required Lenders may reasonably require.

EXHIBIT 99.1

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of a Loan Party.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Taxes” shall have the meaning given to such term in Section 2.12(a).

“Termination Value” shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender.

“The Weinstein Company” shall mean The Weinstein Company LLC, a Delaware limited liability company.

“Total Revolving Loan Commitment” shall mean, at any time, Thirty Million Dollars ($30,000,000) or, if such amount is reduced pursuant to Section 2.03(a) or (b), the amount to which so reduced and in effect at such time, or, if such amount is increased pursuant to Section 2.03(c), the amount to which so increased and in effect at such time.

“Type” shall mean, with respect to any Loan or borrowing at any time, the classification of such Loan or borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, provided, however, in the event that, by reason of mandatory provisions of applicable Governmental Rules, any or all of the attachment, perfection, priority or remedies of the Collateral Agent’s, the Administrative Agent’s or any Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

EXHIBIT 99.1

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the IRC for the applicable plan year.

“Unreimbursed Amount” has the meaning set forth in Section 2.02(c)(i).

“Unrestricted Cash Liquidity Amount” shall mean an amount equal to the Dollar amount of the Borrower’s unrestricted, unencumbered (except for liens or encumbrances in favor of the Collateral Agent under the Security Documents and liens permitted by Section 5.02(b)(xiii)) cash in the Borrower’s Operating Accounts (including, for the avoidance of doubt, amounts released from the Genius Control Account and the Weinstein Control Account that are held in the Borrower’s Operating Accounts, but excluding, for the avoidance of doubt, any amounts in the Central Lockbox Account, the Genius Control Account and the Weinstein Control Account).

“Unused Revolving Commitment” shall mean, at any time, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time.

“VMI Account” shall mean, as of any date of determination, an Account owing from an Account Debtor of the Borrower or a Guarantor arising from the sale of inventory on a “sale or return” basis to such Account Debtor under the Borrower’s “vendor managed inventory” program so long as (i) such sale was originated from an order placed by such Account Debtor or by the Borrower in good faith on behalf of such Account Debtor under the authority provided to the Borrower by such Account Debtor under the Borrower’s “vendor managed inventory” program and (ii) the Borrower has in good faith established an adequate return reserve in respect of such VMI Account, which has been included in the calculation of “Return Reserve” as defined in this Agreement; provided that Accounts otherwise described above in this definition shall not be VMI Accounts to the extent the inventory giving rise to such Accounts is inventory that is more than 6 months old (i.e. six months has past since the initial retail release date for the movie or other content embodied in such inventory) (“Library Product”) and such Library Product comprises more than 10% of all inventory giving rise to Accounts that would otherwise qualify as VMI Accounts as of the date of the determination thereof.

“Weinstein Control Account” shall mean an account controlled by The Weinstein Company into which the Weinstein Receivables are deposited from the Central Lockbox Account in the manner set forth in the Intercreditor Agreement.

“Weinstein Distribution Agreement” shall mean that certain Distribution Agreement dated as of July 17, 2006, by and between the Borrower (formerly known as The Weinstein Company Funding LLC), and The Weinstein Company LLC, a Delaware limited liability company.

“Weinstein Receivables” shall mean, as of any date of determination, the aggregate amount of Accounts of the Borrower or any Guarantor arising from sales and other dispositions of merchandise governed by the Weinstein Distribution Agreement.

EXHIBIT 99.1

1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, applied in a consistent manner with the principles used in the preparation of the Financial Statements used in Section 4.01(i). If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, other than changes in GAAP that require items to be included in the definition of Indebtedness that were not so required before such change, the Borrower, the Lenders and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Loan Parties’ financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until the Borrower, the Lenders and the Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

1.03. Headings. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean New York, New York time, unless otherwise indicated.

1.06. Governing Law. Unless otherwise expressly provided in any Credit Document, this Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrower, any Lender, the Administrative Agent or the Collateral Agent.

1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrower, the Lenders, the Administrative Agent and the Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including, except to the extent expressly set forth therein, the engagement letter, dated as of June 12, 2007, between the Borrower and the Administrative Agent.

EXHIBIT 99.1

1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

1.10. References.

(a) References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

(b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time if such amendment, modification or supplement is permitted hereby or thereby.

(c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

(d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

1.11. Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

1.12. Currency Conversion.

(a) With respect to any funds or other amounts (other than Accounts) that are denominated in Canadian Dollars or any other currency other than Dollars, the amount of such funds or other amounts shall be the Dollar Equivalent thereof for purposes of any calculation under this Agreement or any other Credit Document (including the calculation of Cash Collection Ratio and the amount of funds in the Genius Control Account).

EXHIBIT 99.1

(b) With respect to any Accounts that are denominated in Canadian Dollars (or any other currency other than Dollars), the amount of such funds to be included in the Borrowing Base Availability, the Adjusted Borrowing Base Availability or other amounts shall be an amount equal to the Dollars that can be purchased with the amount of Canadian Dollars (or such other currency) of such Account at a rate equal to (i) the rate shown on the Bloomberg FXC screen (or any replacement Bloomberg screen or successor information service) on the date of the calculation at which US Dollars can be purchased with Canadian Dollars (or such other currency) multiplied by (ii) 95%.

1.13. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.14. Knowledge. All references to “knowledge” shall mean the actual, present knowledge of a Responsible Officer with respect to the Loan Parties after Due Inquiry.

ARTICLE II. CREDIT FACILITIES.

2.01. Loan Facilities.

(a) Revolving Loan Availability. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to advance to the Borrower from time to time during the period beginning on the Closing Date up to, but not including the Maturity Date such loans in Dollars as the Borrower may request under this Section 2.01(a) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Lender at any time outstanding and (B) such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations at any time outstanding shall not exceed such Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations at any time outstanding shall not exceed the lesser of (1) the Total Revolving Loan Commitment at such time and (2) the Adjusted Borrowing Base Availability at such time. All Revolving Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Lender equal to such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, the Borrower may borrow, repay and reborrow Revolving Loans until the Maturity Date.

(b) Notice of Loan Borrowing. The Borrower shall request each Revolving Loan Borrowing (1) by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrower and appropriately completed or (2) by notifying the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Loan Borrowing for such Revolving Loan Borrowing, which may be delivered by facsimile, in either case, which specifies, among other things:

EXHIBIT 99.1

(i) The principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of (A) $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Revolving Loan Borrowing consisting of Base Rate Loans; or (B) $3,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Revolving Loan Borrowing consisting of LIBOR Loans;

(ii) Whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans;

(iii) If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(e); and

(iv) The date of the requested Revolving Loan Borrowing, which shall be a Business Day.

The Borrower shall give each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans and not later than 11:00 a.m. at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans. Each Notice of Loan Borrowing shall be delivered by first-class mail or facsimile to the Administrative Agent at the office or facsimile number and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Loan Borrowing initially delivered by facsimile. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Loan Borrowing for Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Lender as part of the requested Revolving Loan Borrowing. Notwithstanding the foregoing, the Notice of Loan Borrowing with respect to Revolving Loan Borrowings made as Base Rate Loans on the Closing Date may be delivered at the closing without regard to the notice requirements set forth above.

(c) Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until paid in full, at one of the following rates per annum:

(i) During such periods as such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

(ii) During such periods as such Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. The number of Revolving Loan Borrowings consisting of LIBOR Loans shall not exceed eight (8) in the aggregate at any time.

EXHIBIT 99.1

(d) Conversion of Revolving Loans. Subject to Section 2.13, the Borrower may convert any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type; provided, however, that any conversion of a Base Rate Loan into a LIBOR Loan shall be in the amount of $3,000,000 or an integral multiple of $500,000 in excess thereof and any conversion of a LIBOR Loan into a Base Rate Loan shall be in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof; provided, further, that no Base Rate Loan may be converted into a LIBOR Loan after the occurrence and during the continuance of an Event of Default and provided, further, that any conversion of a LIBOR Loan on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13. The Borrower shall request such a conversion by delivering to the Administrative Agent an irrevocable written notice to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Conversion”), duly executed by a Responsible Officer of the Borrower and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Conversion, which may be delivered by facsimile), which specifies, among other things:

(i) The Revolving Loan Borrowing which is to be converted, as applicable;

(ii) The Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted;

(iii) If such Revolving Loan Borrowing is to be converted into a Revolving Loan Borrowing consisting of LIBOR Loans, the initial Interest Period selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(e); and

(iv) The date of the requested conversion, which shall be a Business Day.

The Borrower shall give each Notice of Conversion to the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days before the date of the requested conversion of a Base Rate Loan into a LIBOR Loan or vice versa. Each Notice of Conversion shall be delivered by first-class mail or facsimile to the Administrative Agent at the office or to the facsimile number and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Conversion initially delivered by facsimile. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion relating to Revolving Loans.

EXHIBIT 99.1

(e) LIBOR Loan Interest Periods.

(i) The initial and each subsequent Interest Period selected by the Borrower for a Revolving Loan Borrowing consisting of LIBOR Loans shall be one (1), two (2), three (3), or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Maturity Date; and (D) no LIBOR Loan shall be made or continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.

(ii) The Borrower shall notify the Administrative Agent by an irrevocable written notice substantially in the form of Exhibit C (a “Notice of Interest Period Selection”), duly executed by a Responsible Officer of the Borrower and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Interest Period Selection, which may be delivered by facsimile), not later than 11:00 a.m. at least three (3) Business Days prior to the last day of each Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans; provided, however, that no LIBOR Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Interest Period Selection initially delivered by facsimile. If (A) the Borrower shall fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans in accordance with this Section 2.01(e) or (B) an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Loan, such LIBOR Loan(s) shall automatically convert to Base Rate Loan(s) on the last day of the current Interest Period therefor. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Interest Period Selection for the Revolving Loans.

(f) Scheduled Payments.

(i) Interest - All Loans. The Borrower shall pay accrued interest on the unpaid principal amount of each Revolving Loan in arrears (i) in the case of a Base Rate Loan, on the last Business Day of each fiscal quarter, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Loans, at maturity. All interest that is not paid when due shall be due on demand.

EXHIBIT 99.1

(ii) Scheduled Principal Payments - Revolving Loans. The Borrower shall repay the principal amount of the Revolving Loans on the Maturity Date. The Borrower shall also make the mandatory prepayments required by Section 2.06(c).

2.02. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) On the terms and subject to the conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.02, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans and L/C Obligations would exceed the lesser of (1) the Total Revolving Loan Commitment at such time and (2) the Adjusted Borrowing Base Availability at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Lender, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations would exceed such Lender’ Revolving Loan Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each Letter of Credit shall be in a form acceptable to the L/C Issuer. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer reasonably and in good faith deems material to it;

EXHIBIT 99.1

(B) subject to Section 2.02(b)(iii), (1) in the case of any Standby Letter of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal or (2) in the case of any Commercial Letter of Credit, the expiry date of such requested Letter of Credit would occur more than 180 days after the date of issuance or last renewal, in either case unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the L/C Issuer and all the Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application; or

(E) such Letter of Credit is in a face amount less than $25,000, in the case of a Commercial Letter of Credit, or $100,000, in the case of any other type of Letter of Credit, or denominated in a currency other than Dollars.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

EXHIBIT 99.1

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Lender upon the issuance of a Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

EXHIBIT 99.1

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing; provided, however, that in the case of Commercial Letters of Credit, subsequent notification by routine methods shall be deemed sufficient notice. Not later than 11:00 a.m., on the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, which may be effected through the debiting of one or more deposit accounts maintained with the Administrative Agent. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Revolving Proportionate Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment, Adjusted Borrowing Base Availability and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Loan Borrowing for Revolving Loans). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.02.

EXHIBIT 99.1

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Proportionate Share of such amount shall be solely for the account of the L/C Issuer. For the avoidance of doubt, interest shall accrue beginning on the Honor Date for any such draw under a Letter of Credit.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Revolving Proportionate Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

EXHIBIT 99.1

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Revolving Loan Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

(iii)  the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will notify the L/C Issuer within ten (10) Business Days of such delivery or the honoring of a draft that Borrower believes was a non-conforming draft, as applicable. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

EXHIBIT 99.1

(f) Role of L/C Issuer. The Borrower and each of the Lenders agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.02(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s gross negligence or willful misconduct or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn or (iii) if the L/C Obligations exceed the Letter of Credit Sublimit, the Borrower shall immediately Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations (or, in the case of clause (iii), the amount by which the L/C Obligations exceed the Letter of Credit Sublimit). The Borrower hereby grants the Collateral Agent and the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Société Générale or other institutions satisfactory to it which accounts, in any case, are the subject of control agreements pursuant to which the Collateral Agent (or if the Borrower and the Administrative Agent so agree, the Administrative Agent) has “control” as such term is used in the UCC, sufficient to perfect a security interest in such cash collateral. The Lien held by the Collateral Agent and/or the Administrative Agent in such cash collateral to secure the Obligations shall be released upon the satisfaction of each of the following conditions: (a) no Letters of Credit shall be outstanding, (b) all L/C Obligations shall have been repaid in full and (c) no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing.

EXHIBIT 99.1

(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay, to the Administrative Agent for the account of each Lender in accordance with its Revolving Proportionate Share, a Letter of Credit fee for each such Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for LIBOR Loans applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date. Each such fee, when due, shall be fully earned and when paid, shall be non-refundable. If there is any change in the Applicable Margin for LIBOR Loans during any quarter, the Applicable Margin used for the calculation of the Letter of Credit fee shall be the Applicable Margin for LIBOR Loans on each day during such quarter.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit equal to 0.25% of the amount of such Letter of Credit, due and payable upon each L/C Credit Extension with respect to such Letter of Credit; provided, that in the case of an increase in the amount of a Letter of Credit after the issuance thereof, such fronting fee shall be payable only on the increased amount thereof. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment, negotiation and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.03. Amount Limitations, Commitment Adjustments, Etc.

(a) Optional Reduction or Cancellation of Commitments. The Borrower may, upon five (5) Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Total Revolving Loan Commitment by the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:

EXHIBIT 99.1

(i) The Borrower may not reduce the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans and L/C Obligations then outstanding would exceed the Total Revolving Loan Commitment as so reduced; and

(ii) The Borrower may not cancel the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such cancellation, any Revolving Loan would then remain outstanding.

Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.

(b) Mandatory Reduction of Commitments.

(i) The Total Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the maximum amount that would be required to be applied as a mandatory prepayment of the Revolving Loans pursuant to Section 2.06(c)(iv) and (v) or Section 2.06(e) and as an accelerated repayment of the of the Revolving Loans pursuant to Section 2.06(d) (other than Section 2.06(d)(v)) or Section 2.06(e), in either case, if the Effective Amount of such Loans was then equal to the amount of the Total Revolving Loan Commitment (but without regard to the actual usage of the Total Revolving Loan Commitment), such reduction to be effective on the date of the required prepayment or accelerated repayment, as applicable.

(ii) The unused portion of the Total Revolving Loan Commitment shall be automatically and permanently cancelled upon the occurrence of any of the events or circumstances resulting in accelerated repayments under Section 2.06(d) (other than Section 2.06(d)(v)).

(iii) The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the earlier of (A) the date of any Change of Control under clause (a), (b), (c), (d), (e), (f) or (g) of the definition of Change of Control and (B) the Maturity Date.

(c) Optional Increases of Commitments.

(i) On the terms and subject to the conditions set forth below, Borrower may, at any time before the Maturity Date, increase the Total Revolving Loan Commitment; provided that:

(A) after giving effect to the requested increase, the aggregate amount of the increases in the Total Revolving Loan Commitment pursuant to this Section 2.03(c) shall not exceed $40,000,000;

EXHIBIT 99.1

(B) all required third party consents and approvals shall have been obtained;

(C) prior to the date of any proposed increase, the Total Revolving Loan Commitment shall not have been decreased pursuant to Section 2.03(a) or Section 2.03(b);

(D) each such increase in the Total Revolving Loan Commitment shall be equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

(E) no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing or shall occur as a result of such increase; and

(F) the Borrower and the Guarantors shall have executed and delivered such documents and instruments and taken such other actions as may be reasonably requested by the Administrative Agent in connection with such increases in the Total Revolving Loan Commitment (including new or amended Notes, any related fee letters, documents evidencing the increased Revolving Loan Commitment held by any applicable Lender, any joinder agreements related to a New Lender, reaffirmations of the Guaranty, resolutions regarding the increase in the Total Revolving Loan Commitment and related actions taken by Borrower and the Guarantors, certified as true and correct by a Responsible Officer and legal opinions, all in form and substance reasonably satisfactory to the Administrative Agent).

Any request under this Section 2.03(c) shall be submitted by the Borrower to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase (and whether such increase shall be an increase in the Total Revolving Loan Commitment) and be accompanied by a certificate of a Responsible Officer stating that no Default or Event of Default (or event or circumstance described in Section 2.06(d)) exists or will occur as a result of such increase. If any fees are to be paid or offered in connection with such increase, the Administrative Agent (with the consent of the Borrower) may also specify any fees offered to those Lenders (the “Increasing Lenders”) which agree to increase the amount of their respective Revolving Loan Commitment, which fees may be variable based upon the amount by which any such Lender is willing to increase the amount of its Revolving Loan Commitment; no Lender which is not an Increasing Lender shall be entitled to receive any such fees. No Lender shall have any obligation, express or implied, to offer to increase the amount of its Revolving Loan Commitment. Only the consent of each Increasing Lender shall be required for an increase in the amount of the Total Revolving Loan Commitment pursuant to this Section 2.03(c)(i). No Lender which elects not to increase the amount of its Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Lender’s written consent.

EXHIBIT 99.1

(ii) Each Increasing Lender shall, as soon as practicable after the Borrower has submitted a request under Section 2.03(c)(i), specify the amount of the proposed increase in its Revolving Loan Commitment which it is willing to offer. To the extent the increased Revolving Loan Commitment of the Increasing Lenders is insufficient or there are no Increasing Lenders, the Borrower may designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.03(c)(ii) (each such new Lender being a “New Lender”), which New Lender may assume all or a portion of the increase in the amount of the Total Revolving Loan Commitment. The Borrower shall pay a fee to the Administrative Agent solely for the account of the Administrative Agent in connection any such increase as set forth in the Administrative Agent’s Fee Letter. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Total Revolving Loan Commitment among Increasing Lenders and New Lenders.

(iii) Each New Lender designated by the Borrower and reasonably acceptable to the Administrative Agent and the L/C Issuer shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the amount of the Total Revolving Loan Commitment upon its execution of an instrument of joinder (which may contain such modifications to this Agreement and terms and conditions relating thereto as may be necessary to ensure that such Revolving Loan Commitments are treated as Revolving Loan Commitments for all purposes under the Credit Documents), in each case prepared by the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent. Each New Lender shall provide the documentation required by Section 2.12(e).

(iv) Subject to the foregoing, any increase in the Total Revolving Loan Commitment requested by Borrower shall be effective as of the date proposed by Borrower (the “Increase Effective Date”) and shall be in the principal amount equal to (i) the amount which the Increasing Lenders are willing to assume as increases to the amount of their Revolving Loan Commitments, plus (ii) the amount offered by the New Lenders with respect to the Total Revolving Loan Commitment, in either case as adjusted by Borrower and the Administrative Agent pursuant to the last sentence of Section 2.03(c)(ii).

EXHIBIT 99.1

(v) On or prior to the Increase Effective Date, with respect to any increase in the Total Revolving Loan Commitment, the Administrative Agent shall notify each Lender of the amount required to be paid by or to such Lender so that the Revolving Loans held by the Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Lender pro rata in accordance with the Revolving Loan Commitments of the Lenders as adjusted pursuant to the last sentence of Section 2.03(c)(ii). Each Lender which is required to reduce the amount of Revolving Loans held by it (each such Lender, a “Decreasing Lender”) shall irrevocably assign, without recourse or warranty of any kind whatsoever (except that each Decreasing Lender warrants that it is the legal and beneficial owner of the Revolving Loans assigned by it under this Section 2.03(c)(v) and that such Revolving Loans are held by such Decreasing Lender free and clear of adverse claims), to each Increasing Lender and New Lender participating in the applicable increase in the Total Revolving Loan Commitment, and each applicable Increasing Lender and New Lender shall irrevocably acquire from the Decreasing Lenders, a portion of the principal amount of the Revolving Loans of each Decreasing Lender (collectively, the “Acquired Portion”) outstanding on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by each applicable Increasing Lender, New Lender and Decreasing Lender as of the Increase Effective Date shall be held in accordance with each such Lender’s Revolving Proportionate Share (if any) as of such date. Such assignment and acquisition shall be effective on the Increase Effective Date automatically and without any action required on the part of any party other than the payment by the applicable Increasing Lenders and New Lenders to the Administrative Agent for the account of the Decreasing Lenders of an aggregate amount equal to the Acquired Portion, which amount shall be allocated and paid by the Administrative Agent at or before 12:00 p.m. on the Increase Effective Date to the Decreasing Lenders pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date). Each of the Administrative Agent and the Lenders shall adjust its records accordingly to reflect the payment of the Acquired Portion. The payments to be made in respect of the Acquired Portion shall be made by the applicable Increasing Lenders and New Lenders to the Administrative Agent in Dollars in immediately available funds at or before 11:00 a.m. on the Increase Effective Date, such payments to be made by the applicable Increasing Lenders and New Lenders pro rata based upon the respective increases in the amount of the Revolving Loan Commitments held by such Lenders on the Increase Effective Date.

(vi) To the extent any of the Revolving Loans acquired by the applicable Increasing Lenders and New Lenders from the Decreasing Lenders pursuant to Section 2.03(c)(v) above are LIBOR Loans and the Increase Effective Date is not the last day of an Interest Period for such LIBOR Loans, the Decreasing Lenders shall be entitled to compensation from the Borrower as provided in Section 2.13 (as if the Borrower had prepaid such Revolving Loans in an amount equal to the Acquired Portion on the Increase Effective Date).

EXHIBIT 99.1

(d) Effect of Revolving Loan Commitment Adjustments. From the effective date of any reduction or increase of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.04(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced or increased. Once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Lenders (except as permitted under Section 2.03(c)). Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.03(a) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with clause (i) of Section 2.10(a).

2.04. Fees.

(a) Administrative Agent’s Fee; Other Fees. The Borrower shall pay to the Administrative Agent, for its own account, agent’s fees and other compensation in the amounts and at the times set forth in the Administrative Agent’s Fee Letter and any fees set forth in any other fee letter or agreement executed in connection with this Agreement after the Closing Date.

(b) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders as provided in clause (iv) of Section 2.10(a), a commitment fee (a “Commitment Fee”) equal to 0.50% of the daily average Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date. The Borrower shall pay the Commitment Fee in arrears on the last Business Day in each March, June, September and December (commencing September 28, 2007) and on the Maturity Date (or if the Total Revolving Loan Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

2.05. Genius Control Account - Release and Application of Funds.

(a) Monthly Release of Funds.

(i) On or before 12:00 p.m. on each Monthly Release Date, the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate and an Allocation Certificate and such Borrowing Base Certificate shall contain the following:

(A) a calculation of the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Monthly Release Date and the Adjusted Borrowing Base Availability (excluding any Eligible Cash Amount);

(B) if the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Monthly Release Date exceeds the Adjusted Borrowing Base Availability (excluding any Eligible Cash Amount), a calculation of the amount of such excess, which shall result in a principal amount to be repaid and/or cash collateralized as set forth in Section 2.05(c) (each a “Monthly Prepayment Amount”) unless no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing and the Borrower has elected to retain funds in the Genius Control Account as an “Eligible Cash Amount” (to the extent such funds are then available) and such election and the amount of the applicable Eligible Cash Amount is set forth on such Borrowing Base Certificate (which shall be an amount equal the then applicable Monthly Prepayment Amount);

EXHIBIT 99.1

(C) a certification that the Adjusted Borrowing Base Availability (after giving effect to any proposed release of funds) equals or exceeds the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Monthly Release Date; and

(D) if the Borrower is requesting a release of funds pursuant to Section 2.05(a)(iii), (1) the specific amount that the Borrower is requesting be released to the Borrower from the Genius Control Account and (2) a certification that, before after giving effect to the proposed release of funds, each of statements in clauses (A), (B) and (C) of Section 2.05(a)(iii) is true and correct as of such Monthly Release Date (together with calculations related thereto).

(ii) On each Monthly Release Date, the Collateral Agent shall apply the balance in the Genius Control Account in manner set forth in Section 2.05(c) (taking into account the information described in Section 2.05(a)(i)(B) to the extent such information is provided in the time set forth in Section 2.05(a)(i)); provided that such application is subject to Section 2.06(d) and Section 6.02(b).

(iii) In addition, if on a Monthly Release Date the Genius Control Account has a positive balance remaining after giving effect to the application of the funds pursuant to Section 2.05(c) as set forth in Section 2.05(a)(ii) and if:

(A) no Default or Event of Default (or event or circumstance described in Section 2.06(d)) exists or would exist after giving effect to the proposed release to the Borrower;

(B) after application of the funds pursuant to Section 2.05(c), no additional amounts are due and owing to the Administrative Agent, the Collateral Agent or the Lenders;

(C) either (x) The Weinstein Company has not blocked any funds from the Weinstein Control Account to the Borrower that the Borrower is entitled to or (y) if The Weinstein Company has blocked funds from the Weinstein Control Account to the Borrower that the Borrower is entitled to, (1) after application of the funds pursuant to Section 2.05(c), the sum of Revolving Loans and L/C Obligations outstanding on the such Monthly Release Date is equal to or less than 50% of the Adjusted Borrowing Base Availability set forth on the Borrowing Base Certificate described in clause (D) below and (2) an accelerated repayment pursuant to Section 2.06(d) has not been triggered; and

(D) the Borrower has provided the completed certificates and information required under Section 2.05(a)(i);

then on the applicable Monthly Release Date the Administrative Agent shall instruct the Collateral Agent to transfer (and the Collateral Agent shall so transfer) the requested amount of available funds remaining in the Genius Control Account to the Borrower (excluding any Eligible Cash Amount or any other amount that if released would result in a mandatory prepayment under Section 2.06(c)(ii)).

EXHIBIT 99.1

(iv) Any funds not transferred from the Genius Control Account shall remain in the Genius Control Account until such remaining funds are permitted to be released as set forth in this Section 2.05(a) or Section 2.05(b) or otherwise applied to the Obligations as set forth in Section 2.06(d) or Section 6.02(b) or other applicable provisions of the Credit Documents.

(b) Interim Release of Funds.

(i) If on any Proposed Interim Release Date:

(A) as of such Proposed Interim Release Date and after giving effect to any Revolving Loans made, any L/C Obligations incurred, any funds released, any reduction in the Applicable Advance Rates pursuant to Section 2.17 and any increase in the Applicable Advance Rates pursuant to Section 8.04(a) as of the Proposed Interim Release Date, no Default or Event of Default (or event or circumstance described in Section 2.06(d)) exists or would exist and the Borrower would be in compliance with the financial covenants in Section 5.03; and

(B) prior to 12:00 p.m. on such Proposed Interim Release Date the Borrower has delivered to the Administrative Agent:

(1) a certificate of the president or chief financial officer of the Borrower in substantially the form of Exhibit N (the “Interim Release of Funds Certificate”), addressed to the Administrative Agent and dated as of the Proposed Interim Release Date, requesting an interim release of funds from the Genius Control Account pursuant to this Section 2.05(b) that contains the following:

(I) a calculation of the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Proposed Interim Release Date and the Adjusted Borrowing Base Availability (excluding any Eligible Cash Amount) after giving effect to any reduction in the Applicable Advance Rates pursuant to Section 2.17 and any increase in the Applicable Advance Rates pursuant to Section 8.04(a) as of such Proposed Interim Release Date;

(II) if the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Proposed Interim Release Date exceeds the Adjusted Borrowing Base Availability (excluding any Eligible Cash Amount) after giving effect to any reduction in the Applicable Advance Rates pursuant to Section 2.17 and any increase in the Applicable Advance Rates pursuant to Section 8.04(a) as of such Proposed Interim Release Date, a calculation of the amount of such excess, which shall result in a principal amount to be repaid and/or cash collateralized as set forth in Section 2.05(c) (each an “Interim Prepayment Amount”) if a release is triggered under this Section 2.05(b) unless no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing and the Borrower has elected to retain funds in the Genius Control Account as an “Eligible Cash Amount” (to the extent such funds are available) and such election and the amount of the applicable Eligible Cash Amount is set forth on such Interim Release of Funds Certificate (which shall be an amount equal the then applicable Interim Prepayment Amount);

EXHIBIT 99.1

(III) a certification that the Adjusted Borrowing Base Availability (after giving effect to any reduction in the Applicable Advance Rates pursuant to Section 2.17 and any increase in the Applicable Advance Rates pursuant to Section 8.04(a) as of such Proposed Interim Release Date and after giving effect to any proposed release of funds) equals or exceeds the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Proposed Interim Release Date; and

(IV) a certification that the each statement in clause (A) above is true and correct as of such Proposed Interim Release Date and setting forth the amount requested to be released; and

(2) an Allocation Certificate as of such Proposed Interim Release Date;

then on the applicable Proposed Interim Release Date the Administrative Agent shall instruct the Collateral Agent to apply (and the Collateral Agent shall so apply) the balance in the Genius Control Account as set forth in Section 2.05(c); provided that such application shall be subject to Section 2.06(d) and Section 6.02(b).

(ii) If the conditions in Section 2.05(b)(i) have been satisfied as of the applicable Proposed Interim Release Date and the Genius Control Account has a positive balance remaining after giving effect to the application of the funds pursuant to Section 2.05(c) as set forth in Section 2.05(b)(i), then on the applicable Proposed Interim Release Date the Administrative Agent shall instruct the Collateral Agent to transfer (and the Collateral Agent shall so transfer) the requested amount of available funds remaining in the Genius Control Account to the Borrower (excluding any Eligible Cash Amount or any other amount that if released would result in a mandatory prepayment under Section 2.06(c)(ii)).

(iii) Any funds not transferred from the Genius Control Account shall remain in the Genius Control Account until such remaining funds are permitted to be released as set forth in Section 2.05(a) or this Section 2.05(b) or otherwise applied to the Obligations as set forth in Section 2.06(d) or Section 6.02(b) or other applicable provisions of the Credit Documents.

(c) Application of Released Funds. If so required by Section 2.05(a) or (b), the Collateral Agent shall retain (in the case of clause “First”), remit (in the case of clause “Second”) and apply (in all other cases) the balance in the Genius Control Account in the following order of priority:

(i) First, the amount of the then applicable Eligible Cash Amount determined and elected by the Borrower pursuant to Section 2.05(a)(i)(B) or Section 2.05(b)(i)(B)(1)(II) (as applicable);

EXHIBIT 99.1

(ii) Second, to the Borrower in an amount equal to the amount required to pay any taxes then due and owing by the Borrower to the extent the Collateral Agent and the Administrative Agent have been notified in writing by the Borrower that such taxes are due and owing and the amount and the payee thereof (the Collateral Agent or the Administrative Agent may, at its option, request that the Borrower provide evidence of the amount, due date and payee of such taxes);

(iii) Third, to pay the amount of unpaid interest that is then due and payable under this Agreement and the other Credit Documents;

(iv) Fourth, to the Obligations in an amount equal to the then applicable Monthly Prepayment Amount or the then applicable Interim Prepayment Amount (as applicable) unless the Borrower has made an election for an Eligible Cash Amount in a like amount pursuant to Section 2.05(a)(i)(B) or Section 2.05(b)(i)(B)(1)(II) (as applicable) and there are sufficient funds to satisfy the retention required under clause “First” above;

(v) Fifth, to pay any unpaid fees or other amounts to the Administrative Agent, the Collateral Agent and the Lenders that are then due and owing (other than any mandatory prepayments under Section 2.06(c)(ii)); and

(vi) Sixth, to pay the unpaid principal amount of any remaining mandatory prepayments that are then due and payable under Section 2.06(c)(ii).

All of the foregoing applications that are made to the principal amount of the Obligations shall be applied in the manner set forth in Section 2.06(e).

2.06. Prepayments.

(a) Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrower shall pay (i) to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (ii) to such Lender  if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all amounts payable to such Lender pursuant to Section 2.13.

EXHIBIT 99.1

(b) Optional Prepayments. At its option, the Borrower may, without premium or penalty but subject to Section 2.13 in the case of LIBOR Loans, upon one (1) Business Day’s notice from the Borrower to the Administrative Agent in the case of Base Rate Loans or three (3) Business Days’ notice from the Borrower to the Administrative Agent in the case of LIBOR Loans, prepay the Base Rate Loans in any Revolving Loan Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, or in whole and prepay the LIBOR Loans in any Revolving Loan Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $3,000,000 or an integral multiple of $500,000 in excess thereof, or in whole. Each such notice shall specify the date and amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loan, the Borrower shall be subject to the payments required by Section 2.13. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. If no Default or Event of Default has occurred and is continuing, all prepayments under this Section 2.06(b) which are applied to reduce the principal amount of the Loans shall be applied to the Loans as directed by the Borrower. If the Borrower fails to direct the application of any such prepayments, then such principal prepayments shall be applied first to the accrued but unpaid interest on and then any principal of the Revolving Loans until paid in full and second to Cash Collateralize the Obligations in an amount equal to the Effective Amount of the L/C Obligations. In each case, to the extent possible, such principal payment shall be first applied to prepay Base Rate Loans and then if any funds remain, to prepay LIBOR Loans; provided that if an Event of Default has occurred and is continuing at the time any such prepayment is made, the Lenders shall apply such prepayments to such Obligations as the Administrative Agent may determine in its reasonable discretion which determination shall be effective as to all Lenders (but for regulatory purposes, the Lenders may apply such payments internally as they shall determine).

(c) Mandatory Prepayments. The Borrower shall prepay (or Cash Collateralize, as applicable) the Obligations as follows:

(i) On the date of any Change of Control under clause (a), (b), (c), (d), (e), (f) or (g) of the definition of Change of Control, the Borrower shall prepay all Obligations (including, without limitation, all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(ii) If, at any time after the Closing Date, the Effective Amount of all Revolving Loans and L/C Obligations then outstanding exceeds the lesser of (i) the Total Revolving Loan Commitment at such time and (ii) the Adjusted Borrowing Base Availability at such time (including after any reduction in the Applicable Advance Rate pursuant to Section 2.17(a); provided, that the portion of any mandatory prepayment under this Section 2.06(c)(ii) attributable to a reduction in the Applicable Advance Rate pursuant to Section 2.17(a) (each a“Stub Amount”) shall not be required to be repaid from then existing funds in the Borrower’s Operating Accounts so long as no Event of Default has occurred and is continuing; provided, further, that such Stub Amount shall be deemed Obligations due and payable for purposes of Section 2.05(c) and shall in any event be subject to Section 2.06(d)(v)), the Borrower shall immediately prepay the Obligations in the manner set forth in Section 2.06(e), in an aggregate principal amount equal to such excess.

EXHIBIT 99.1

(iii) If, at any time after the Closing Date, the Borrower sells or otherwise disposes of a Inbound Distribution Agreement or an Outbound Distribution Agreement and the Net Proceeds from such sale or other disposition exceeds $10,000,000, then the Borrower shall within three (3) Business Days after the completion of such sale or disposition, prepay the Obligations in the manner set forth in Section 2.06(e), in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds from such sale or other disposition.

(iv) If, at any time after the Closing Date, any Loan Party issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, the Borrower shall, immediately after such issuance or incurrence, prepay the outstanding Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Indebtedness.

(1) If, at any time after the Closing Date, any Loan Party issues or sells any Equity Securities, the Borrower shall, immediately after such issuance or sale, prepay the outstanding Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Equity Securities; provided, if, at any time after the Closing Date, any Loan Party issues or sells any Equity Securities that take the form of common units or common shares, as applicable, that do not have any mandatory redemption, preferred or cumulative dividend obligations or other rights typically given to preferred units or shares, the Borrower shall have no obligation to prepay the Net Proceeds arising therefrom; provided further, that if, at any time after the Closing Date, any Loan Party issues or sells any Equity Securities that contain repurchase obligations or obligations to pay preferred or cumulative dividends that do not arise until at least 6 months after the Maturity Date (and do not have any other mandatory redemption, preferred or cumulative dividend obligations or other rights typically given to preferred units or shares), the Borrower shall, immediately after such issuance or sale, prepay the outstanding Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to fifty percent (50%) of the Net Proceeds of such Equity Securities.

(vi) Not later than four (4) Business Days following the date of receipt by a Loan Party (or the Administrative Agent or the Collateral Agent) of any Impairment Proceeds from the assets comprising inventory of the Loan Parties and Collateral the proceeds of which are not required to be applied to the “Weinstein Secured Obligations” under and as defined in the Intercreditor Agreement prior to the Obligations, the Borrower shall prepay the outstanding Obligations in the manner set forth in Section 2.06(e) and in an amount equal to the aggregate amount of the sum of such Impairment Proceeds; provided that if the Borrower notifies the Collateral Agent within such four (4) Business Day period that it intends to repair, replace or restore the damage resulting from such casualty or condemnation, the Borrower shall prepay the outstanding Obligations within 180 days, or such longer period as the Administrative Agent in its reasonable discretion agrees, of receipt of such Impairment Proceeds by such Loan Party, in the manner set forth in Section 2.06(e) and in an amount equal to the aggregate amount of the sum of such Impairment Proceeds less the aggregate amount of paid invoices and receipts provided to the Collateral Agent for reasonable out-of-pocket costs and expenses for such repair, replacement or restoration.

EXHIBIT 99.1

(vii) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.06(c), (A) a certificate signed by the chief financial officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid. In the event that the Borrower shall subsequently determine that the actual amount required to be prepaid was greater than the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate signed by the chief financial officer of the Borrower demonstrating the derivation of the additional amount resulting in such excess.

(d) Accelerated Repayment. Subject to Section 6.02(b), the Collateral Agent shall use the balance and funds from time to time deposited in the Genius Control Account to prepay (or Cash Collateralize, as applicable) the Obligations as follows:

(i) If, at any time, The Weinstein Company blocks the weekly payments made from the Weinstein Control Account to the Borrower for more than 5 consecutive Weinstein Distribution Dates (as defined in the Intercreditor Agreement), then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(ii) If, at any time, any Inbound Distribution Agreement or Outbound Distribution Agreement actually is terminated or not renewed and such actual termination or non-renewal, together with any other actual termination or non-renewal of Inbound Distribution Agreements and Outbound Distribution Agreements, in the aggregate could reasonably be expected to have a Material Adverse Effect, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(iii) If, at any time, the Cash Collection Ratio is below 100% for any calendar quarter (including after any reduction in the Applicable Advance Rate pursuant to Section 2.17), then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

EXHIBIT 99.1

(iv) If, at any time, an Event of Default has occurred under Section 6.01 (other than Section 6.01(e) and Section 6.01(h)), then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(v) If, at any time, a Stub Amount arises under Section 2.06(c)(ii), the Collateral Agent shall (upon instruction from the Administrative Agent) immediately use the balance and funds from time to time deposited in the Genius Control Account to pay such Stub Amount.

(vi) If, at any time, any material patent, license or agreement (excluding any Inbound Distribution Agreement or any Outbound Distribution Agreement) is terminated, canceled, rescinded or determined to be invalid, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay the Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations, in an amount equal to the value of such patent, license or agreement.

(vii) If, at any time, The Weinstein Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(viii) If, at any time, there shall be proceedings for the appointment of a receiver, trustee, liquidator or custodian of The Weinstein Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to The Weinstein Company or the debts thereof or The Weinstein Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

EXHIBIT 99.1

(ix) If, at any time, (A) any Loan Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds $1,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $1,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (B) any Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $1,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(x) If, at any time, (A) one or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount of $1,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d) in all material respects) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days; provided that if one or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount of $2,000,000 (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d) in all material respects) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances such circumstance shall be an event triggering the accelerated prepayments hereunder whether or not the same has been satisfied, vacated or stayed; (B) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a part of the property of any Loan Party with an aggregate value in excess of $1,000,000 and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (C) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, could have a Material Adverse Effect are rendered, issued or levied, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

EXHIBIT 99.1

(e) Application of Loan Prepayments. Except as otherwise provided in this Section 2.06, the amount of all required prepayments shall be applied as follows: (A) to prepay the Revolving Loans to the extent Revolving Loans are then outstanding and (B) otherwise, to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations. Without modifying the order of application of prepayments set forth in the preceding sentence, all such prepayments shall, to the extent possible, be first applied to prepay Base Rate Loans and then if any funds remain, to prepay LIBOR Loans; provided that to the extent any portion of such prepayment would be applied to outstanding LIBOR Loans and no portion of the Obligations have been accelerated, such portion shall be deposited in an account with the Collateral Agent and withdrawn for application to such LIBOR Loans at the end of the then-current Interest Periods applicable thereto (or earlier, upon and at any time after the occurrence and continuance of a Default or Event of Default).

2.07. Other Payment Terms.

(a) Place and Manner. All payments to be made by the Borrower under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make all payments due to each Lender, the Collateral Agent or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office. The Borrower shall make all payments under this Agreement or any other Credit Document in lawful money of the United States and in same day or immediately available funds not later than 12:00 p.m. on the date due. The Administrative Agent shall promptly disburse to each Lender (and the Collateral Agent, if applicable) each payment received by the Administrative Agent for the account of such Lender (or the Collateral Agent, if applicable).

(b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Default Rate. Upon the occurrence and during the continuation of any Event of Default, until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding principal amount of all Obligations hereunder (A) with respect to Base Rate Loans, at a per annum rate equal to the interest rate otherwise applicable to Base Rate Loans plus two percent (2.00%), (B) with respect to any LIBOR Loan, (i) on and before the last day of the then current Interest Period for such LIBOR Loan at a per annum rate equal to the interest rate otherwise applicable to such LIBOR Loan plus two percent (2.00%) and (ii) thereafter at a per annum rate equal to the Base Rate plus two percent (2.00%) (and from and after the end of such Interest Period at the interest rate described in clause (A) above) and (C) if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2.00%) (the “Default Rate”) payable on demand.

EXHIBIT 99.1

(d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings.

(e) Failure to Pay the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrower has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to (i) the Federal Funds Rate for the first three (3) days and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(e) shall be conclusive absent manifest error.

2.08. Loan Accounts; Notes.

(a) Loan Accounts. The obligation of the Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.08(b). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan, (iv) the date and amount of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations. The Loan Accounts shall be conclusive absent manifest error as to the matters noted therein. In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

EXHIBIT 99.1

(b) Revolving Loan Notes. Each Lender’s Revolving Loans, if requested, shall be evidenced by a promissory note in the form of Exhibit D (individually, a “Revolving Loan Note”) which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Revolving Loan Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. The Borrower authorizes each Lender to record on the schedule annexed to such Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Lender and of each payment or prepayment of principal thereon made by the Borrower, and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations. The Borrower further authorizes each Lender to attach to and make a part of such Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary. If, because any Lender designates separate Applicable Lending Offices for Base Rate Loans and LIBOR Loans, such Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be in the form of Exhibit D, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Lender, (x) in the amount of such Lender’s Revolving Loan Commitment, (y) dated the Closing Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.

2.09. Loan Funding.

(a) Lender Funding and Disbursement to the Borrower. Each Lender shall, before 11:00 a.m. on the date of each Revolving Loan Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Revolving Loan Borrowing is the initial Loan or Letter of Credit, Section 3.01), the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower maintained by the Borrower on the books of Société Générale with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Revolving Loan Borrowing there are L/C Borrowings outstanding, then the proceeds of such Revolving Loan Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

EXHIBIT 99.1

(b) Lender Failure to Fund. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Loan Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Revolving Loan Borrowing in accordance with Section 2.09(a), and the Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrower a corresponding amount. If any Lender does not make the amount of such Lender’s Revolving Proportionate Share of any Revolving Loan Borrowing available to the Administrative Agent on or prior to the date of such Revolving Loan Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Revolving Loan Borrowing until such amount is paid to the Administrative Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Revolving Loan Borrowing through the third Business Day thereafter and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount. If the amount of any Lender’s Revolving Proportionate Share of any Revolving Loan Borrowing is not paid to the Administrative Agent by such Lender within three (3) Business Days after the date of such Revolving Loan Borrowing, the Borrower shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Revolving Loan Borrowing.

(c) Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Revolving Loan Borrowing or to fund participations in Letters of Credit to be funded by it shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Revolving Loan Borrowing or fund its participations in Letters of Credit, but no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Revolving Loan Borrowing or to fund any participation required to be funded by such other Lender.

2.10. Pro Rata Treatment.

(a) Revolving Loan Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

(i) Each Revolving Loan Borrowing and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii) Each payment of principal on Loans in any Revolving Loan Borrowing shall be shared among the Lenders which made or funded the Loans in such Revolving Loan Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

EXHIBIT 99.1

(iii) Each payment of interest on Loans in any Revolving Loan Borrowing shall be shared among the Lenders which made or funded the Loans in such Revolving Loan Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(iv) Each payment of Commitment Fees and Letter of Credit fees payable under Section 2.02(i) shall be shared among the Lenders with Revolving Loan Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

(v) Each payment of interest (other than interest on Loans) shall be shared among the Lenders, the Collateral Agent and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders, the Collateral Agent and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders, the Collateral Agent and the Administrative Agent; and

(vi) All other payments under this Agreement and the other Credit Documents (including, without limitation, fees paid in connection with any amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified.

(b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

EXHIBIT 99.1

2.11. Change of Circumstances.

(a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan, (i) any Lender shall advise the Administrative Agent that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Lender shall advise the Administrative Agent that the rate of interest for such Loan does not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loan, the Administrative Agent shall immediately give notice of such condition to the Borrower and the other Lenders. After the giving of any such notice and until the Administrative Agent shall otherwise notify the Borrower that the circumstances giving rise to such condition no longer exist, the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans into Base Rate Loans unless such suspension has then ended.

(b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, such Lender shall immediately notify the Administrative Agent and the Borrower in writing of such Change of Law. Upon receipt of such notice, (i) the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans with respect to such Lender shall be terminated, and (ii) the Borrower shall, at the request of such Lender, either (A) pursuant to Section 2.01(d), as the case may be, convert any such then outstanding LIBOR Loans of such Lender into Base Rate Loans at the end of the current Interest Period for such LIBOR Loans or (B) immediately repay or convert any such LIBOR Loans of such Lender if such Lender shall notify the Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans shall be deemed a prepayment thereof for purposes of Section 2.13. After any Lender notifies the Administrative Agent and the Borrower of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan, all Revolving Loans of such Lender shall be Base Rate Loans.

(c) Increased Costs. If, after the date of this Agreement, any Change of Law:

(i) Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan, or shall change the basis of taxation of payments by the Borrower to any Lender on such a LIBOR Loan or in respect to such a LIBOR Loan under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or

EXHIBIT 99.1

(ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan; or

(iii) Shall impose on any Lender any other condition related to any LIBOR Loan or such Lender’s Revolving Loan Commitment;

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or its Revolving Loan Commitment or to reduce any amount receivable by such Lender hereunder; then the Borrower shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

(d) Capital Requirements. If, after the date of this Agreement, any Lender reasonably determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrower shall pay to such Lender or such Person, within five (5) Business Days after demand of such Lender, such amounts as such Lender or such Person shall reasonably determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

EXHIBIT 99.1

2.12. Taxes on Payments.

(a) Payments Free of Taxes. All payments made by the Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary or other taxes, any duties, or any other levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than (x) taxes imposed on or measured by the Administrative Agent’s, the Collateral Agent’s or any Lender’s overall net income (however denominated), and franchise taxes imposed on the Administrative Agent, the Collateral Agent or such Lender (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (y) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located) (all such non-excluded taxes, duties, levies, imposts, charges, fees, deductions and withholdings being hereinafter called “Taxes”). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Collateral Agent or any Lender hereunder or under the other Credit Documents, the amounts so payable to the Administrative Agent, the Collateral Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Collateral Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or the Collateral Agent, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Collateral Agent and the Lenders for any taxes, interest or penalties that may become payable by the Administrative Agent, the Collateral Agent or any Lender as a result of any such failure. The obligations of the Borrower under this Section 2.12 shall survive the payment and performance of the Obligations and the termination of this Agreement.

(b) In addition, the Borrower shall pay to the relevant taxing authority in accordance with applicable law, and indemnify and hold the Administrative Agent, the Collateral Agent and the Lenders harmless from, any present or future stamp, documentary, excise, property, sales or similar taxes, charges or levies that arise from the delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower shall indemnify each Lender, the Collateral Agent and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender, the Collateral Agent or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date such Lender, the Collateral Agent or the Administrative Agent (as the case may be) makes written demand therefor, which demand shall contain a reasonably detailed statement of the basis and calculation of the amount demanded.

EXHIBIT 99.1

(d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes pursuant to Section 2.12(a) or (b), the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.01(a), the original or a certified copy of a receipt evidencing such payment, to the extent that such receipt is issued therefor or such other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(e) Withholding Exemption Certificates. On or prior to the date of the initial Revolving Loan Borrowing or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, each Lender which is not organized under the laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each such Lender further agrees (i) promptly to notify the Borrower and the Administrative Agent of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such Lender from receiving payments hereunder without any deduction or withholding of such Taxes and (ii) if such Lender has not so notified the Borrower and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of taxes, then on or before the date that any certificate or other form delivered by such Lender under this Section 2.12(e) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to the Borrower and the Administrative Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction or such taxes, but only if and to the extent such Lender is legally entitled to do so. If (i) there has not occurred any change of circumstances (including any change in any treaty, law or regulation) which would prevent a Lender from receiving payments hereunder without any deduction or withholding of such Taxes, which would present a Lender from doing so and (ii) such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) fails to provide to the Borrower or the Administrative Agent pursuant to this Section 2.12(e) (or, in the case of an Assignee Lender, Section 8.05(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Section 2.12(a) for any Taxes imposed on such Lender primarily as a result of such failure, except to the extent that such Lender (or its assignor, if any) was entitled, at the time such Lender became a Lender hereunder, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a).

(f) Tax Returns. Nothing contained in this Section 2.12 shall require the Administrative Agent, the Collateral Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

EXHIBIT 99.1

2.13. Funding Loss Indemnification. If the Borrower shall (a) repay, prepay or convert any LIBOR Loan on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan for which a Notice of Loan Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Revolving Loans into LIBOR Loans in accordance with a Notice of Conversion delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), the Borrower shall pay to the appropriate Lender within five (5) Business Days after demand a prepayment fee, failure to borrow fee or failure to convert fee, as the case may be (determined as though 100% of the LIBOR Loan had been funded in the London interbank eurodollar currency market) equal to the sum of:

(a) $250; plus

(b) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Rate plus the Applicable Margin for LIBOR Loans if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(c) all out-of-pocket expenses incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.13 shall be conclusive in the absence of manifest error. The obligations of the Borrower under this Section 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.14. Security.

(a) Security Documents. The Loans, together with all other Obligations, shall be secured by the Liens granted by the Borrower under the Security Documents. All obligations of a Guarantor under the Credit Documents shall be secured by the Liens granted by such Guarantor under the Security Documents. So long as the terms thereof are in compliance with this Agreement, each Lender Rate Contract shall be secured by the Lien of the Security Documents (a) on a pari passu basis to the extent of the associated Termination Value, and (b) to the extent of any excess, on a basis which is in all respects subordinated to all other Obligations.

(b) Further Assurances. The Borrower shall deliver, and shall cause each Guarantor to deliver, to the Administrative Agent and the Collateral Agent such mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language), control agreements, and other instruments, agreements, certificates, opinions and documents (including UCC financing statements and fixture filings and landlord waivers, warehouse agreements, bailee agreements, access agreements, and laboratory agreements) as the Administrative Agent may reasonably request to:

EXHIBIT 99.1

(i) grant, perfect, maintain, protect and evidence security interests in favor of the Collateral Agent, for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, in any or all present and future property of the Borrower and the Guarantors prior to the Liens or other interests of any Person, except for Permitted Liens; and

(ii) otherwise establish, maintain, protect and evidence the rights provided to the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, pursuant to the Security Documents.

The Borrower shall fully cooperate with the Administrative Agent, the Collateral Agent and the Lenders and perform all additional acts requested by the Administrative Agent, the Collateral Agent or any Lender to effect the purposes of this Section 2.14.

2.15. Replacement of the Lenders. If (a) any Lender shall become a Defaulting Lender more than one (1) time in a period of twelve (12) consecutive months, (b) any Lender shall continue as a Defaulting Lender for more than five (5) Business Days at any time, (c) any Lender shall suspend its obligation to make or maintain LIBOR Loans pursuant to Section 2.11(b) for a reason which is not applicable to any other Lender, or (d) any Lender shall demand any payment under Section 2.11(c), 2.11(d) or 2.12(a) for a reason which is not applicable to any other Lender, then the Administrative Agent may (or upon the written request of the Borrower, shall) replace such Lender (the “affected Lender”), or cause such affected Lender to be replaced, with another lender (the “replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations) to the replacement Lender pursuant to Section 8.05(c); provided, however, that if the Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for the Borrower (it being expressly agreed that in such circumstances it is the Borrower’s obligation to identify or locate a replacement Lender that is an Eligible Assignee and is acceptable to the Administrative Agent). Upon receipt by any affected Lender of a written notice from the Administrative Agent stating that the Administrative Agent is exercising the replacement right set forth in this Section 2.15, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations) to the replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender’s Loans so sold and assigned or such other amount is agreed to by such affected Lender and such replacement Lender), all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.

2.16. Calculation of Adjusted Borrowing Base Availability. The Borrower’s calculation of the Adjusted Borrowing Base Availability reflected in each Borrowing Base Certificate delivered pursuant to Section 5.01(a)(iv) or otherwise pursuant to this Agreement shall be subject to the review and approval of the Administrative Agent.

EXHIBIT 99.1

2.17. Adjustments to the Applicable Advance Rate.

(a) Adjustment by the Administrative Agent. Notwithstanding anything to the contrary in this Agreement or the other Credit Documents and in addition to any other available remedies, upon the occurrence and during the continuance of an Event of Default, if the Administrative Agent determines in its reasonable discretion that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value of the Collateral or security interests in the Collateral, the Administrative Agent may, upon giving written notice to the Borrower, reduce one or more of the percentages in the definition of Applicable Advance Rate without declaring an Event of Default.

(b) Cash Collection Ratio Adjustment. If the Cash Collection Ratio for any calendar quarter is less than 110%, the Applicable Advance Rate of the Eligible Genius Receivables, the Eligible Weinstein Receivables and the Eligible Library Value, respectively, shall be reduced by 10% (e.g. a rate of 80% would be reduced to 70% pursuant to this Section 2.17(b)) (except that in any event the Applicable Advance Rate of the Eligible Genius Receivables, the Eligible Weinstein Receivables or the Eligible Library Value, as applicable, shall not be reduced below 0%) for the period beginning on the Business Day after the Borrower provides a Compliance Certificate pursuant to Section 5.01(a)(iii) reflecting that the Cash Collection Ratio for any calendar quarter is less than 110% and ending on the Business Day after the Borrower provides a Compliance Certificate pursuant to Section 5.01(a)(iii) reflecting that the Cash Collection Ratio for any calendar quarter is equal to or greater than 110%; provided, however, that that if no Compliance Certificate is delivered when due in accordance with such Section 5.01(a)(iii), then the Cash Collection Ratio shall be deemed to be less than 110% until such date as the Borrower delivers a Compliance Certificate in form and substance acceptable to the Administrative Agent and thereafter the applicable adjustments under this Section 2.17(b) shall be based on the Cash Collection Ratio indicated on such Compliance Certificate until such time as the Applicable Advance Rate is further adjusted as set forth in this Agreement.

ARTICLE III. CONDITIONS PRECEDENT.

3.01. Initial Conditions Precedent. The obligations of the Lenders to make the Loans comprising the initial Revolving Loan Borrowing are subject to the satisfaction of the conditions set forth on Schedule 3.01 and receipt by the Administrative Agent, on or prior to the Closing Date, of each item listed on Schedule 3.01, each in form and substance satisfactory to the Administrative Agent for the benefit of the Lenders.

3.02. Conditions Precedent to each Credit Event. The occurrence of each Credit Event (including the initial Revolving Loan Borrowing) is subject to the further conditions that:

(a) The Borrower shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer, (i) the Notice of Loan Borrowing, Letter of Credit Application, as the case may be, for such Credit Event in accordance with this Agreement and (ii) a Borrowing Base Certificate as contemplated by Section 5.01(a)(iv)(B); and

(b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

EXHIBIT 99.1

(i) The representations and warranties of the Loan Parties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects as of such date);

(ii) No Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing or will result from such Credit Event;

(iii) No material adverse change in the operations, business or condition (financial or otherwise) of the Borrower individually or the Loan Parties (taken as a whole) having occurred since December 31, 2006;

(iv) No default or event of default under the Weinstein Distribution Agreement has occurred and is continuing or will result from such Credit Event, in each case that would permit The Weinstein Company to terminate the Weinstein Distribution Agreement;

(v) The Weinstein Company has not blocked payment from the Weinstein Control Account to the Borrower;

(2) The Weinstein Distribution Agreement expires at least 6 months after the Maturity Date; and

(vii) The Effective Amount of all Loans and L/C Obligations outstanding does not exceed, or will not exceed as a result of such Credit Event, the Adjusted Borrowing Base Availability at such time.

The submission by the Borrower to the Administrative Agent of each Notice of Loan Borrowing, each Letter of Credit Application, each Notice of Conversion (other than a notice for a conversion to a Base Rate Loan) and each Notice of Interest Period Selection shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth above in this Section 3.02(b) is true and correct as of the date of such notice.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

4.01. Representations and Warranties. In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders for itself and each of the other Loan Parties as follows and agrees that each of said representations and warranties shall be deemed to survive until full, complete and indefeasible payment and performance of the Obligations (other than contingent indemnity obligations to the extent no claim has been asserted) and shall apply anew to each Revolving Loan Borrowing hereunder:

(a) Due Incorporation, Formation, Qualification, etc. Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed, individually or in the aggregate could have a Material Adverse Effect.

EXHIBIT 99.1

(b) Authority. The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(c) Enforceability. Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of loan and letter of credit proceeds) contemplated thereby do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Collateral Agent for the benefit of itself, the Administrative Agent and the Lenders pursuant to this Agreement or the other Credit Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, in each case where such breach could result in a Material Adverse Effect.

(e) Approvals.

(i) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the borrowing of Loans, the granting of Liens under the Credit Documents, the execution and delivery of the Credit Documents executed by any Loan Party or the performance or consummation of the transactions contemplated hereby and thereby, except for those which have been made or obtained and are in full force and effect.

(ii) All Governmental Authorizations have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party has received any written notice or other written communications from any Governmental Authority regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, or (ii) any other limitations on the conduct of business by any Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not have, either individually or in the aggregate, a Material Adverse Effect.

EXHIBIT 99.1

(iii) No Governmental Authorization is required for either (x) the pledge or grant by any Loan Party as applicable of the Liens purported to be created in favor of the Collateral Agent or the Administrative Agent (as applicable) in connection herewith or any other Credit Document or (y) the exercise by the Collateral Agent or the Administrative Agent (as applicable) of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to Administrative Agent in writing, and (2) filings or recordings contemplated in connection with this Agreement or any Security Document.

(f) No Violation or Default. No Loan Party is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, could result in such a violation or default), where, in each case, such violation or default could have a Material Adverse Effect. No Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing.

(g) Litigation. Except as set forth in Schedule 4.01(g), no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or to its knowledge threatened against any Loan Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) could (alone or in the aggregate) have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Credit Documents or the transactions contemplated thereby.

(h) Real Property, Etc.

(i) All real property owned or leased by the Loan Parties is described (including, as to owned real property, a legal description) in Schedule 4.01(h) and such schedule sets forth which are owned and which are leased. The Loan Parties own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to the Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by the Loan Parties since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement). Such assets and properties are subject to no Lien, except for Permitted Liens. Each of the Loan Parties has complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases. The real properties owned by the Loan Parties are taxed separately and do not include any other property, and for all purposes the real properties may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.

EXHIBIT 99.1

(ii) No Loan Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party’s use and operation of its business properties are in compliance with all applicable Laws, including all applicable land use and zoning laws, except to the extent that non-compliance could not have a Material Adverse Effect.

(i) Financial Statements. The Financial Statements of the Loan Parties which have been delivered to the Administrative Agent, (i) are in accordance with the books and records of the Loan Parties, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of the Loan Parties as of the date thereof and for the period covered thereby. Other than as set forth on Schedule 4.01(i), no Loan Party has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, are material in the aggregate, except as disclosed in the audited Financial Statements for the fiscal year ended December 31, 2005 and 2006 and the fiscal year to date period ended March 31, 2007, furnished to the Administrative Agent prior to the date hereof, or in the Financial Statements delivered to the Administrative Agent pursuant to clause (i) or (ii) of Section 5.01(a).

(j) Creation, Perfection and Priority of Liens; Equity Interests.

(i) As of the Closing Date (or as of the date any Loan Party becomes party to the Credit Documents after the Closing Date, as to such Loan Party), except as may be caused by any action or omission of the Administrative Agent: (x) the execution and delivery of the Security Documents by the Loan Parties, together with the filing of any UCC financing statements and the recording of the U.S. Patent and Trademark Office filings and U.S. Copyright Office filings delivered to the Administrative Agent for filing and recording, and as of the date delivered, the recording of any mortgages or deeds of trust delivered to the Administrative Agent for recording (but not yet recorded), are effective to create in favor of the Collateral Agent for the benefit of itself, the Administrative Agent and the Lenders, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral as of the Closing Date (or as of the date any Loan Party becomes party to the Credit Documents after the Closing Date, as to such Loan Party) (subject only to Permitted Liens), and (y) all filings and other actions necessary to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect.

(ii) All outstanding Equity Securities of the Loan Parties are duly authorized, validly issued, fully paid and non-assessable (as applicable, and in any event are not subject to further payment obligations by the holders thereof). Except as set forth on Schedule 4.01(j), there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Loan Parties to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of the Loan Parties, or obligating the Loan Parties to grant, extend or enter into any such agreement or commitment. All Equity Securities of the Loan Parties have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law, except where any failure to comply could not have a Material Adverse Effect.

EXHIBIT 99.1

(k) ERISA. Except as set forth on Schedule 4.01(k):

(i) Based upon the actuarial assumptions specified for funding purposes in the latest valuation of each Pension Plan that any Loan Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, the aggregate benefit liabilities of such Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Pension Plan. Neither any Loan Party nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any employee welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage could not have a Material Adverse Effect.

(ii) Each Pension Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such Pension Plan which would result in the incurrence by any Loan Party or any ERISA Affiliate of any material liability, fine or penalty. Each Pension Plan, related trust agreement, arrangement and commitment of any Loan Party or any ERISA Affiliate is legally valid and binding and in full force and effect. No Pension Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. No Loan Party or ERISA Affiliate has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC with respect to any Pension Plan which would result in the incurrence by any Loan Party or ERISA Affiliate of any material liability.

(iii) None of the Loan Parties and the ERISA Affiliates contributes to or has any material contingent obligations to any Multiemployer Plan. None of the Loan Parties and the ERISA Affiliates has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Loan Parties and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

(iv) No Loan Party has (A) engaged in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise failed to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect.

(l) Margin Stock; Other Regulations. No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Borrower or the Loan Parties (taken as a whole), and no proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock. No Loan Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

EXHIBIT 99.1

(m) Trademarks, Patents, Copyrights and Licenses. The Loan Parties each possess and either own, or have the right to use to the extent required, all necessary trademarks, trade names, copyrights, patents, patent rights and licenses which are material to the conduct of their respective businesses as now operated. The Loan Parties each conduct their respective businesses without infringement or, to the Borrower’s knowledge, after Due Inquiry, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not a Loan Party), except where such infringement or claim of infringement could not have a Material Adverse Effect. There is no infringement or, to the Borrower’s knowledge, after Due Inquiry, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of the Borrower or any of the other Loan Parties. Each of the patents, trademarks, trade names, service marks and copyrights owned by any Loan Party which is registered with any Governmental Authority is set forth on the schedules to the Intellectual Property Security Agreement.

(n) Governmental Charges. The Loan Parties have filed or caused to be filed all tax returns which are required to be filed by them. The Loan Parties have paid, or made provision for the payment of, all material taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been established. Other than as set forth on Schedule 4.01(n), proper and accurate amounts have been withheld by each Loan Party from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. No Loan Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.

(o) Subsidiaries, Etc. Schedule 4.01(o) (as supplemented by the Borrower in a notice delivered pursuant to Section 5.01(a)(xi)) sets forth each of the Subsidiaries of each Loan Party, its jurisdiction of organization, the classes of its Equity Securities, the number of Equity Securities of each such class issued and outstanding, the percentages of Equity Securities of each such class owned directly or indirectly by each Loan Party and whether such Loan Party owns such Equity Securities directly or, if not, the Subsidiary of such Loan Party that owns such Equity Securities and the number of Equity Securities and percentages of Equity Securities of each such class owned directly or indirectly by such Loan Party. Except as set forth on Schedule 4.01(o) (as supplemented as set forth above), none of the Loan Parties currently has any Subsidiaries. All of the outstanding Equity Securities of each such Subsidiary indicated on Schedule 4.01(o) as owned by each Loan Party are owned beneficially and of record by such Loan Party free and clear of all adverse claims.

(p) Solvency, Etc. Each of the Loan Parties is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent.

EXHIBIT 99.1

(q) Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of the Borrower, after Due Inquiry, jurisdictional disputes or organizing activities occurring or threatened, which, in each case, alone or in the aggregate could have a Material Adverse Effect.

(r) No Material Adverse Effect. Since December 31, 2006, no event has occurred and no condition exists which, either individually or in the aggregate, could have a Material Adverse Effect.

(s) Accuracy of Information Furnished.

(i) The Credit Documents and the other certificates, statements and information (excluding projections) furnished or made available by the Loan Parties to the Administrative Agent, the Collateral Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished or made available by the Loan Parties to the Administrative Agent, the Collateral Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby have been prepared on a basis consistent with the historical financial statements described above, except as described therein, have been based upon reasonable assumptions and represent, as of their respective dates of presentations, the Loan Parties’ good faith estimates of the future performance of the Loan Parties, and the Borrower has no reason to believe that such estimates and assumptions are not reasonable.

(ii) The copies of the Material Documents which have been delivered to the Administrative Agent in accordance with Section 3.01 are true, correct and complete copies of the respective originals thereof, as in effect on the Closing Date, and no amendments or modifications have been made to the Material Documents, except as set forth by documents delivered or made available to the Administrative Agent in accordance with said Section 3.01 or otherwise reasonably approved in writing by the Required Lenders in accordance with Section 5.02(m). None of the Material Documents has been terminated and each of the Material Documents is in full force and effect. None of the Loan Parties is in default in the observance or performance of any of its material obligations under the Material Documents and each Loan Party has taken all action required to be taken as of the Closing Date to keep unimpaired its rights thereunder (other than possible defaults which may be the subject of any litigation referred to in Schedule 4.01(g)).

(iii) Each Account included in each Borrowing Base Certificate satisfies the requirements of an Eligible Account as of the date of such Borrowing Base Certificate, the Eligible Library Value included in each Borrowing Base Certificate reflects the current Library Value that satisfies the requirements of Eligible Library Value and all calculations in each Borrowing Base Certificate are accurate and in accordance with the provisions and requirements of this Agreement. The Borrower confirms that it has not included any non-Eligible Accounts in Adjusted Borrowing Base Availability even though the sale of goods giving rise to Eligible Accounts and non-Eligible Accounts may be on a single invoice sent to the applicable Account Debtor.

EXHIBIT 99.1

(t) Brokerage Commissions. No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by GPI, the Borrower or any other Loan Party.

(u) Policies of Insurance. The material properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. Schedule 4.01(u) sets forth a true and complete listing of all insurance maintained by the Loan Parties as of the Closing Date. Such insurance has not been terminated and is in full force and effect, and each of the Loan Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder.

(v) Agreements with Affiliates and Other Agreements. Except as disclosed on Schedule 4.01(v), no Loan Party has entered into and, as of the date of the applicable Credit Event does not contemplate entering into, any material agreement or contract with any Affiliate of any Loan Party, except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances. No Loan Party is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which could have a Material Adverse Effect.

(w) Foreign Assets Control, Etc.

(i) No Loan Party (i) is, or is controlled by, a Designated Person; (ii) has received funds or other property from a Designated Person; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. No Loan Party engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person. Each Loan Party and each of its Subsidiaries are in compliance, in all material respects, with the Patriot Act. Each Loan Party has taken reasonable measures to ensure compliance to ensure compliance with the Anti-Terrorism Laws including the requirement that (i) no Person who owns any direct or indirect interest in any Loan Party is a Designated Person, (ii) funds invested directly or indirectly in any Loan Party by are derived from legal sources.

(ii) No portion of the proceeds of any Loan, L/C Credit Extension or other credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable law, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(x) Dormant Entities. American Vantage/Hypnotic, Inc. and Castalian, LLC are dormant entities and conduct no business and have no assets.

EXHIBIT 99.1

4.02. Reaffirmation. The Borrower shall be deemed to have reaffirmed, for the benefit of the Lenders, the Collateral Agent and the Administrative Agent, each representation and warranty in all material respects contained in Article IV and in the other Credit Documents on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date).

ARTICLE V. COVENANTS.

5.01. Affirmative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed (other than contingent indemnity obligations to the extent no claim has been asserted) or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Loan Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Financial Statements, Reports, etc. The Borrower shall deliver to the Administrative Agent the following (which delivery shall be deemed satisfied with respect to Section 5.01(a)(i) and (ii) upon the Borrower or GPI filing with the Securities and Exchange Commission 10-Q or 10-K reports that include the applicable Financial Statements), each in such form and such detail as the Administrative Agent or the Required Lenders shall reasonably request:

(i) As soon as available and in no event later than the last permitted day for GPI to file quarterly SEC financial statements for such fiscal quarter absent any waiver of filing requirements (except for the applicable Rule 12b-25 grace period so long as a Rule 12b-25 form is timely filed with the SEC), a copy of the Financial Statements of the Loan Parties (prepared on a consolidated and consolidating basis) for such quarter (beginning with the quarter ending June 30, 2007 and thereafter) and for the fiscal year to date, certified by the president or chief financial officer of the Borrower to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes, which Financial Statements shall be accompanied by a narrative from management of the Borrower which discusses results (which delivery shall be deemed satisfied by the receipt of or the filing of the 10-Q or 10-K reports that include a management discussion and analysis) and compares actual financial performance for the prior fiscal quarter to the budget and projected financial statements for such fiscal year delivered pursuant to Section 5.01(a)(vii);

(ii) As soon as available and in no event later than the last permitted day for GPI to file annual SEC financial statements for such fiscal year absent any waiver of filing requirements (except for the applicable Rule 12b-25 grace period so long as a Rule 12b-25 form is timely filed with the SEC), copies of the consolidated and consolidating Financial Statements of the Loan Parties for such year, audited (as to the consolidated Financial Statements) by an independent certified public accountants of recognized national standing, which Financial Statements shall be accompanied by (1) a narrative from management of the Borrower which discusses results (which delivery shall be deemed satisfied by the receipt of or the filing of the 10-Q or 10-K reports that include a management discussion and analysis) and (2) copies of the unqualified opinions, such accountants covenant compliance calculations and, to the extent delivered, management letters delivered by such accountants in connection with all such Financial Statements and prepared in accordance with GAAP;

EXHIBIT 99.1

(iii) Contemporaneously with the Financial Statements for each quarter and each year end required by the foregoing clauses (i) and (ii), a compliance certificate of the president or chief financial officer of the Borrower in substantially the form of Exhibit E (a “Compliance Certificate”) which (A) states that no Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, or, if any such Default or Event of Default (or such event or circumstance described in Section 2.06(d)) has occurred and is continuing, a statement as to the nature thereof and what action the Borrower proposes to take with respect thereto, (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Section 5.03, and (C) sets forth information and computations related to Sections 2.17(b), 5.01(i), 5.02(a), 5.02(d), 5.02(e) and 5.02(q) of this Agreement and any other provisions of the Credit Documents required to be included in such Compliance Certificate;

(iv) (A) On each Monthly Release Date, a Borrowing Base Certificate of the president or chief financial officer of the Borrower in substantially the form of Exhibit F (a “Borrowing Base Certificate”) which sets forth (i) the calculation of the Adjusted Borrowing Base Availability as of such Monthly Release Date (including Accounts agings), (ii) the calculation of the Percentage of Loans Outstanding as of such Monthly Release Date, (iii) the amount that the Borrower is requesting to be released to the Borrower from the Genius Control Account pursuant to Section 2.05(a) and the amount the Borrower is requesting be retained in the Genius Control Account as an “Eligible Cash Amount,”(iv) the ratings described in the definition of “Applicable Concentration Percentage” for each Account Debtor where the Borrower’s and the Guarantor’s total Accounts from such Account Debtor (other than, in the case of Blockbuster, Weinstein Receivables (currently designated on the Borrower’s accounts receivable system as “BLOWEI” accounts) at any time when no Weinstein Receivable owing from Blockbuster otherwise qualifies as an “Eligible Account”) exceed 7% of the Borrower’s and the Guarantor’s total Eligible Accounts, determined using the Bloomberg CRPR screen (or any other source satisfactory to the Administrative Agent), in each case, as of the last day of the calendar month ending prior to such Monthly Release Date and (v) a schedule of the amount and Account Debtor for each VMI Account, and (B) concurrently with the delivery of a Notice of Loan Borrowing or Letter of Credit Application, a Borrowing Base Certificate demonstrating that the Adjusted Borrowing Base Availability as of the most recent Monthly Release Date (after making adjustments as required by clause (e) of the definition of Adjusted Borrowing Base Availability) is sufficient for such requested Notice of Loan Borrowing or Letter of Credit Application. In each case, such Borrowing Base Certificate shall be accompanied by a certificate of a Responsible Officer of the Borrower attesting that the Adjusted Borrowing Base Availability as set forth in the Borrowing Base Certificate has been calculated in accordance with the definition of “Adjusted Borrowing Base Availability” as set forth in Section 1.01;

EXHIBIT 99.1

(v) On each Monthly Release Date, an Allocation Certificate of the president or chief financial officer of the Borrower in substantially the form of Exhibit G (an “Allocation Certificate”) which includes a calculation of the then applicable allocation and application of funds from the Central Lockbox Account to the Weinstein Control Account and the Genius Control Account pursuant to the Intercreditor Agreement and confirmation of such allocation and application of funds from the Central Lockbox Account pursuant to the Intercreditor Agreement as of the date of such Allocation Certificate. The Allocation Certificate shall be accompanied by a certificate of a Responsible Officer of the Borrower attesting that the allocation and application of funds requirements set forth in the Intercreditor Agreement have been complied with;

(vi) As soon as possible and in no event later than five (5) Business Days after any Loan Party knows of the occurrence or existence of (A) any ERISA Event, (B) any actual or, to the knowledge of the Loan Parties, threatened litigation, suits, claims, disputes or investigations against any Loan Party involving potential monetary damages payable by any Loan Party of $1,000,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which relief, if granted, could have a Material Adverse Effect, (C) any other event or condition which, either individually or in the aggregate, could have a Material Adverse Effect, including (I) breach or non-performance of, or any default (taking into consideration any applicable cure periods) under, a Contractual Obligation of the Borrower or any Guarantor; (II) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Guarantor and any Governmental Authority; or (III) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Guarantor, including pursuant to any applicable Environmental Laws; (D) any Default, Event of Default (or event or circumstance described in Section 2.06(d)) or any default under any Subordinated Obligations, the statement of the president or chief financial officer or treasurer of the Borrower setting forth details of such event, circumstance, condition, default, Event of Default or Default and the action which the Borrower proposes to take with respect thereto; or (E) any material change in accounting policies of or financial reporting practices by the applicable Loan Party. Each notice pursuant to this Section 5.01(a)(vi) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to this Section 5.01(a)(vi) shall describe with particularity any and all provisions of this Agreement or other Credit Document that have been breached;

(vii) As soon as available, and in any event not later than forty five (45) days after the commencement of each fiscal quarter of the Borrower, the budget and projected financial statements of the Loan Parties for the next four quarters, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of the Loan Parties, all in reasonable detail and in any event to include projected capital expenditures and quarterly projections of the Borrower’s compliance with each of the covenants set forth in Section 5.03 of this Agreement (including quarterly forecasts of monthly cash flow demonstrating monthly compliance with Section 5.03(a) during such fiscal year);

EXHIBIT 99.1

(viii) As soon as possible and in any event not later than 90 days after December 31 of each year, a Library Value Report and if (A) an Event of Default has occurred and is continuing, (B) a Material Library Value Event has occurred or (C) in the reasonable judgment of the Administrative Agent a material change in market conditions has occurred, the Administrative Agent in its reasonable discretion (or at any time when an Event of Default has occurred and is continuing) may require an updated Library Value Report covering such matters as the Administrative Agent shall reasonably require (but in any event including all such matters contained in the initial Library Value Report delivered by the Salter Group that relate to copyrights and Inbound Distribution Agreements included in the Eligible Library Value), all at the Borrower’s expense; provided that when the Applicable Advance Rate with respect to the Eligible Library Value equals 0%, clause (A), (B) and (C) of this Section 5.01(a)(viii) shall not apply; provided further, that in the case of an acquisition that does not result in a Material Library Value Event, an appraisal from an independent third party delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent with respect to the assets acquired in such acquisition shall be deemed to be the Library Value Report with respect to such assets until the next Library Value Report is delivered as contemplated above.

(ix) At least thirty (30) days prior to a sale or other disposition of all or part of the Library Value and no more than ten (10) days after a Material Library Value Event or a material acquisition or change in market conditions for assets comprising all or part of the Library Value has occurred, a notice from the Borrower setting forth the details thereof;

(x) As soon as possible and in no event later than five (5) Business Days prior to the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.06(c), the statement of the chief financial officer of the Borrower setting forth the details thereof;

(xi) As soon as possible and in no event later than ten (10) days prior thereto, written notice of the establishment or acquisition by a Loan Party of any new Subsidiary or the issuance of any new Equity Securities of any existing Loan Party;

(xii) As soon as possible and in no event later than five (5) Business Days after the receipt thereof by a Loan Party, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any liability of a Loan Party for Environmental Damages;

(xiii) Promptly after the same are available, and in any event within five (5) Business Days after filing with the Securities and Exchange Commission, notice of filing of copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of GPI or any of its Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which GPI, the Borrower or any of their respective Subsidiaries may file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Administrative Agent pursuant to other provisions of this Section 5.01(a);

EXHIBIT 99.1

(xiv) As soon as possible and in no event later than (10) days prior to the acquisition by any Loan Party of any leasehold or ownership interest in real property, a written update to Schedule 4.01(h);

(xv) Promptly after the reasonable request by any Lender through the Administrative Agent, copies of any other report or other document that was filed by GPI, the Borrower or any of their respective Subsidiaries, with any Governmental Agency; and

(xvi) Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Borrower with the terms of this Agreement and the other Credit Documents as the Administrative Agent, the Collateral Agent or any Lender may from time to time reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on one or more Platforms and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state security laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

(b) Books and Records. The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

(c) Inspections.

(i) The Loan Parties shall provide the Administrative Agent with (or, if requested by the Administrative Agent, permit the Administrative Agent or any agent or representative thereof to conduct) a Collateral Audit at the Borrower’s expense (A) not later than 90 days after January 1 and June 30 of each year (including not later than 90 days after June 30, 2007), and (B) if an Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, at any other time the Administrative Agent requests;

EXHIBIT 99.1

(ii) The Loan Parties shall permit the Administrative Agent, the Collateral Agent or any agent or representative thereof, upon reasonable notice and during normal business hours so long as no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing and otherwise at any time as the Administrative Agent or the Collateral Agent may determine with or without prior notice to the Borrower, to visit and inspect any of the properties and offices of the Loan Parties, to conduct audits of any or all of the Collateral, to examine the books and records of the Loan Parties and make copies thereof, and to discuss the affairs, finances and business of the Loan Parties with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent or the Collateral Agent may request, all at the Borrower’s expense; provided that so long as no Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing, the Borrower shall not be obligated to pay for the costs of more than one inspection under this Section 5.01(c)(ii) in any 12 month period.

(d) Insurance. The Loan Parties shall:

(i) Carry and maintain (A) insurance during the term of this Agreement of the types and in the amounts customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker’s compensation, (B) if reasonably requested by the Administrative Agent, flood insurance with respect to real property Collateral in amounts and subject to such deductibles and other terms as may be reasonably acceptable to the Administrative Agent, (C) protection and indemnity risks and (D) any other risks against which the Administrative Agent considers, having regards to practices and other circumstances prevailing at the relevant time, it would in the reasonable opinion of the Administrative Agent be reasonable for the Loan Parties to insure and which are specified by the Administrative Agent by notice to the Borrower;

(ii) Furnish to the Administrative Agent, upon written request, full information as to the insurance carried;

(iii) Carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is reasonably satisfactory to the Administrative Agent; and

(iv) Obtain and maintain endorsements reasonably acceptable to the Administrative Agent for such insurance (including form 438BFU or equivalent) naming the Administrative Agent and the Collateral Agent as an additional insured, mortgagee and as lender’s loss payee and including lender’s loss payable endorsements, where applicable;

EXHIBIT 99.1

(v) Unless otherwise agreed to by the Administrative Agent with the consent of the Required Lenders, cause each such policy to (A) provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder, (B) provide that it shall not be canceled, modified or not renewed (1) by reason of nonpayment of premium upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent, and (2) for any other reason upon not less than thirty (30) days’ prior written notice by the insurer to the Administrative Agent and, in each case, giving the Administrative Agent the right to cure defaults, (C) provide for at least thirty (30) days’ prior written notice to each insured and each loss payee named therein of the date on which such policies shall terminate by lapse of time if not renewed, (D) be primary without right of contribution from any other insurance carried by or on behalf of any Lender, the Collateral Agent or the Administrative Agent with respect to any interest in the Collateral, (E) provide that no Person other than the Loan Parties shall have any liability for any premiums with respect thereto and (F) provide that inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;

provided, however, that if any Loan Party shall fail to maintain insurance in accordance with this Section 5.01(d), or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

(e) Governmental Charges and Other Indebtedness. Each Loan Party shall promptly pay and discharge when due (i) all material taxes and other material Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all Indebtedness which, if unpaid, could become a Lien upon the property of such Loan Party and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, could have a Material Adverse Effect, except such taxes, Governmental Charges and Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained to the satisfaction of the Administrative Agent and no material property of any Loan Party is at impending risk of being seized, levied upon or forfeited.

(f) Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans (i) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement, (ii) to finance Permitted Acquisitions, and (iii) (together with Letters of Credit issued hereunder) to provide for the working capital and general corporate purpose needs of the Loan Parties (including without limitation (but subject to the terms herein) the acquisition, development, financing, production, distribution, marketing and certain other exploitation costs). No part of the proceeds of any Loan or any Letter of Credit shall be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

EXHIBIT 99.1

(g) General Business Operations. Each of the Loan Parties shall (i) preserve, renew and maintain in full force its corporate, partnership or limited liability company existence and good standing under the Governmental Rules of the jurisdiction of its organization and all of its rights, licenses, leases, qualifications, privileges franchises and other authority reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person in all material respects, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, could not have a Material Adverse Effect, (iv) maintain, preserve and protect all of its rights to enjoy and use its trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations and (v) conduct its business in an orderly manner without voluntary interruption. No Loan Party shall change its jurisdiction of formation.

(h) Compliance with Laws . Each Loan Party shall comply, and shall cause all other Persons occupying or using such Loan Party’s property to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws and Environmental Permits), noncompliance with which could have, individually or in the aggregate, a Material Adverse Effect and the inventory of each Loan Party shall comply with the Fair Labor Standards Act.

(i) New Subsidiaries. The Borrower shall, at its own expense promptly, and in any event within thirty (30) Business Days after the formation or acquisition of any Domestic Subsidiary or any Foreign Subsidiary (A) notify the Administrative Agent of such event in writing (to the extent notice has not already been provided in accordance with Section 5.01(a)(x)), (B) cause each Domestic Subsidiary, each Foreign Guarantor Subsidiary and each other Loan Party (other than a Foreign Non-Guarantor Subsidiary), as applicable, to become a party to the Guaranty, the Security Agreement, the Intellectual Property Security Agreement and each other applicable Security Document in accordance with the terms thereof, execute additional Security Documents if requested by the Administrative Agent and amend the Security Documents as appropriate in light of such event to pledge to the Collateral Agent for the benefit of itself and the Lenders (1) 100% of the Equity Securities of each such Person which becomes a Domestic Subsidiary or a Foreign Guarantor Subsidiary and (2) 100% of the non-voting Equity Securities (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) and 66% of the voting Equity Securities (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) of each such Person which becomes a Foreign Non-Guarantor Subsidiary (provided that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by any Loan Party of any additional Equity Securities in any such Foreign Non-Guarantor Subsidiary to the Collateral Agent, on behalf of itself and the Lenders, under the Security Documents would not result in an increase in the aggregate net consolidated tax liabilities of the Loan Parties, then, promptly after the change in such laws, all such additional Equity Securities shall be so pledged under the Security Documents) and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby,

EXHIBIT 99.1

(C) deliver (or cause the appropriate Person to deliver) to the Collateral Agent all certificates and other instruments constituting Collateral thereunder free and clear of all adverse claims, accompanied by undated powers or other instruments of transfer executed in blank (and take such other steps as may be requested by the Administrative Agent or the Collateral Agent to perfect the Collateral Agent’s Lien in such Collateral consisting of Equity Securities in compliance with any applicable laws of jurisdictions outside of the United States of America), (D) cause each document (including each UCC financing statement and each filing with respect to intellectual property owned by each new Domestic Subsidiary) required by law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Lenders a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent, (E) deliver an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent with respect to each new Domestic Subsidiary and Foreign Guarantor Subsidiary, and/or the pledge of the Equity Securities of each Domestic Subsidiary, Foreign Guarantor Subsidiary and Foreign Non-Guarantor Subsidiary and the matters set forth in this Section and (F) deliver to the Administrative Agent the same organization documents, resolutions, certificates, lien searches and other matters set forth in Schedule 3.01(b) and (e) with respect to such New Subsidiary as required to be delivered with respect to the Borrower on the date hereof, in form and substance reasonably satisfactory to Administrative Agent.

(j) Appraisals. During the existence of an Event of Default (or event or circumstance described in Section 2.06(d)) or upon the written request of any Lender acting pursuant to any Requirement of Law, the Borrower agrees that the Administrative Agent may, at the expense of the Borrower, commission an appraisal of any property (i) to which any Loan Party holds legal title and (ii) which is encumbered by any Security Document.

(k) Additional Collateral. If at any time from and after the Closing Date any Loan Party acquires any fee interest in real property with a value that exceeds $1,000,000, such Loan Party shall deliver to the Administrative Agent, at its own expense, promptly all documentation and information in form and substance reasonably satisfactory to the Administrative Agent (including surveys and environmental reports) to assist the Collateral Agent in obtaining deeds of trust or mortgages on such additional real property and ALTA policies of title insurance, with such endorsements as the Administrative Agent may reasonably require, issued by a company and in form and substance reasonably satisfactory to the Administrative Agent, in an amount equal to the principal amount of the Total Revolving Loan Commitment as in effect from time to time, insuring the Collateral Agent’s Lien on such additional real property Collateral to be of first priority, subject only to such exceptions as the Administrative Agent shall approve in its discretion, with all costs thereof to be paid by the Borrower.

(l) Dissolution of Dormant Subsidiaries. No later than 60 days after the Closing Date, the Borrower shall have dissolved or merged out of existence American Vantage/Hypnotic, Inc. and Castalian, LLC in accordance with applicable law and provided the Administrative Agent with evidence of such dissolution or merging out.

EXHIBIT 99.1

(m) Good Tax Standing. No later than 30 days after the Closing Date, the Borrower shall obtain a certificates of the Franchise Tax Board, Secretary of State or comparable official from the state of Colorado, dated as of a date within 30 days after the Closing Date, stating that Castalian Music L.L.C. is in good tax standing under the laws of Colorado.

(n) Control Agreements. No later than 30 days after the Closing Date, to the extent not previously provided, the Borrower shall provide the Administrative Agent with (i) a Control Agreement with each financial institution at which the Borrower or any Guarantor maintains a deposit account as of the Closing Date, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the depositary bank to which addressed and (ii) a Control Agreement with each securities intermediary at which any Borrower or any Guarantor maintains a securities account as of the Closing Date, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the securities intermediary to which addressed.

(o) Additional Insurance. No later than August 29, 2007, the Borrower shall obtain and maintain additional insurance policies in such amounts, with such deductibles and covering such risks as is acceptable to the Administrative Agent in its sole discretion and provide the Administrative Agent with evidence thereof in form and substance satisfactory to the Administrative Agent.

(p) Ditan Distribution LLC. No later than 30 days after the Closing Date, the Borrower shall enter into a new distribution agreement with Ditan Distribution LLC satisfactory to the Administrative Agent and provide the Administrative Agent with a new bailee/access letter agreement with respect to the duplicator/replicator facility/warehouse satisfactory to the Administrative Agent, appropriately completed and duly executed by the Borrower, the Collateral Agent and Ditan Distribution LLC.

5.02. Negative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, (other than contingent indemnity obligations to the extent no claim has been asserted) or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Loan Parties, with the following negative covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Indebtedness. None of the Loan Parties shall create, incur, assume or permit to exist any Indebtedness or engage in any off-balance sheet finance transaction or other similar transaction except for the following (“Permitted Indebtedness”):

(i) Indebtedness of the Loan Parties under the Credit Documents;

(ii) Indebtedness of the Loan Parties listed in Schedule 5.02(a) and existing on the date of this Agreement (excluding any extension, renewal, replacement or refinancing thereof);

(iii) Indebtedness of the Loan Parties under Rate Contracts entered into with respect to the Loans; provided that (A) all such Rate Contracts are entered into in connection with bona fide hedging operations and not for speculation and (B) the aggregate notional principal amount under all such Rate Contracts does not exceed the Effective Amount of the Loans at any time;

EXHIBIT 99.1

(iv) Indebtedness of the Loan Parties with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business, including those for laboratories (including surety or similar bonds issued in connection with the stay of a proceeding of the type described in Section 6.01(h));

(v) Guaranty Obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;

(vi) Indebtedness, if any, owing to any other Loan Parties; provided that the Investment constituting such Indebtedness is permitted by Section 5.02(e)(iii);

(vii) purchase money Indebtedness and Capital Lease obligations in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

(viii) Indebtedness, if any, owing to The Weinstein Company under the Weinstein Distribution Agreement;

(ix) Subordinated Obligations incurred after the Closing Date; provided that such Indebtedness is on terms and conditions and pursuant to documentation (including rate, tenor, amount, security and subordination) satisfactory to the Required Lenders and the Required Lenders consent thereto is evidenced in writing; and

(x) Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding arising in connection with one or more letters of credit issued by a Lender under separate documentation between a Loan Party and such Lender (for the avoidance of doubt, each letter of credit described in this clause (x) is not a Letter of Credit as defined in this Agreement).

(b) Liens. No Loan Party shall create, incur, assume or permit to exist any Lien or Negative Pledge on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(i) Liens in favor of the Collateral Agent, the Administrative Agent or any Lender securing the Obligations and Negative Pledges under the Credit Documents;

(ii) Liens listed in Schedule 5.02(b) and existing on the date of this Agreement and any replacement Liens (covering the same or a lesser scope of property) in respect of replacement Indebtedness permitted under Section 5.02(a)(ii);

(iii) Liens on the TWC Collateral (as defined in the Intercreditor Agreement) in favor of The Weinstein Company securing the Weinstein Secured Obligations (as defined in the Intercreditor Agreement) so long as such liens are subject to the Intercreditor Agreement and the Intercreditor Agreement remains in full force and effect;

(iv) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith and by appropriate proceedings; provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no property of any Loan Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

EXHIBIT 99.1

(v) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums which are not overdue more than 45 days or are being contested in good faith and by appropriate proceedings; provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

(vi) Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(vii) Purchase money Liens and associated Negative Pledges incurred with respect to property acquired using the proceeds of Indebtedness and Capital Leases permitted under Section 5.02(a)(vii);

(viii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) or (vi) above; provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien;

(ix) any judgment Lien not giving rise to an Event of Default;

(x) leases or subleases granted to others (in the ordinary course of business consistent with past practices) not interfering in any material respect with the ordinary conduct of the business or operations of any Loan Party;

(xi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(xii) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessor, utilities and other service providers;

(xiii) bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;

(xiv) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of any Loan Party;

(xv) Liens resulting from a filing made by a third party as consignor against the Borrower as consignee, which filing solely describes the property of the consignor that is being held by the Borrower;

EXHIBIT 99.1

(xvi) Other Liens securing any collateral of the Loan Parties with a value in an amount not in excess of $2,000,000 at any one time;

(xvii) Liens incurred with respect to Subordinated Obligations permitted under Section 5.02(a)(ix) to the extent the Required Lenders expressly permit any such Liens when consenting to any such Subordinated Obligations pursuant to Section 5.02(a)(ix);

(xviii) Liens on cash collateral in favor of Citibank, N.A. securing the Indebtedness permitted under Section 5.02(a)(ii); provided that (A) the aggregate amount of such cash collateral may not at any time exceed the lesser of (1) the aggregate outstanding amount of the Indebtedness permitted under Schedule 5.02(a)(ii) and (2) $300,000 and (B) such cash collateral must be held in account #270271604 at Citibank, N.A.; and

(xix) Liens on cash collateral in favor of one or more Lenders securing the Indebtedness permitted under Section 5.02(a)(x); provided that (A) the aggregate amount of such cash collateral may not at any time exceed the lesser of (1) the aggregate outstanding amount of the Indebtedness permitted under Section 5.02(a)(x) at such time and (2) $5,000,000 and (B) such cash collateral must be held in one or more Operating Accounts;

provided, however, that the foregoing exceptions shall not permit any Lien in any Equity Securities issued by any Loan Party (other than GPI) and owned by any Loan Party, except for Liens in favor of the Collateral Agent securing the Obligations or any guaranty thereof.

(c) Asset Dispositions. No Loan Party shall, directly or indirectly, sell, lease, charter, convey, transfer or otherwise dispose (including, without limitation, via any sale and leaseback transaction) of any of its assets or property, whether now owned or hereafter acquired, except for the following:

(i) Sales or licensing by the Loan Parties of inventory in the ordinary course of their businesses (excluding sales of inventory by any Loan Party, directly or indirectly, to another Loan Party);

(ii) Sales by the Loan Parties of damaged, worn or obsolete equipment in the ordinary course of their businesses for not less than fair market value;

(iii) Sales or other dispositions by any Loan Party of Investments permitted by clause (i) of Section 5.02(e) for not less than fair market value; provided that no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing and the proceeds of such sale or other disposition are retained as working capital with such Loan Party;

(iv) Sales or other dispositions of assets and property by the Borrower to any Guarantor (other than GPI) or by any Guarantor to the Borrower or another Guarantor (other than GPI); provided that the terms of any such sales or other dispositions by or to the Borrower or any Guarantor are terms which are no less favorable to the Borrower or any Guarantor than would prevail in the market for similar transactions between unaffiliated parties dealing at arm’s length; and

EXHIBIT 99.1

(v) Sales or other dispositions by the Loan Parties of all or a portion of the assets included in the Library Value to a non-Affiliate third party for cash; provided that:

(A) No Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing on the date of, or would result after giving effect to, any such sale or other disposition (actually and on a pro forma basis);

(B) The Adjusted Borrowing Base Availability reported in the most recently delivered Borrowing Base Certificate as of the date of any such sale or other disposition exceeds, and would exceed after giving effect to any such sale or other disposition, the aggregate amount of Revolving Loans and L/C Obligations outstanding as of the date of any such sale or other disposition; and

(C) The Borrower notifies the Administrative Agent of any such sale or other disposition in accordance with Section 5.01(a)(ix).

(d) Mergers, Acquisitions, Etc. No Loan Party shall reorganize, recapitalize, liquidate, dissolve or consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

(i) the Borrower and the other Loan Parties (other than GPI) may consolidate or merge with each other; provided that (A) no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing or would result after giving effect to any such consolidation or merger and (B) in any such consolidation or merger involving the Borrower and another Loan Party, the Borrower is the surviving Person;

(ii) American Vantage/Hypnotic, Inc. and Castalian, LLC may be dissolved or merged out of existence in accordance with applicable law; provided that no Event of Default under any other provision of this Agreement shall have otherwise occurred and be continuing or would result after giving effect to any such dissolution;

(iii) Acquisitions by the Borrower or a Guarantor of any Person or the assets of a Person as a new Subsidiary or of all or substantially all of the assets of any other Person or identifiable business unit or division of any other Person (in each case, the “Proposed Target”); provided that:

(A) No Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition (actually and on a pro forma basis);

(B) The Proposed Target is in the same or similar line of business as the Borrower;

EXHIBIT 99.1

(C) The acquisition of the Proposed Target shall be completed as a result of an arm’s length negotiation (i.e. on a non-hostile basis);

(D) The Proposed Target’s earnings before interest, taxes, depreciation and amortization (calculated in a manner reasonably acceptable to the Administrative Agent) for the last twelve months ending as of closing of such acquisition is not less than zero;

(E) The acquisition of the Proposed Target shall be consummated, in all material respects, in accordance with all applicable laws and all applicable Governmental Authorizations;

(F) The Borrower have delivered to the Administrative Agent, (1) written notice of such proposed acquisition at least 20 calendar days prior to the closing date of such proposed acquisition, (2) financial statements of the subject of such acquisition (or, in the case of assets constituting less than all of the assets of a Person, the equivalent of financial statements with respect to such assets) to the extent available, but in no event for less than the immediately preceding twelve months, and (3) pro forma financial statements reflecting the combined projected performance of the Loan Parties during the 12 months immediately following consummation of such transaction, certified to the Administrative Agent and the Lenders as being the good faith projections of the Borrower, in form and detail reasonably acceptable to the Administrative Agent, which projections shall show that such acquisition will not result in any Default hereunder (or event or circumstance described in Section 2.06(d));

(G) The Borrower shall be in compliance with the covenants in Section 5.03 and any financial covenants set forth in this Agreement on a pro forma basis after giving effect to the acquisition of the Proposed Target as of the last day of the fiscal quarter most recently ended and, prior to the proposed acquisition date, the Administrative Agent shall have received a Compliance Certificate evidencing such pro forma compliance;

(H) No Proposed Target shall be organized or domiciled under the law of any jurisdiction outside the United States or Canada, and no Proposed Target shall have more than 10% of its assets or annual revenues based in or from outside of the United States or Canada (as determined from the most recently available financial information for the Proposed Target);

(I) The Proposed Target shall be owned directly by the Borrower or, if the Proposed Target remains a separate entity, be a wholly-owned Subsidiary of the Borrower after giving effect to the acquisition;

(J) The Collateral Agent shall hold a perfected, first priority security interest in and lien on all of the assets acquired by the Borrower or a Guarantor in such transaction (including but not limited to the assets of the Proposed Target, subject only to Permitted Liens and, if the Proposed Target survives such transaction as a separate Subsidiary, any Equity Securities in the Proposed Target to the extent required by Section 5.01(i));

EXHIBIT 99.1

(K) If such Proposed Target remains a separate Subsidiary, all action required of the Loan Parties under Section 5.01(i) shall be completed substantially concurrently with the consummation of such acquisition or, if reasonably requested by the Administrative Agent, such Proposed Target (and any Subsidiary of the Proposed Target acquired as part of the acquisition) shall be a party to the Credit Documents as an additional borrower substantially concurrently with the consummation of such acquisition pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent; and

(L) The consideration paid or payable in cash or other property (other than common Equity Securities) in connection with such acquisition (including “earn-out” or similar payments), when taken together with each other Permitted Acquisition consummated since the Closing Date shall not exceed $5,000,000 in the aggregate; provided, that consideration paid or payable in common Equity Securities of the Borrower or GPI shall not be subject to or included in the limit of $5,000,000 .

(e) Investments. None of the Loan Parties shall make any Investment except for Investments in the following:

(i) Investments by the Loan Parties in cash and Cash Equivalents; provided that, for Investments of the Borrower and each Guarantor, such Investments are subject to a Control Agreement (other than an aggregate amount of Investments existing at any one time equal to or less than $100,000);

(ii) Investments listed in Schedule 5.02(e) existing on the date of this Agreement;

(iii) Investments by the Loan Parties in each other (other than GPI); provided that any Investments constituting Indebtedness shall be evidenced by one or more Pledged Intercompany Notes subject to a first perfected security interest in favor of the Collateral Agent and in the Collateral Agent’s possession; provided further that Investments (including any loans or advances) by Loan Parties made directly or indirectly in any Foreign Subsidiaries may not exceed $1,000,000 at any one time as to any such Foreign Subsidiary or $1,000,000 in the aggregate at any one time;

(iv) Investments consisting of loans to employees, officers and directors in the ordinary course of business in an aggregate amount not exceeding $1,000,000 at any one time outstanding;

(v) Investments permitted by Section 5.02(d);

(vi) Advance payments made for the right to distribute or market products or items under an Inbound Distribution Agreement that are permitted by Section 5.02(q);

EXHIBIT 99.1

(vii) Deposit accounts; provided that, for deposit accounts of the Borrower and each Guarantor, such Investments are subject to a Control Agreement; and

(viii) Investments by the Borrower and its Domestic Subsidiaries in Joint Ventures related to co-productions which are organized under the laws of the United States of America or any state thereof in an aggregate amount (valued at cost) not to exceed $20,000,000 at any one time since the date of this Agreement; provided that in calculating the aggregate amount of Investments relating to co-productions, such Investments recouped by the Borrower or any of its Domestic Subsidiaries shall reduce the aggregate amount of Investments related to co-productions; provided further, that if (A) the Borrower and the Guarantors have positive operating income before depreciation and amortization as determined in accordance with GAAP for four consecutive quarters and cumulative operating income before depreciation and amortization as determined in accordance with GAAP of $75,000,000 or more since the Closing Date and (B) the Borrower shall have provided the Administrative Agent with a certificate confirming the satisfaction of the conditions in clause (A) above together with calculations demonstrating such satisfaction executed by a Responsible Officer of the Borrower, then from and after the date such certificate is delivered to the Administrative Agent the dollar limitation in this clause (viii) shall no longer be applicable.

(f) Distributions, Redemptions, Etc. No Loan Party shall reorganize, recapitalize or make any Distributions or set apart any sum for any such purpose except as follows:

(i) Any Subsidiary of the Borrower may pay dividends on its Equity Securities to the Borrower or any intervening Subsidiary;

(ii) If no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing or would result from a proposed Distribution under this Section 5.02(f)(ii) and so long as the Borrower is a limited liability company or any other pass-through entity for tax purposes, the Borrower may, on a quarterly basis, make cash Distributions to GPI and The Weinstein Company (through any intervening Loan Parties) and GPI may make corresponding distributions to its shareholders in an amount equal to the minimum amount necessary to pay for estimated income taxes owing by GPI and The Weinstein Company attributable to the income of the Borrower (less the amount of any prior Distribution for such purpose that was not necessary to pay the actual taxes of such holders); and

(iii) If no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing or would result from a proposed Distribution under this Section 5.02(f)(iii) and so long as GPI and the Borrower remain in compliance with their material business and legal agreements, the Borrower may, on a quarterly basis make cashless Distributions to The Weinstein Company for the purpose of converting The Weinstein Company’s Class W Units of the Borrower into common stock of GPI. Without limiting the foregoing, the Borrower agrees not to elect to make any cash payment in connection with any such conversion or redemption under the Borrower’s limited liability company agreement.

EXHIBIT 99.1

(g) Change in Business. No Loan Party shall engage, either directly or indirectly through Affiliates, in any business substantially different from the business of the Borrower or the Loan Parties as of the Closing Date.

(h) Payments of Indebtedness, Etc. No Loan Party shall:

(i) prepay, redeem, purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) in any manner prior to the scheduled payment thereof any Indebtedness (including any Subordinated Obligations) or lease obligations of any Loan Party (other than (A) the Obligations and (B) the prepayment of any Indebtedness incurred in accordance with Section 5.02(a)(vii) so long as no Default or Event of Default (or event or circumstance described in Section 2.06(d)) exists at the time of such proposed prepayment of any Indebtedness incurred in accordance with Section 5.02(a)(vii) or would result therefrom); or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Indebtedness (including any Subordinated Obligations) of any Loan Party prior to the date when due or otherwise to provide for the defeasance of any such Indebtedness;

(ii) pay or prepay any principal, premium, interest or any other amount (including sinking fund payments) with respect to any Subordinated Obligation (except payments expressly approved by the Required Lenders in writing), or redeem purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) any Subordinated Obligations; or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Subordinated Obligations prior to the date when due or otherwise to provide for the defeasance of any Subordinated Obligations; or

(iii) supplement, modify, amend, restate, extend or otherwise change the terms of any document, instrument or agreement evidencing or governing any Subordinated Obligations.

(i) ERISA.

(i) No Loan Party nor any ERISA Affiliate shall (A) adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the IRC involving any Pension Plan or Multiemployer Plan which would subject a Loan Party or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the IRC or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Pension Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the IRC, where singly or cumulatively, the above could have a Material Adverse Effect.

EXHIBIT 99.1

(ii) No Loan Party shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect.

(j) Transactions With Affiliates. No Loan Party shall enter into or permit to exist any Contractual Obligation with any Affiliate (other than any other Loan Party) or engage in any other transaction with any Affiliate (other than any other Loan Party) other than Contractual Obligations upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons.

(k) Accounting Changes. No Loan Party shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices except as required by GAAP.

(l) Rate Contracts. No Loan Party shall enter into any Rate Contract, except (i) Rate Contracts entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Securities of the Borrower or any Subsidiary of the Borrower), and (ii) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

(m) Amendment of Material Documents. No Loan Party shall agree to amend, modify, supplement or replace any Material Document or any document executed and delivered in connection therewith, in each case in a manner which would adversely affect the interests of the Borrower or the Administrative Agent, the Collateral Agent and the Lenders and in any event subject to Section 5.02(h) with respect to Subordinated Obligations.

(n) Restrictive Agreements. No Loan Party shall agree to any restriction or limitation (other than as set forth in this Agreement or the other Credit Documents) on the making of Distributions or the transferring of asset from any Loan Party to another Loan Party.

(o) Joint Ventures. No Loan Party shall enter into any Joint Venture; provided, however, that the Borrower may enter into and maintain an interest in a Joint Venture related to co-productions if (i) the aggregate Investment by the Borrower and its Subsidiaries in all Joint Ventures is permitted by Section 5.02(e)(viii), (ii) the business of the Joint Venture is the same or a similar line of business as the Borrower and (iii) such Joint Venture is a corporation, limited liability company or other limited liability entity.

(p) Accounts. No Loan Party shall fail, within 30 days of the Borrower’s receipt of a written request from the Administrative Agent (as such time period may be extended by the Administrative Agent), to execute and deliver to the Administrative Agent control agreements in favor of the Collateral Agent in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent with respect to each account of the Loan Parties which is existing as of the Closing Date (to the extent the Borrower has not already done so) or opened following the Closing Date with any bank, savings association, financial institution or similar financial intermediary in which cash or other property will be deposited.

EXHIBIT 99.1

(q) Advance Payments. No Loan Party shall make advance payments for the right to distribute or market any item or product pursuant to an Inbound Distribution Agreement (other than advance payments made in an aggregate amount not to exceed $35,000,000 during the term of this Agreement; provided that in calculating the aggregate amount of advance payments, such advance payments recouped by the Borrower or any of its Domestic Subsidiaries shall reduce the aggregate amount of advance payments).

(r) Consignments. No Loan Party shall deliver inventory to a third party for the purpose of sale or disposition under a consignment arrangement or any similar arrangement.

(s) Dormant Entities. Notwithstanding anything to the contrary in this Agreement, no Loan Party may loan, sell or otherwise transfer any assets to American Vantage/Hypnotic, Inc. or Castalian, LLC.

5.03. Financial Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed (other than contingent indemnification Obligations), or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Minimum Cash Liquidity. The Borrower shall not permit its Unrestricted Cash Liquidity Amount to be less than $3,000,000 at any time after the Closing Date.

(b) Minimum Borrowing Base Coverage. The Borrower shall not permit the Borrowing Base Percentage to be less than or equal to 115% at any time after the Closing Date.

ARTICLE VI. EVENTS OF DEFAULT.

6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) Non-Payment. Any Loan Party shall (i) fail to pay when due any principal of any Loan or any L/C Obligation or (ii) fail to pay within five (5) Business Days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents (including any amount due under any Lender Rate Contract and the Guaranty); or

(b) Specific Defaults. Any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a) (other than Section 5.01(a)(iv)(A)), Section 5.01(f), Section 5.01(g), Section 5.01(h), Section 5.01(i), Section 5.01(k), Section 5.02 or Section 5.03(a) of this Agreement or Section 2 of the Intercreditor Agreement; or

(c) Other Defaults.

(i) Any default shall occur under the Guaranty or any Security Document and such default shall continue beyond any period of grace provided with respect thereto; or

EXHIBIT 99.1

(ii) Any Loan Party shall fail to observe or perform any other covenant (including Section 5.03(b), but excluding Section 5.01(a)(iv)(A)), obligation, condition or agreement contained in this Agreement or any other Credit Document and such failure shall continue for thirty (30) days after the date of such failure; or

(iii) The Borrower shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a)(iv)(A) and such failure shall continue for ten (10) days after the date of such failure; provided that any such failure described under this clause (iii) shall not be an Event of Default if such failure occurs at a time when no Loans or L/C Obligations are outstanding; or

(d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Loan Party to the Administrative Agent, the Collateral Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to the Administrative Agent, the Collateral Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(e) Cross-Default. (i) Any Loan Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds $1,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $1,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $1,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

(f) Insolvency; Voluntary Proceedings. Any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part (except for American Vantage/Hypnotic Inc. and Castalian, LLC as contemplated by Section 5.01(l)), (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

EXHIBIT 99.1

(g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount of $1,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d) in all material respects) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days; provided that if one or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount of $5,000,000 (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d) in all material respects) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances such circumstance shall be an Event of Default whether or not the same has been satisfied, vacated or stayed; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a part of the property of any Loan Party with an aggregate value in excess of $1,000,000 and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, could have a Material Adverse Effect are rendered, issued or levied; or

(i) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or shall be asserted by a Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms or shall otherwise cease to be in full force and effect; or

(j) Security Documents. Any Lien intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by a Loan Party not to be, a valid, first priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, or any Loan Party shall issue, create or permit to be outstanding any Equity Securities which shall not be subject to a first priority perfected Lien under the Security Documents; or

(k) ERISA. Any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Pension Plan shall occur and be continuing for a period of thirty (30) days or more after written notice thereof is provided to the Borrower by the Administrative Agent, or any Pension Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Pension Plan which, either individually or in the aggregate, could have a Material Adverse Effect; or

EXHIBIT 99.1

(l) Change of Control. Any Change of Control shall occur; or

(m) Involuntary Dissolution or Split Up. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or

(n) Material Adverse Change. A material adverse change in the assets, operations, business, properties or condition (financial or otherwise) of the Loan Parties (taken as a whole) since December 31, 2006 shall have occurred; or

(o) Guarantors. Any Guarantor shall repudiate or purport to revoke the Guaranty; or

(p) Designated Person. Any Loan Party shall become a Designated Person; or

(q) Subordinated Obligations. Any trustee for, or any holder of, any Subordinated Obligations asserts in writing that such Subordinated Obligations (or any portion thereof) is not subordinated to the Obligations in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations); or any event occurs which gives the holder or holders of such Subordinated Obligations (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligations due before the date on which it otherwise would become due, or the right to require the issuer thereof, to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of any Subordinated Obligations, or a final judgment is entered by a court of competent jurisdiction that any Subordinated Obligations (or any portion thereof) is not subordinated in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations) to the Obligations; or

(r) Waiver or Amendment. Any term of an Inbound Distribution Agreement or an Outbound Distribution Agreement is waived or amended, which, in the aggregate, could have a Material Adverse Effect; or

(s) Weinstein Distribution Agreement. (i) The Borrower or the Administrative Agent receives written notice that the Weinstein Distribution Agreement has been terminated (through early termination provisions, any buyback option or otherwise), the Weinstein Distribution Agreement actually is terminated (through early termination provisions, any buyback option or otherwise), (ii) The Weinstein Company exercises any of its secured creditor remedies under the Weinstein Distribution Agreement or any related security documents (other than blocking the Weinstein Control Account), (iii) The Weinstein Company blocks the weekly payments made from the Weinstein Control Account to the Borrower for more than 5 consecutive Weinstein Distribution Dates (as defined in the Intercreditor Agreement) or (iv) any waiver or extension agreement in existence on or about the Closing Date that relates to one or more Material Documents shall have expired or been terminated and a waiver or extension agreement is still required in connection with any such Material Document to provide a waiver with respect to or to extend the time period for compliance with any such Material Document; or

EXHIBIT 99.1

(t) Loss of Material Account Debtor. An Account Debtor that accounted for more than 10% of net revenues of the Loan Parties, taken together, in the prior 12 month period ceases to be purchase inventory or services from the Borrower or a Guarantor or otherwise terminates its relationship with the Borrower or the applicable Guarantor, in each case for a period of greater than ninety (90) days.

6.02. Remedies.

(a) At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or Section 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrower, (i) terminate the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, and/or (ii) declare all or a portion of the outstanding Obligations payable by the Borrower to be immediately due and payable and require that the Borrower Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding . Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or 6.01(g), immediately and without notice, (1) the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrower to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations shall automatically become effective, which amounts shall be immediately pledged and delivered to the Collateral Agent as security for the Obligations and (3) all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Collateral Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both. Notwithstanding anything to the contrary in the Credit Documents, all Cash Collateral shall first be applied to the L/C Obligations and then to the remaining obligations in the manner set forth in the Credit Documents.

(b) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral and, if an Event of Default has occurred and is continuing and the Collateral Agent, the Administrative Agent or the Required Lenders have so elected, the funds deposited and available from the Genius Control Agreement shall, in each case, be distributed or otherwise applied by the Administrative Agent or the Collateral Agent (as applicable) in the following order of priorities:

First, to the Administrative Agent and the Collateral Agent in an amount sufficient to pay in full the costs and expenses of the Administrative Agent and the Collateral Agent in connection with any sale of, disposition of or other realization on the Collateral, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent or the Collateral Agent in connection therewith, including, without limitation, attorneys’ fees and costs;

EXHIBIT 99.1

Second, to the Lenders in an amount equal to accrued interest then due and payable under this Agreement and the other Credit Documents (except for Lender Rate Contracts);

Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans and L/C Obligations to be applied first to repay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations) and (ii) to the Lender(s) and Affiliates thereof to whom obligations are owed in connection with any Lender Rate Contract the terms of which comply with the Credit Agreement to the extent of the associated Termination Value of such Lender Rate Contract, and such proceeds will not be applied to the extent of any excess over such Termination Value in connection with any Lender Rate Contact, until the Obligations (other than obligations under this clause (ii)) have been paid in full and the Revolving Loan Commitments have been terminated;

Fourth, to the Lenders in an amount equal to any other Obligations, which are then unpaid (other than any Obligations related to Lender Rate Contracts);

Fifth, to the Lenders and Affiliates thereof in an amount equal to any other Obligations related to Lender Rate Contracts the terms of which comply with the Credit Agreement, which are then unpaid; and

Finally, upon payment in full of all of the Obligations, to the Borrower or the persons legally entitled thereto.

ARTICLE VII. ADMINISTRATIVE AGENT, COLLATERAL AGENT AND RELATIONS AMONG LENDERS.

7.01. Appointment, Powers and Immunities.

(a) Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent and each Lender hereby appoint and authorize the Collateral Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto.

EXHIBIT 99.1

The Lead Arranger shall not have any duties or responsibilities or any liabilities under this Agreement or any other Credit Documents and any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Credit Documents shall not require the consent of any of the Lead Arranger in such capacity. Neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein neither the Administrative Agent nor the Collateral Agent shall be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule. Neither the Administrative Agent, the Collateral Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent and the Collateral Agent may employ its own respective agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent, the Collateral Agent nor any of their directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Administrative Agent, shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders or in the absence of such direction such action as the Administrative Agent in good faith deems advisable under the circumstances. The Collateral Agent shall take such action with respect to the Credit Documents as shall be directed by the Administrative Agent or the Required Lenders or in the absence of such direction such action as the Collateral Agent in good faith deems advisable under the circumstances (the Required Lenders agree that all instructions to the Collateral Agent from the Required Lenders will be delivered through the Administrative Agent).

(b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

EXHIBIT 99.1

7.02. Reliance by the Administrative Agent and the Collateral Agent. The Administrative Agent, the Collateral Agent and the L/C Issuer shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent or the Collateral Agent (as applicable) with reasonable care. As to any other matters not expressly provided for by this Agreement, the Administrative Agent and the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or all Lenders if required by Section 8.04), and such instructions of the Required Lenders (or all the Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

7.03. Defaults. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (or event or circumstance described in Section 2.06(d)) unless the Administrative Agent or the Collateral Agent, as applicable, has received a written notice from a Lender or the Borrower, referring to this Agreement, describing such Default or Event of Default (or event or circumstance described in Section 2.06(d)) and stating that such notice is a “Notice of Default”. If the Administrative Agent or the Collateral Agent receives such a notice of the occurrence of a Default or Event of Default (or event or circumstance described in Section 2.06(d)), the Administrative Agent or the Collateral Agent, as applicable, shall give prompt notice thereof to the Lenders. The Administrative Agent or the Collateral Agent, as applicable shall take such action with respect to such Default or Event of Default (or event or circumstance described in Section 2.06(d)) as shall be reasonably directed by the Required Lenders or otherwise required by the Credit Documents; provided, however, that until the Administrative Agent or the Collateral Agent, as applicable, shall have received such directions, the Administrative Agent or the Collateral Agent, as applicable, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default (or event or circumstance described in Section 2.06(d)) as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

EXHIBIT 99.1

7.04. Indemnification. Without limiting the Obligations of the Borrower hereunder, each Lender agrees to indemnify the Administrative Agent, the L/C Issuer and the Collateral Agent, ratably in accordance with its Revolving Proportionate Share of all Obligations and Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent, the L/C Issuer or the Collateral Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing (1) as to the Administrative Agent, to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Administrative Agent’s gross negligence or willful misconduct, (2) as to the Collateral Agent, to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Collateral Agent’s gross negligence or willful misconduct or (3)  as to the L/C Issuer, to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s gross negligence or willful misconduct. The Administrative Agent, the L/C Issuer and the Collateral Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on the Administrative Agent, the L/C Issuer, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Loan Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent, the L/C Issuer, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. None of the Administrative Agent, the L/C Issuer, the Collateral Agent or any of their affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Loan Party; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Loan Party which may come into the possession of the Administrative Agent, the L/C Issuer or the Collateral Agent or that is communicated to or obtained by the bank serving as Administrative Agent, the L/C Issuer or Collateral Agent or any of their Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent, the L/C Issuer or the Collateral Agent, as applicable, hereunder; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Loan Party or any officer, employee or agent of any Loan Party in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by any Loan Party to perform its obligations under this Agreement or any other Credit Document.

EXHIBIT 99.1

7.06. Resignation of the Administrative Agent or the Collateral Agent. The Administrative Agent or the Collateral Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Borrower, the Lenders and, as applicable, the Administrative Agent or the Collateral Agent. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent, as applicable, which successor Administrative Agent or Collateral Agent, as applicable, if not a Lender, shall be reasonably acceptable to the Borrower; provided, however, that the Borrower shall have no right to approve a successor Administrative Agent or Collateral Agent, as applicable, if a Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent, as applicable, hereunder by a successor Administrative Agent or successor Collateral Agent, as applicable, such successor Administrative Agent or successor Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or retiring Collateral Agent, as applicable, and the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from the duties and obligations thereafter arising hereunder; provided that the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from the duties and obligations arising hereunder from and after the end of such thirty (30) day even if no successor has been appointed. If no such successor has been appointed, the Required Lenders shall act as the Administrative Agent or Collateral Agent, as applicable, hereunder (unless the Administrative Agent or Collateral Agent that is not resigning agrees in writing to serve in such capacity). After any retiring Administrative Agent’s or any retiring Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent, as applicable. The successor Administrative Agent (or if there is no successor one of the Lenders appointed by the Required Lenders that accepts such appointment) shall also simultaneously replace the then existing Administrative Agent and the then existing Administrative Agent shall be fully released as “L/C Issuer” hereunder pursuant to documentation in form and substance reasonably satisfactory to the then existing Administrative Agent.

7.07. Collateral Matters.

(a) The Administrative Agent and the Collateral Agent are hereby authorized by each Lender, without the necessity of any notice to or further consent from any Lender, and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.

EXHIBIT 99.1

(b) The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release (and to execute and deliver such documents, instruments and agreements as the Collateral Agent may deem necessary to release) any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments and the full Cash Collateralization of the then outstanding L/C Obligations and the payment in full of all Loans and all other Obligations (other than contingent indemnity obligations to the extent no claim has been asserted) payable under this Agreement and under the other Credit Documents; (ii) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Credit Documents; (iii) constituting property leased to the Loan Parties under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the Credit Documents or which will concurrently expire and which has not been and is not intended by the Loan Parties to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 8.04. Upon request by the Collateral Agent or the Administrative Agent, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral (and the Administrative Agent’s authority to direct the Collateral Agent to so release particular types or items of Collateral) pursuant to this Section 7.07.

(c) Unless all the Lenders otherwise consent in writing, any and all cash collateral for the Obligations shall be released to the Borrower, to the extent not applied to the Obligations, only if (i) the Revolving Loan Commitments have been terminated (ii) all Obligations have been paid in full and are no longer outstanding, including, without limitation, any L/C Obligations but not including contingent indemnification obligations.

7.08. Performance of Conditions. For the purpose of determining fulfillment by the Borrower and the other Loan Parties of conditions precedent specified in Sections 3.01 and 3.02 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent and the Collateral Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article III to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Credit Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Revolving Proportionate Share of such Loan or Letter of Credit.

EXHIBIT 99.1

7.09. The Administrative Agent and the Collateral Agent in their Individual Capacity. The Administrative Agent, the L/C Issuer, the Collateral Agent and their affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with the any Loan Party and its Affiliates as though the Administrative Agent or the Collateral Agent, as applicable, were not the Administrative Agent, L/C Issuer or Collateral Agent, as applicable, hereunder. With respect to Loans, if any, made by the Administrative Agent, the L/C Issuer or the Collateral Agent, as applicable, in its capacity as a Lender, the Administrative Agent, the L/C Issuer or Collateral Agent, as applicable, in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Collateral Agent, as applicable, and the terms “Lender” or “Lenders” shall include the Administrative Agent and the Collateral Agent in their capacity as a Lender. The Administrative Agent, the L/C Issuer and the Collateral Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, the L/C Issuer or the Collateral Agent.

7.10. Collateral Matters/Lender Rate Contracts. Each Lender on its own behalf on behalf of its Affiliates understands and agrees that if the Obligations are repaid as described in Section 7.07, the Collateral will be released as described in Section 7.07 and such Lender and its Affiliates will no longer have the benefits of the Collateral.

7.11. Intercreditor Agreement. Each of the Lenders from time to time party to this Agreement hereby confirms and reaffirms the irrevocable authority of the Administrative Agent and the Collateral Agent to execute, deliver and act on their behalf the Intercreditor Agreement and each supplement, modification, amendment, restatement or extension thereto approved by the Required Lenders. Each Lender agrees to be bound by the terms and provisions of the Intercreditor Agreement.

ARTICLE VIII. MISCELLANEOUS.

8.01. Notices.

(a) All notices, requests, demands, consents, instructions or other communications to or upon the Borrower, any Lender, the Collateral Agent or the Administrative Agent under this Agreement or the other Credit Documents shall be in writing and sent by facsimile, mailed, electronic mailed by pdf. or delivered, if to the Borrower, the Collateral Agent, the Administrative Agent or the L/C Issuer, at its respective facsimile number, electronic mail address or address set forth below or, if to any Lender, at the address, electronic mail address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number, electronic mail address or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when sent by facsimile transmission or electronic mail, upon confirmation of receipt; provided, however, that any notice delivered to the Administrative Agent or the L/C Issuer under Article II shall not be effective until actually received by such Person.

EXHIBIT 99.1

The Administrative Agent, the Collateral Agent and the L/C Issuer:
For Notices of Loan Borrowing, Notices of Conversion and
Notices of Interest Period Selection:

Loan Servicing Group
Société Générale
Attn: Nadira Tiwari
480 Washington Boulevard
Jersey City, NJ 07310.
Tel (201) 839-8459
Fax (201) 839-8256
Electronic mail: nadira.tiwari@sgcib.com

For all other notices: Société Générale 1221 Avenue of the Americas New York, New York 10020 Attention: Mark Vigil Tel. No. (212) 278-7350 Fax No. (212) 278-6146 Electronic mail: mark.vigil@sgcib.com
The Borrower:
Genius Products, LLC
419 Park Avenue South, 20th Floor
New York, New York 10016
Attention: John Mueller
Chief Financial Officer
Tel. No. (212) 686-6777 (ext. 102)
Fax No. (212) 686-0387
Electronic mail: john.mueller@geniusproducts.com

Each Notice of Loan Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrower to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 11:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrower to the Administrative Agent, the Collateral Agent or any Lender to be made by telephone or facsimile, the Administrative Agent, the Collateral Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent, the Collateral Agent or a Lender is such a person.

EXHIBIT 99.1

(b) The Borrower agrees that the Administrative Agent or the Collateral Agent may make any material delivered by the Borrower to the Administrative Agent or the Collateral Agent, as applicable, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower or any other Loan Party, or any other materials or matters relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, the Collateral Agent, an Affiliate of the Administrative Agent or Collateral Agent, or any Person that is not an Affiliate of the Administrative Agent or the Collateral Agent), such as IntraLinks, or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent, the Collateral Agent nor any of their Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent, the Collateral Agent and their Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform, except those that are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct or gross negligence of the Administrative Agent, the Collateral Agent or their Affiliates, as applicable. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent, the Collateral Agent or any of their Affiliates in connection with the Platform. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent and the Collateral Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

8.02. Expenses. The Borrower shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all reasonable fees and expenses, including reasonable syndication expenses, travel expenses, attorneys’, consultants’ and experts’ fees and expenses, incurred by the Administrative Agent, the L/C Issuer and the Collateral Agent in connection with the syndication of the facilities provided hereunder, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder (including, in each case, in connection with Section 2.03(c)), (b) all reasonable fees and expenses of the Administrative Agent, L/C Issuer and the Collateral Agent in connection with the use of any Platform and (c) all fees and expenses, including attorneys’ fees and expenses, incurred by the Administrative Agent, the L/C Issuer, the Collateral Agent and the Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Administrative Agent’s, L/C Issuer’s, the Collateral Agent’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving any Loan Party). The obligations of the Borrower under this Section 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

EXHIBIT 99.1

8.03. Indemnification. To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Credit Documents, the Borrower agrees to protect, indemnify, defend and hold harmless the Administrative Agent, the L/C Issuer, the Lead Arranger, the Collateral Agent, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys’ fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to (a) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans, the funding of any Unreimbursed Amounts and any use by the Borrower of any proceeds of the Loans or the Letters of Credit, (b) any Environmental Damages, (c) any claims for brokerage fees or commissions in connection with the Credit Documents or any transaction contemplated thereby or in connection with the Borrower’s failure to conclude any other financing, and to reimburse each Indemnitee on demand for all reasonable legal and other expenses incurred in connection with investigating or defending any of the foregoing, (d) any Permitted Acquisition or attempted acquisition, merger, consolidation or takeover involving any Loan Party or (e) the use of any Platform; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrower to protect, indemnify, defend or hold harmless any Indemnitee against any such liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnitee. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Administrative Agent, the Collateral Agent or any Lender believes is covered by this indemnity, the Administrative Agent or the Collateral Agent shall give the Borrower notice of the matter and the Administrative Agent or the Collateral Agent may select their own counsel or the counsel of the applicable Lender or Lenders or request that the Borrower defends such suit, claim or demand, with legal counsel satisfactory to the Administrative Agent or the Collateral Agent as the case may be, at the Borrower’s sole cost and expense; provided, however, that the Administrative Agent, the Collateral Agent or such Lender shall not be required to so notify the Borrower and the Administrative Agent and the Collateral Agent shall have the right to defend, at the Borrower’s sole cost and expense, any such matter that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate or oversee any aspect of the Administrative Agent’s, the Collateral Agent’s or such Lender’s business or that of its Affiliates. In any event, the party that has assumed the defense of such action shall provide the other party with copies of all notices, pleadings and other papers filed or served in such action. Neither party shall make any settlement or adjustment without the other party’s prior written consent, which consent (a) in the case of the Borrower will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by an Indemnitee and (b) in the case of the Indemnitee may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnitee. The Administrative Agent or the Collateral Agent may also require the Borrower to defend the matter. Notwithstanding the foregoing provisions, the Administrative Agent or the Collateral Agent for benefit of any of the Indemnitees will be entitled to employ counsel separate from counsel for the Borrower and for any other party in such action if the Administrative Agent or the Collateral Agent reasonably determines that a conflict of interest exists or legal defenses available to the Indemnitee that are different from, in addition to, or inconsistent with the defenses available to the Borrower exists which makes representation by counsel chosen by the Borrower not advisable, all at the Borrower’s expense.

EXHIBIT 99.1

In the event an Indemnitee (or any of its officers, directors or employees) appears as a witness in any action or proceeding brought against the Borrower in which an Indemnitee is not named as a defendant, the Borrower agrees to reimburse such Indemnitee for all out-of-pocket expenses incurred by it (including reasonable fees and expenses of counsel) in connection with its appearing as a witness. Any failure or delay of the Administrative Agent, the Collateral Agent or any Lender to notify the Borrower of any such suit, claim or demand shall not relieve the Borrower of its obligations under this Section 8.03. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence of willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. The obligations of the Borrower under this Section 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders or the Collateral Agent on behalf of the Required Lenders and the Administrative Agent with the written approval of the Administrative Agent (given with the approval of the Required Lenders)); provided, however, that:

(a) Any amendment, waiver or consent which (i) amends the definition of “Required Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement, (ii) releases the Borrower or any Guarantor (except in connection with a consolidation or merger permitted by Section 5.02(d) or consented to by the Required Lenders or any sale, transfer or other disposition of such Guarantor permitted by or consented to by the Required Lenders), (iii) amends, waives or consents to any departure from the definition of Applicable Advance Rate, Borrowing Base Availability or Adjusted Borrowing Base Availability or the calculation thereof, in each case which has the effect of increasing the Borrowing Base Availability or the Adjusted Borrowing Base Availability or (iv) amends this Section 8.04 or Section 2.10, must be in writing and signed or approved in writing by all of the Lenders (or the Administrative Agent on behalf of all of the Lenders with the written approval of all of the Lenders);

(b) Any amendment, waiver or consent which releases any substantial part of the Collateral must be in writing and signed or approved in writing by all Lenders (or the Collateral Agent on behalf of all of the Lenders and the Administrative Agent with the written approval of the Administrative Agent (given with the approval of all of the Lenders)), except that (i) any release in connection with a sale or other disposition of Collateral authorized by Section 5.02(c) shall not require the approval of any Lenders and (ii) any amendment, waiver or consent which modifies the terms of Section 5.02(c) (including any modification relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders);

EXHIBIT 99.1

(c) Any amendment, waiver or consent which (i) increases or decreases the Revolving Proportionate Share of a Lender (other than a mathematical decrease resulting from additional Revolving Loan Commitments due to an increase under Section 2.03(c)), (ii) reduces the principal of or interest on any Loan or L/C Borrowing or any fees or other amounts payable for the account of a Lender hereunder (iii) extends the Maturity Date with respect to a Lender or (iv) extends any date fixed for any payment of the principal of or interest on any Loans or other Obligations or any fees or other amounts payable for the account of a Lender or due dates for interest or fees of a Lender, must be in writing and signed by such Lender;

(d) Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;

(e) Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent; and

(f) Any amendment, waiver or consent which affects the rights or obligations of the Collateral Agent must be in writing and signed by the Collateral Agent.

No failure or delay by the Administrative Agent, the L/C Issuer, the Collateral Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

In connection with any such proposed amendment, modification, waiver or termination requiring the consent of all Lenders (such proposed amendment, modification, waiver or termination, a “Proposed Change”), if the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 8.04 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender and provided no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, at the Borrower’s request, the Lender that is acting as the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this paragraph, the Revolving Loan Commitments, the Revolving Loans and L/C Advances) for an amount equal to the principal balance of all Revolving Loans and L/C Advances, by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (or such other amounts as may be agreed upon by the Non-Consenting Lender and the assignee). In such event, such Non-Consenting Lender agrees to execute an Assignment Agreement to reflect such purchase and sale, but regardless of whether such Assignment Agreement is executed, such Non-Consenting Lender’s rights hereunder, except rights under Section 8.03 with respect to actions prior to such date, shall cease from and after the date of tender by the purchaser of the amount of the purchase price.

EXHIBIT 99.1

8.05. Successors and Assigns.

(a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of the Administrative Agent and each Lender. Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.

(b) Participations. Any Lender may, without notice to or consent of the Borrower, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this subsection (b), participations in L/C Obligations). In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(a) or Section 8.04(b) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. The Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b). The Borrower also agrees that any Lender which has transferred any participating interest in its Commitment or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11, 2.12 and 2.13, as if such Lender had not made such transfer.

(c) Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this subsection (c), participations in L/C Obligations) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit I (an “Assignment Agreement”) (which Assignment Agreement shall include an acknowledgment by the Assignee party thereto that it has received a copy of and is subject to the terms of the Intercreditor Agreement), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:

EXHIBIT 99.1

(i) Without the written consent of the Administrative Agent, the L/C Issuer and, if no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof or Approved Fund as to such Lender;

(ii) Without the written consent of (1) the Administrative Agent, (2) if such Assignment would result in the Assignee Lender becoming a Lender and the L/C Issuer, and (3) if no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, the Borrower (which consents shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender (I) that is less than $1,000,000 in the aggregate or (II)  if, after giving effect to such Assignment, the Commitment or Loans of such Lender or such Assignee Lender would be less than $1,000,000 (except that, in each case, a Lender may make an Assignment which reduces its Commitment or Loans to zero without the written consent of the Borrower and the Administrative Agent except to the extent such written consent is required by clause (i) above and clause (iii) below); and

(iii) Without the written consent of the Administrative Agent and, if no Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Lender’s Revolving Loans, Revolving Loan Commitment and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents.

EXHIBIT 99.1

On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Loan Note of the Assignor Lender thereunder, a new Revolving Loan Note to each Assignee Lender thereunder that requests such a note (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Revolving Loan Note to the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it). Each such new Revolving Loan Note shall be dated the Closing Date, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrower marked “Replaced”. Each Assignee Lender which was not previously a Lender hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, but only if and to the extent such Lender is legally entitled to do so and if such Lender is unable to, such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) shall not be entitled to indemnification for Taxes under Section 2.12 greater than that to which its assignor was entitled immediately preceding such Assignment.

Notwithstanding anything to the contrary contained herein, if at any time Société Générale assigns all of its Revolving Loan Commitment and Loans pursuant to subsection (c) above, Société Générale may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Société Générale as L/C Issuer. Société Générale shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)).

(d) Register. The Administrative Agent shall maintain at its address referred to in Section 8.01 a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment or Loans of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

EXHIBIT 99.1

(e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrower and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the Borrower a revised Schedule I reflecting the names, addresses and Revolving Loan Commitment or Loans of all Lenders then parties hereto (and in any event Schedule I shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means (including pursuant to a joinder as contemplated by Section 2.03(c)).

(f) Confidentiality. Subject to Section 8.10, the Administrative Agent, the Collateral Agent and the Lenders may disclose the Credit Documents and any financial or other information relating to the Loan Parties to each other or to any potential Participant or Assignee Lender.

(g) Pledges to Federal Reserve Banks; Other Pledges of Notes. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents. In the case of any Lender that is a Fund, such Lender may (i) assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders for collateral security purpose; provided, however, no such pledgee under clause (i) or (ii) shall become a Lender hereunder (by foreclosure, transfer in lieu of foreclosure or otherwise) unless and until it complies with the assignment provisions of this Agreement to become a Lender hereunder and has received all consents required hereunder.

(h) Assignments by Société Générale. Notwithstanding any provision in this Section 8.05 to the contrary, no Assignment by Société Générale shall be subject to the requirements set forth in clauses (ii) and (iii) (other than consents of the Borrower) of the proviso of Section 8.05(c) until the syndication of the Revolving Loan Commitments and the Loans has been completed in accordance with the terms and subject to the limitations in the Administrative Agent’s Fee Letter, and no registration or processing fee shall be payable in connection with any such Assignment by Société Générale.

(i) True Sale. All participations in the Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140. Accordingly, the L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Obligations (including any participations in Letters of Credit and/or Loans, any participations described in clause (b) above and any participations under Section 2.10(b)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrower or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10(b) hereof).

EXHIBIT 99.1

8.06. Setoff; Security Interest.

(a) Setoffs By Lenders. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrower, any such notice and consent being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to the Borrower. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Security Interest. As security for the Obligations, the Borrower hereby grants to the Collateral Agent, the Administrative Agent and each Lender, for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, a continuing security interest in any and all deposit accounts or moneys of the Borrower now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.

8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8.09. Jury Trial. EACH OF THE BORROWER, THE LENDERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

EXHIBIT 99.1

8.10. Confidentiality. Neither any Lender, the Collateral Agent nor the Administrative Agent shall disclose to any Person any Confidential Information, except that any Lender, the Collateral Agent or the Administrative Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to any other Lender, the Collateral Agent or the Administrative Agent; (c) which is otherwise known or available to the public or which is otherwise known to the receiving party prior to the time such Confidential Information was delivered to any Lender, the Collateral Agent or the Administrative Agent; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, the Collateral Agent or the Administrative Agent; (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by the Lenders, the Collateral Agent and the Administrative Agent of their rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lender, the Collateral Agent or the Administrative Agent; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant; provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by the provisions of (or provisions substantially similar to) this Section 8.10; or (i) otherwise with the prior consent of such Loan Party; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties under this Agreement and the other Credit Documents. Nothing in this Section 8.10 shall limit the use of any Platform as described in Section 8.01(b).

8.11. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

8.12. Consent to Jurisdiction. Each of the parties to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 8.12 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. Each of the parties agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the parties to this Agreement irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.

EXHIBIT 99.1

8.13. Relationship of Parties. The relationship between the Borrower, on the one hand, and the Lenders, the Collateral Agent and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrower and lenders. Neither the Lenders, the Collateral Agent nor the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrower or any of their Affiliates; nor shall the Lenders, the Collateral Agent or the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates. The Lenders, the Collateral Agent and the Administrative Agent do not undertake or assume any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent, the Collateral Agent or any Lender or the operations of the Borrower or any of its Affiliates. The Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender, the Collateral Agent or the Administrative Agent in connection with such matters is solely for the protection of the Lenders, the Collateral Agent and the Administrative Agent and neither the Borrower nor any of its Affiliates is entitled to rely thereon.

8.14. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Credit Documents.

8.15. Waiver of Certain Damages. Notwithstanding anything to the contrary contained in this Agreement, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders each hereby agree that it shall not seek from any other party hereto consequential, punitive or special damages under any theory of liability.

8.16. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

8.17. Clarification. Notwithstanding anything to the contrary, the parties hereto understand and agree that Société Générale is acting in various capacities under this Agreement and the other Credit Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Société Générale sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities Société Générale may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Credit Documents in accordance with its past practice.

EXHIBIT 99.1

8.18. Conversion of Currencies. The obligations of the Borrower in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding that any proceeds of Collateral (including funds held in the Genius Control Account) or any judgment may be in a currency (the “Proceeds/Judgment Currency”) other than Dollars (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum that is proceeds of Collateral in the Proceeds/Judgment Currency (or, in the case of funds already held by or on behalf of the Applicable Creditor, on the Business Day such funds are to be applied to the Obligations (unless otherwise specifically set forth in this Agreement with respect to such funds) or so adjudged to be so due in the Proceeds/Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Proceeds/Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 8.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

[The first signature page follows.]

EXHIBIT 99.1

IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent, the L/C Issuer and the Collateral Agent have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

GENIUS PRODUCTS, LLC,
a Delaware limited liability company

By: /s/ Trevor Drinkwater
       Name: Trevor Drinkwater
       Title: President

EXHIBIT 99.1

ADMINISTRATIVE AGENT AND L/C ISSUER:

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent and L/C Issuer

By: /s/ Hannah Kim
       Name: Hannah Kim
       Title: Director

EXHIBIT 99.1

COLLATERAL AGENT:

SOCIÉTÉ GÉNÉRALE,
as Collateral Agent

By: /s/ Hannah Kim
       Name: Hannah Kim
       Title: Director

EXHIBIT 99.1

THE LENDERS:

SOCIÉTÉ GÉNÉRALE

By: /s/ Hannah Kim
       Name: Hannah Kim
       Title: Director

EXHIBIT 99.1

CREDIT AGREEMENT

among

GENIUS PRODUCTS, LLC,

and

THE LENDERS NAMED HEREIN

and

SOCIÉTÉ GÉNÉRALE,

as Administrative Agent, Collateral Agent and L/C Issuer,

and

SG AMERICAS SECURITIES, LLC,

as Lead Arranger and Sole Bookrunner

Dated as of August 10, 2007

EXHIBIT 99.1

i

EXHIBIT 99.1

TABLE OF CONTENTS
(continued)

EXHIBIT 99.1

TABLE OF CONTENTS
(continued)

EXHIBIT 99.1

SCHEDULES

SCHEDULE I	THE LENDERS
SCHEDULE 3.01	CONDITIONS PRECEDENT
SCHEDULE 4.01(G)	LITIGATION
SCHEDULE 4.01(H)	REAL PROPERTY
SCHEDULE 4.01(I)	CONTINGENT OBLIGATIONS
SCHEDULE 4.01(J)	EQUITY SECURITIES
SCHEDULE 4.01(K)	MULTIEMPLOYER PLANS
SCHEDULE 4.01(N)	GOVERNMENT CHARGES
SCHEDULE 4.01(O)	SUBSIDIARIES
SCHEDULE 4.01(U)	INSURANCE
SCHEDULE 4.01(V)	AGREEMENTS WITH AFFILIATES, ETC.
SCHEDULE 5.02(A)	EXISTING DEBT
SCHEDULE 5.02(B)	EXISTING LIENS
SCHEDULE 5.02(E)	EXISTING INVESTMENTS

EXHIBITS

EXHIBIT A	NOTICE OF LOAN BORROWING
EXHIBIT B	NOTICE OF CONVERSION
EXHIBIT C	NOTICE OF INTEREST PERIOD SELECTION
EXHIBIT D	REVOLVING LOAN NOTE
EXHIBIT E	COMPLIANCE CERTIFICATE
EXHIBIT F	BORROWING BASE CERTIFICATE
EXHIBIT G	ALLOCATION CERTIFICATE
EXHIBIT H	GUARANTY
EXHIBIT I	ASSIGNMENT AGREEMENT
EXHIBIT J	CONTROL AGREEMENT
EXHIBIT K	PERFECTION CERTIFICATE
EXHIBIT L	SECURITY AGREEMENT
EXHIBIT M	INTELLECTUAL PROPERTY SECURITY AGREEMENT
EXHIBIT N	INTERIM RELEASE OF FUNDS CERTIFICATE

EXHIBIT 99.2

ALLOCATION OF ACCOUNTS RECEIVABLE

AND

INTERCREDITOR AGREEMENT

THIS ALLOCATION OF ACCOUNTS RECEIVABLE AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of August 10, 2007, is entered into by and among (1) GENIUS PRODUCTS, LLC, a Delaware limited liability company (formerly known as The Weinstein Company Funding LLC) (“Borrower”), (2) THE WEINSTEIN COMPANY LLC, a Delaware limited liability company (on behalf of itself and all Licensor Controlled Affiliates (as defined in the Weinstein Distribution Agreement referred to below), in such capacity, “TWC”) and (3) SOCIÉTÉ GÉNÉRALE, in its capacity as administrative agent and in its capacity as collateral agent (in such capacities, the “Administrative Agent”) for the lenders party from time to time to the Credit Agreement and the other Credit Documents described below (together with such lenders and affiliates of a lender under Lender Rate Contracts, the “SG Lenders”), to set forth the process for dividing the proceeds of accounts receivable of the Borrower and the Guarantors (as defined below) and to set forth the respective rights, remedies and interests of TWC, on the one hand, and the Administrative Agent and the SG Lenders, on the other. This Agreement is made with respect to the following facts:

A. The Borrower and TWC previously entered into (i) that certain Weinstein Distribution Agreement, dated as of July 17, 2006 (as the same may from time to time be supplemented, modified, amended, restated or extended, the “Weinstein Distribution Agreement”), pursuant to which TWC has and may in the future license and otherwise provide content to the Borrower to be distributed by the Borrower pursuant to the Weinstein Distribution Agreement (“TWC Licensed Content”), (ii) that certain Security Agreement, dated as of July 17, 2006 (as the same may from time to time be supplemented, modified, amended, restated or extended, the “TWC Security Agreement”), and (iii) other documentation related thereto (as the same may from time to time be supplemented, modified, amended, restated or extended and together with the Weinstein Distribution Agreement and the TWC Security Agreement, the “TWC Documents”).

B. The Borrower, the Administrative Agent and the SG Lenders are entering into concurrently herewith that certain Credit Agreement, dated as of even date herewith, pursuant to which the SG Lenders agree to make loans to and otherwise extend credit to or for the account of the Borrower for the purposes set forth therein (as the same may from time to time be supplemented, modified, amended, restated or extended, and including all refinancings and refundings thereof, the “Credit Agreement”). In connection with the Credit Agreement, GPI (as defined below) and certain other Guarantors will be executing and delivering to the Administrative Agent for the benefit of itself and the SG Lenders a guaranty (as the same may from time to time be supplemented, modified, amended, restated or extended, the “Guaranty”) and the Borrower, GPI and the Guarantors will be entering into security documents and a variety of other agreements collectively referred to in the Credit Agreement (as the same may from time to time be supplemented, modified, amended, restated or extended and together with the Credit Agreement and the Guaranty, the “Credit Documents”).

1

EXHIBIT 99.2

C. In addition to distributing Weinstein Inventory (as defined below), the Borrower also conducts other business, including, without limitation, distributing and otherwise exploiting other content not constituting Weinstein Inventory.

D. Pursuant to the TWC Security Agreement, the Borrower has granted TWC a lien on the TWC Collateral (as defined below). Pursuant to the Security Documents (as defined in the Credit Agreement), the Borrower has granted the Administrative Agent a lien on the SG Collateral (as defined below).

E. The Borrower, the Administrative Agent and TWC desire to document the arrangement by which all payments from customers of the Borrower and the Guarantors have been directed to be made to a central lockbox account and subsequently disbursed to other accounts as set forth herein.

F. The Administrative Agent and the SG Lenders are unwilling to enter into the Credit Agreement and the other Credit Documents to provide such loans and other credit to the Borrower unless the Borrower, GPI, the other Guarantors and TWC agree to the terms of this Agreement, including, without limitation, the delineation of the Administrative Agent’s and TWC’s respective rights and claims against the Borrower and the Guarantors on the terms and in the manner set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the SG Lenders to extend such financial accommodations to the Borrower from time to time as they may determine, the parties hereto hereby agree as follows:

1. Definitions; Interpretation, Etc.

(a)	Definitions.

“Account” shall mean an “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC).

“Account Debtor” shall mean any Person who is or may become obligated under, with respect to, or on account of an Account.

“Allocation Servicer” shall have the meaning given to that term in Section 2(b)(iii).

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Blockbuster Revenue Sharing Payments” shall mean payments from Blockbuster in connection with one or more revenue sharing arrangements between the Borrower (or any Guarantor) and Blockbuster.

2

EXHIBIT 99.2

“Borrower” has the meaning set forth in the introductory paragraph hereof. All references in this Agreement to the Borrower shall include the Borrower as a debtor-in-possession and any receiver or trustee for the Borrower in any Insolvency Proceeding.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in New York, New York and Los Angeles, California.

“Central Lockbox Account” shall mean (a) the deposit account of the Borrower and any associated lockbox address described on Exhibit A attached hereto and (b) such other account of the Borrower and any associated lockbox address as may be agreed to in writing by both the Administrative Agent and TWC in their sole discretion to which Account Debtors are directed to make payment.

“Central Lockbox Disbursement Date” shall mean each Wednesday (or if a Wednesday is not a Business Day, the first Business Day after such Wednesday) and the last Business Day of each calendar month.

“Credit Agreement Event of Default” shall mean an “Event of Default” as defined in the Credit Agreement.

“Credit Agreement Obligations” shall mean (a) the “Obligations” as defined in the Credit Agreement and all other obligations of the Borrower and the other Loan Parties (as defined in the Credit Agreement) from time to time arising under or in respect of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable) on the loans and other credit accommodations provided under the Credit Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower and the other Loan Parties under the Credit Agreement in respect of any Letter of Credit (as defined in the Credit Agreement), when and as due, including payments in respect of L/C Obligations (as defined in the Credit Agreement), interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under the Credit Agreement, this Agreement and the other Credit Documents, (b) the performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to the Credit Agreement and the other Credit Documents and (c) the payment and performance of all obligations of the Borrower and the other Loan Parties under each Lender Rate Contract.

3

EXHIBIT 99.2

“Credit Agreement Repayment Date” shall mean, subject to Section 9(e) and the last sentence of Section 11(p)(iii), the first date on which (i) the Credit Agreement Obligations (other then those that constitute Unasserted Indemnity Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Credit Documents), (ii) all commitments to extend credit under the Credit Documents have been terminated, and (iii) the Administrative Agent has delivered a written notice to TWC stating that the events described in clauses (i) and (ii) have occurred to the satisfaction of the Administrative Agent and the SG Lenders. The Administrative Agent shall endeavor to provide the notice described in clause (iii) above promptly and in any event within five (5) Business Days of receiving a written demand from TWC therefor; provided, that the inadvertent failure to do so shall not be a breach hereunder.

“Customer Receipts” shall mean any and all payments from customers of the Borrower or any Guarantor, including, without limitation, payments in respect of Genius Receivables (including Blockbuster Revenue Sharing Payments) and payments in respect of Weinstein Receivables (including Blockbuster Revenue Sharing Payments).

“Customer-Reconciled Invoice” shall have the meaning given to that term in Section 2(b)(i)(1).

“Enforcement Action” shall mean the exercise of any rights and remedies with respect to any collateral (including, without limitation, any TWC Collateral and any SG Collateral) securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the TWC Documents or the Credit Documents, or applicable law, including, without limitation, the exercise of control over an account (such as blockage of an account), directing any depository maintaining an account of the Borrower or a Guarantor to transfer funds to any Person other than the Borrower, directing an Account Debtor to pay to a Person other than the Borrower, the exercise of any rights or remedies of a secured creditor under the UCC of any applicable jurisdiction or under the Bankruptcy Code, the seeking of relief from the automatic stay or from any other stay in any Insolvency Proceeding, the conversion of any subsequent case under Chapter 11 of the Bankruptcy Code involving the Borrower to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any case under Chapter 11 of the Bankruptcy Code under Section 1112 of the Bankruptcy Code or otherwise, and the appointment of a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or of a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(d) of the Bankruptcy Code; provided that (i) implementation of the allocation, disbursement and other provisions contained in Section 2 shall not be deemed to be an “Enforcement Action” and (ii) restricting the Borrower’s access to the Genius Control Account in the normal course as contemplated by the Credit Agreement shall not be deemed to be an “Enforcement Action.”

4

EXHIBIT 99.2

“Excess Portion” shall have the meaning given to that term in Section 2(b)(i)(7).

“Existing TWC Control Agreement” shall mean that certain Deposit Account Control Agreement, dated as of July 21, 2006, among Citibank (West), F.S.B., TWC and the Borrower.

“Genius Allocated Cash Amount” shall mean (a) with respect to a Standard Invoice Batch, the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch, as increased pursuant to Section 2(b)(i)(7) or decreased pursuant to Section 2(b)(i)(8), as applicable, (b) with respect to each Customer-Reconciled Invoice, the deemed “Genius Allocated Cash Amount” for such Customer-Reconciled Invoice as determined pursuant to the proviso in Section 2(b)(i)(1), and (c) with respect to Blockbuster Revenue Sharing Payments, the deemed “Genius Allocated Cash Amount” for such Blockbuster Revenue Sharing Payments as determined pursuant to Section 2(b)(i)(2).

“Genius Control Account” shall mean (a) the account of the Borrower described on Exhibit B attached hereto and (b) such other account of the Borrower as may be agreed to in writing by both the Administrative Agent and TWC in their sole discretion.

“Genius Inventory” shall mean, as of any date of determination, (a) all inventory of the Borrower and the Guarantors that is not Weinstein Inventory and (b) all proceeds thereof.

“Genius Invoice Percentage” shall mean, with respect to each Standard Invoice Batch, the ratio (expressed as a percentage rounded to the sixth digit to the right of the decimal point) of (a) the Genius Raw Invoice Portion of such Standard Invoice Batch to (b) the sum of the Genius Raw Invoice Portion of such Standard Invoice Batch and the Weinstein Raw Invoice Portion of such Standard Invoice Batch.

“Genius Raw Invoice Portion” shall have the meaning given to that term in Section 2(b)(i)(4).

“Genius Receivables” shall mean, as of any date of determination, all Accounts of the Borrower and the Guarantors that are not Weinstein Receivables, including Accounts arising from the sales and other dispositions of Genius Inventory.

“Genius Reserve Adjustment Percentage” shall mean, as of any date of determination, an amount equal to (a) 100% minus (b) the reserve percentage established by the Borrower and applied to Genius Receivables in determining the allowance for returns and doubtful accounts set forth on the Borrower’s most recent quarterly financial statements that have been reviewed or audited by the Borrower’s independent accountants.

“Genius WDA Collateral” shall mean all amounts to which the Borrower is entitled under the Weinstein Distribution Agreement (whether by retention, reimbursement, payment or otherwise) and all of the Borrower’s rights related thereto.

5

EXHIBIT 99.2

“GPI” shall mean Genius Products, Inc., a Delaware limited liability company. All references in this Agreement to GPI shall include GPI as a debtor-in-possession and any receiver or trustee for GPI in any Insolvency Proceeding.

“Guarantor” shall have the meaning given to that term in the Credit Agreement. All references in this Agreement to a “Guarantor” or “Guarantors” shall include such “Guarantor” or “Guarantors” as a debtor-in-possession and any receiver or trustee for such “Guarantor” or “Guarantors” in any Insolvency Proceeding.

“Insolvency Proceeding” shall mean any voluntary or involuntary proceeding in respect of bankruptcy, insolvency, winding up, total or partial liquidation, reorganization, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Invoice Related Funds” shall have the meaning given to that term in Section 2(b)(i)(1).

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Lockbox Agreement” shall mean the deposit account control agreement, dated as of August 10, 2007, concerning the Central Lockbox Account among Citibank, N.A., the Borrower, the Administrative Agent and TWC and any other applicable agreement concerning the Central Lockbox Account among the applicable Lockbox Institution, the Borrower, the Administrative Agent and TWC.

“Lockbox Institution” shall mean the financial institution where the Central Lockbox Account is maintained.

“Operating Account” shall mean a deposit account or other account of the Borrower or any Guarantor other than the Central Lockbox Account, the Genius Control Account or the Weinstein Control Account.

“Priority SG Collateral” shall mean the SG Collateral other than the Priority TWC Collateral and the Central Lockbox Account, but in any event including (a) all Genius Receivables, (b) all equipment, (c) all Genius Inventory, (d) all Operating Accounts (and all funds therein from time to time), (e) the Genius Control Account, (f) the Genius WDA Collateral and (g) all other SG Collateral (other than the Priority TWC Collateral and the Central Lockbox Account) not directly related to the Weinstein Distribution Agreement.

6

EXHIBIT 99.2

“Priority TWC Collateral” shall mean the TWC Collateral other than the Central Lockbox Account and the Genius Control Account, including, without limitation, the Weinstein Receivables, the Weinstein Inventory and the Weinstein Control Account.

“Reserve Adjusted Genius Invoice Portion” shall have the meaning given to that term in Section 2(b)(i)(6).

“Reserve Adjusted Weinstein Invoice Portion” shall have the meaning given to that term in Section 2(b)(i)(5).

“Secured Party Representative” shall have the meaning given to that term in Section 10(a).

“SG Collateral” shall mean all collateral described in the Credit Documents, including, without limitation, the “Collateral” as defined in the Security Agreement (as defined in the Credit Agreement), the “Collateral” as defined in the Intellectual Property Security Agreement (as defined in the Credit Agreement) and all other collateral described in the Security Documents (as defined in the Credit Agreement). The SG Collateral shall include, without limitation, the Weinstein Receivables, the Weinstein Inventory, the Weinstein Control Account and the Genius WDA Collateral but shall not include any other interest in the Weinstein Distribution Agreement.

“Shortfall Portion” shall have the meaning given to that term in Section 2(b)(i)(8).

“Standard Invoice Batch” shall mean, as of each Central Lockbox Disbursement Date, the collection of invoices described in Section 2(b)(i)(1) that have not previously been fully reconciled through the process described in Section 2(b) as of such Central Lockbox Disbursement Date (other than Customer-Reconciled Invoices and invoices relating to Blockbuster Revenue Sharing Payments).

“TWC Clause (a) Default” shall have the meaning given to that term in Section 5(a)(ii)(3).

“TWC Collateral” shall mean the “Film Collateral” as defined in the TWC Security Agreement (as in effect on the date hereof) to the extent such collateral is directly related to the Weinstein Distribution Agreement and in any event including (a) all Weinstein Receivables, (b) all Weinstein Inventory, (c) the Central Lockbox Account, (d) the Weinstein Control Account, and (e) the Genius Control Account, but in any event excluding (i) all Genius Receivables, (ii) all equipment, (iii) all Genius Inventory, (iv) all Operating Accounts (and all funds therein from time to time), (v) the Genius WDA Collateral and (vi) all other SG Collateral not directly related to the Weinstein Distribution Agreement.

“TWC Default Notice Date” shall have the meaning given to that term in Section 5(a)(ii)(3).

7

EXHIBIT 99.2

“TWC Satisfaction Date” shall mean, subject to Section 9(d), the first date on which (i) the Weinstein Secured Obligations (other then those that constitute Unasserted Indemnity Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the TWC Documents) and (ii) TWC has delivered a written notice to the Administrative Agent stating that the events described in clause (i) have occurred to the satisfaction of TWC. TWC shall endeavor to provide the notice described in clause (ii) above promptly and in any event within five (5) Business Days of receiving a written demand from the Administrative Agent therefor; provided, that the inadvertent failure to do so shall not be a breach hereunder.

“TWC Special Default” shall mean (a) the failure of the Borrower to make a payment to TWC as and when due under the Weinstein Distribution Agreement or (b) the failure of the Borrower to deliver a monthly accounting statement as and when due under the Weinstein Distribution Agreement on the Weinstein Holdback Release Date.

“TWC Special Default Cure Date” shall mean, in respect of any one or more TWC Special Defaults, the date upon which all such outstanding TWC Special Defaults have been cured (including any cure effected by the Borrower (or on the Borrower’s behalf) and, in the case of a TWC Clause (a) Default, any cure effected by applying funds in the Weinstein Control Account to the payment giving rise to such TWC Clause (a) Default).

“TWC Special Default Cure Window” shall mean, in respect of any one or more TWC Special Defaults, the period beginning on the TWC Default Notice Date for such TWC Special Default(s) and ending as of the close of business on the fifth Business Day after the next Weinstein Disbursement Date occurring after such TWC Default Notice Date.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, provided, however, in the event that, by reason of mandatory provisions of applicable Governmental Rules, any or all of the attachment, perfection, priority or remedies of TWC’s, the Administrative Agent’s or any SG Lender’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unallocated Funds” shall have the meaning given to that term in Section 2(b)(i)(3).

“Unasserted Indemnity Obligations” shall mean, at any time, Weinstein Secured Obligations or Credit Agreement Obligations, as applicable, for contingent indemnity obligations to the extent no claim has been asserted.

8

EXHIBIT 99.2

“Weinstein Allocated Cash Amount” shall mean (a) with respect to a Standard Invoice Batch, the Reserve Adjusted Weinstein Invoice Portion for such Standard Invoice Batch, as increased pursuant to Section 2(b)(i)(7) or decreased pursuant to Section 2(b)(i)(8), as applicable, (b) with respect to each Customer-Reconciled Invoice, the deemed “Weinstein Allocated Cash Amount” for such Customer-Reconciled Invoice as determined pursuant to the proviso in Section 2(b)(i)(1), and (c) with respect to Blockbuster Revenue Sharing Payments, the deemed “Weinstein Allocated Cash Amount” for such Blockbuster Revenue Sharing Payments as determined pursuant to Section 2(b)(i)(2).

“Weinstein Control Account” shall mean (a) the account of the Borrower described on Exhibit C attached hereto and (b) such other account of the Borrower as may be agreed to in writing by both the Administrative Agent and TWC in their sole discretion.

“Weinstein Disbursement Date” shall mean each Wednesday (or if a Wednesday is not a Business Day, the first Business Day after such Wednesday).

“Weinstein Event of Default” shall mean an “Event of Default” as defined in the TWC Security Agreement.

“Weinstein Holdback Amount” shall mean, on each Weinstein Disbursement Date, the sum of (a) an amount equal to 25% of the amount of funds transferred from the Central Lockbox Account to the Weinstein Control Account from time to time during the period commencing on the day after the prior Weinstein Disbursement Date and ending on and including such Weinstein Disbursement Date and (b) the amount of funds, if any, required to be held with respect to prior Weinstein Disbursement Dates in the Weinstein Control Account on such Weinstein Disbursement Date; provided that if on such Weinstein Disbursement Date the aggregate amount of funds that otherwise would not have been included as part of the Weinstein Holdback Amount on the Weinstein Disbursement Dates occurring during the period commencing on the most recent Weinstein Holdback Release Date and ending on and including such Weinstein Disbursement Date exceeds $50,000,000, the amount in excess of $50,000,000 on such Weinstein Disbursement Date shall also be included in this definition of “Weinstein Holdback Amount.”

“Weinstein Holdback Release Date” shall mean the date on which each monthly accounting statement is to be delivered with respect to the month before the immediately preceding month pursuant to Section 13(A) of the Weinstein Distribution Agreement.

“Weinstein Inventory” shall mean, as of any date of determination, (a) all inventory that contains TWC Licensed Content and (b) all proceeds thereof.

“Weinstein Invoice Percentage” shall mean, with respect to each Standard Invoice Batch, the ratio (expressed as a percentage rounded to the sixth digit to the right of the decimal point) of (i) the Weinstein Raw Invoice Portion of such Standard Invoice Batch to (ii) the sum of the Weinstein Raw Invoice Portion of such Standard Invoice Batch and the Genius Raw Invoice Portion of such Standard Invoice Batch.

9

EXHIBIT 99.2

“Weinstein Raw Invoice Portion” shall have the meaning given to that term in Section 2(b)(i)(4).

“Weinstein Receivables” shall mean, as of any date of determination, the Accounts of the Borrower and the Guarantors arising from sales and other dispositions of Weinstein Inventory.

“Weinstein Reserve Adjustment Percentage” shall mean, as of any date of determination, an amount equal to (a) 100% minus (b) the reserve percentage established by the Borrower and applied to Weinstein Receivables in determining the allowance for returns and doubtful accounts set forth on the Borrower’s most recent quarterly financial statements that have been reviewed or audited by the Borrower’s independent accountants.

“Weinstein Secured Obligations” means the Borrower’s obligations to TWC in respect of any motion pictures heretofore or hereafter licensed to the Borrower pursuant to the Weinstein Distribution Agreement (as in effect on the date hereof) and the TWC Security Agreement (as in effect on the date hereof) (without limiting the foregoing, in no event shall “Weinstein Secured Obligations” include any obligation under, arising out of or in respect of any other existing or future agreements or any loans, advances or other extensions of credit).

(b) Other Definitions, etc. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement; and the rules of interpretation set forth in the Credit Agreement shall apply to this Agreement.

(c) Time. All references in this Agreement to a time of day shall mean Los Angeles, California time, unless otherwise indicated.

(d) Rounding. Any calculations pursuant to this Agreement shall be calculated as set forth herein and carried out to the decimal point specifically set forth herein and if no such decimal point is specified, such calculations shall be rounded up to the second digit to the right of the decimal point.

2. Allocation and Disbursement of Accounts Receivable.

(a) Central Lockbox Account.

(i) Customer Receipts. Notwithstanding anything to the contrary in the TWC Documents, the Credit Documents or any other documentation, the Borrower acknowledges that it has directed and will continue to direct all Account Debtors of the Borrower and the Guarantors to make all current and future payments to the Central Lockbox Account and otherwise cause all Customer Receipts to be deposited in the Central Lockbox Account (and the Borrower, the Administrative Agent and TWC agree not to alter such instructions or provide instructions contrary to the foregoing). The Administrative Agent agrees that if the Administrative Agent receives any Customer Receipts prior to such Customer Receipts being disbursed from the Central Lockbox Account as described below, the Administrative Agent shall promptly cause such Customer Receipts to be deposited in the Central Lockbox Account. TWC agrees that if TWC receives any Customer Receipts prior to such Customer Receipts being disbursed from the Central Lockbox Account as described below, TWC shall promptly cause such Customer Receipts to be deposited in the Central Lockbox Account. The Borrower agrees that if the Borrower receives any Customer Receipts prior to such Customer Receipts being disbursed from the Central Lockbox Account as described below, the Borrower shall cause such Customer Receipts to be deposited in the Central Lockbox Account within 2 Business Days after the Borrower’s receipt of such Customer Receipts.

10

EXHIBIT 99.2

(ii) Direction to Account Debtors. If for any reason the Borrower fails to cause Customer Receipts to be deposited in the Central Lockbox Account, each of the Administrative Agent and TWC (and, if requested, the Secured Party Representative) shall have the right (but not the obligation) to take such action it deems appropriate to cause Customer Receipts to be deposited in the Central Lockbox Account (including, without limitation, contacting Account Debtors and instructing them to make all payments to the Central Lockbox Account) and the Borrower and the Guarantors hereby consent to and authorize any such action.

(b) Allocation and Disbursements of Customer Receipts.

(i) Allocation Calculations and Disbursement. No later than 11:00 a.m. on each Central Lockbox Disbursement Date, the Borrower shall, subject to Section 2(b)(iii) below:

(1) first, determine the amount of Customer Receipts and funds in the Central Lockbox Account as of the close of business on the preceding day that (A) relate to the unpaid amount of one or more specific then-existing invoices other than invoices relating to Blockbuster Revenue Sharing Payments (each applicable amount being referred to herein as “Invoice Related Funds”) or (B) are payments in respect of Blockbuster Revenue Sharing Payments; provided that, with respect to any invoice other than invoices relating to Blockbuster Revenue Sharing Payments, if prior to making a payment on such invoice the applicable Account Debtor has notified the Borrower that such payment is to be allocated to certain identified inventory covered by such invoice (which is less than all inventory on such invoice) (each such invoice, a “Customer-Reconciled Invoice”), then the Borrower (or, if applicable, the Allocation Servicer) shall allocate the applicable Invoice Related Funds from such payment to the inventory identified by such Account Debtor and the portion of Invoice Related Funds that is applicable to Weinstein Inventory (and the Weinstein Receivable arising therefrom) shall be deemed to be the “Weinstein Allocated Cash Amount” for such Customer-Reconciled Invoice and the portion of Invoice Related Funds that is applicable to Genius Inventory (and the Genius Receivable arising therefrom) shall be deemed to be the “Genius Allocated Cash Amount” for such Customer-Reconciled Invoice (and the remaining steps below (other than the ninth step) shall not be applicable to such Customer-Reconciled Invoice);

(2) second, determine, with respect to all Blockbuster Revenue Sharing Payments received from Blockbuster that have not previously been allocated under this Section 2(b)(i)(2), (A) the aggregate amount of such Blockbuster Revenue Sharing Payments that are Weinstein Receivables (such amount shall be deemed to be the “Weinstein Allocated Cash Amount” for such Blockbuster Revenue Sharing Payments) and (B) the aggregate amount of such Blockbuster Revenue Sharing Payments that are Genius Receivables (such amount shall be deemed to be the “Genius Allocated Cash Amount” for such Blockbuster Revenue Sharing Payments);

11

EXHIBIT 99.2

(3) third, determine (A) the amount of Customer Receipts and funds in the Central Lockbox Account at such time that cannot be allocated to the unpaid amount of one or more specific then-existing invoices (other than invoices relating to Blockbuster Revenue Sharing Payments) or (B) Blockbuster Revenue Sharing Payments that can be allocated to Weinstein Receivables and Genius Receivables as contemplated in Section 2(b)(i)(2) above (each applicable amount being referred to herein as “Unallocated Funds”);

(4) fourth, determine, with respect to each Standard Invoice Batch for which there are Invoice Related Funds, (A) the aggregate unpaid amount of such Standard Invoice Batch that are Weinstein Receivables (with respect to such Standard Invoice Batch, the “Weinstein Raw Invoice Portion”), (B) the Weinstein Invoice Percentage for such Standard Invoice Batch, (C) the aggregate unpaid amount of the Standard Invoice Batch that are Genius Receivables (with respect to such Standard Invoice Batch, the “Genius Raw Invoice Portion”) and (D) the Genius Invoice Percentage for such Standard Invoice Batch;

(5) fifth, determine, with respect to each Standard Invoice Batch for which there are Invoice Related Funds, the calculation of the Weinstein Raw Invoice Portion multiplied by the then applicable Weinstein Reserve Adjustment Percentage (with respect to such Standard Invoice Batch, the “Reserve Adjusted Weinstein Invoice Portion”);

(6) sixth, determine, with respect to each Standard Invoice Batch for which there are Invoice Related Funds, the calculation of the Genius Raw Invoice Portion multiplied by the then applicable Genius Reserve Adjustment Percentage (with respect to such Standard Invoice Batch, the “Reserve Adjusted Genius Invoice Portion”);

(7) seventh, if the Invoice Related Funds for a Standard Invoice Batch exceed the sum of the Reserve Adjusted Weinstein Invoice Portion for such Standard Invoice Batch and the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch (such excess for such Standard Invoice Batch being referred to herein as an “Excess Portion”), then (A) the Reserve Adjusted Weinstein Invoice Portion for such Standard Invoice Batch shall be increased by an amount equal to (x) the Excess Portion for such Standard Invoice Batch multiplied by (y) the Weinstein Invoice Percentage for such Standard Invoice Batch and (B) the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch shall be increased by an amount equal to (x) the Excess Portion for such Standard Invoice Batch multiplied by (y) the Genius Invoice Percentage for such Standard Invoice Batch;

12

EXHIBIT 99.2

(8) eighth, if the sum of the Reserve Adjusted Weinstein Invoice Portion for a Standard Invoice Batch and the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch exceeds the Invoice Related Funds for such Standard Invoice Batch (such excess for such Standard Invoice Batch being referred to herein as a “Shortfall Portion”), then (A) the Reserve Adjusted Weinstein Invoice Portion for such Standard Invoice Batch shall be decreased by an amount equal to (x) the Shortfall Portion for such Standard Invoice Batch multiplied by (y) the Weinstein Invoice Percentage for such Standard Invoice Batch and (B) the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch shall be decreased by an amount equal to (x) the Shortfall Portion for such Standard Invoice Batch multiplied by (y) the Genius Invoice Percentage for such Standard Invoice Batch;

(9) ninth, after completion of the steps above, cause the Lockbox Institution to substantially concurrently no later than 11:00 a.m. on such Central Lockbox Disbursement Date (A) disburse an amount equal to all Weinstein Allocated Cash Amounts determined as of 11:00 a.m. on such Central Lockbox Disbursement Date from the Central Lockbox Account to the Weinstein Control Account and (B) disburse an amount equal to all Genius Allocated Cash Amounts determined as of 11:00 a.m. on such Central Lockbox Disbursement Date from the Central Lockbox Account to the Genius Control Account.

The order of the steps, determinations and calculations set forth above are for the convenience of outlining the various steps, determinations and calculations necessary to properly allocate collected funds and it is understood that the Borrower (or, if applicable, the Allocation Servicer) may perform such steps, determinations and calculations in a different order that is operationally convenient, but which arrives at the same outcome.

(ii) Unallocated Funds. The Borrower shall use its best efforts to determine the specific invoice that relates to any Unallocated Funds or, in the case of Blockbuster Revenue Sharing Payments, make the allocation contemplated by Section 2(b)(i)(2) (including, without limitation, by contacting the Account Debtor(s) that made the payment(s) giving rise to such Unallocated Funds).

(1) Without limiting the foregoing, if the Blockbuster Revenue Sharing Payments relating to any Unallocated Funds cannot be identified after 10 Business Days of a payment resulting in Unallocated Funds, the Borrower (or, if applicable, the Allocation Servicer or, if requested, the Secured Party Representative) shall contact Blockbuster to determine the information needed to make the allocation contemplated by Section 2(b)(i)(2). For the avoidance of doubt, clause (2) below shall not apply to Unallocated Funds resulting from Blockbuster Revenue Sharing Payments.

13

EXHIBIT 99.2

(2) Without limiting the foregoing, if the invoice relating to any Unallocated Funds cannot be identified after 5 Business Days of a payment resulting in Unallocated Funds, the Borrower (or, if applicable, the Allocation Servicer or, if requested, the Secured Party Representative) shall contact the applicable Account Debtor making such payment to determine the applicable invoice. If after 5 Business Days of contacting such Account Debtor the invoice relating to any Unallocated Funds still cannot be identified, the Borrower (or, if applicable, the Allocation Servicer or, if requested, the Secured Party Representative) shall attempt to identify the invoice based on the amount of the applicable payment.

(3) If no such allocation of the applicable Unallocated Funds can be made based on the foregoing, then the applicable Unallocated Funds shall remain in the Central Lockbox Account; provided that if a Credit Agreement Event of Default or a Weinstein Event of Default has occurred and is continuing, Unallocated Funds may, at the option of the Administrative Agent and TWC, be allocated and disbursed as may be mutually agreed to by the Administrative Agent and TWC in their sole discretion.

(iii) Allocation Servicer. Under the circumstances described below, the Administrative Agent or TWC may request that the Borrower engage a third party acceptable to both the Administrative Agent and TWC in their reasonable discretion to perform the determinations, steps and disbursement instructions described in Section 2(b)(i) and Section 2(b)(ii) upon the written request of the Administrative Agent or TWC after the occurrence of a Credit Agreement Event of Default or a Weinstein Event of Default pursuant to an agreement in form and substance acceptable to both the Administrative Agent and TWC in their reasonable discretion (which shall provide, among other things, that the services to be performed under such agreement may not be terminated by the Borrower or, to the extent practicable, such other third party until an alternate third party acceptable to both the Administrative Agent and TWC has been engaged to perform such services as contemplated above), all at the expense of the Borrower (each an “Allocation Servicer”). Within 30 Business Days after the date hereof, the Borrower shall provide the Administrative Agent and TWC with a written proposal from a proposed third party acceptable to both the Administrative Agent and TWC in their reasonable discretion to perform the responsibilities of an Allocation Servicer. After the occurrence of a Credit Agreement Event of Default or a Weinstein Event of Default, the Administrative Agent or TWC may request in writing (each an “Allocation Servicer Activation Notice”) to the Borrower and TWC or the Administrative Agent (as applicable) that the Borrower use its best efforts to engage an Allocation Servicer as soon as possible and that the determinations, steps and disbursement instructions described in Section 2(b)(i) and Section 2(b)(ii) be performed by the Allocation Servicer and after such engagement the Allocation Servicer shall perform the determinations, steps and disbursement instructions described in Section 2(b)(i) and Section 2(b)(ii). The Borrower shall fully cooperate with the Administrative Agent, TWC and the Allocation Servicer to permit the Allocation Servicer to perform such duties and carry out the intent of this Agreement.

14

EXHIBIT 99.2

If the Borrower does not engage an acceptable Allocation Servicer within 10 days after the date an Allocation Servicer Activation Notice is received by the Borrower, then the Administrative Agent and TWC may engage a single Allocation Servicer on behalf of the Borrower, all at the Borrower’s expense. At any time from and after the date an Allocation Servicer Activation Notice is received by the Borrower until an Allocation Servicer has commenced performing the functions contemplated herein, the Administrative Agent and TWC may agree between themselves how to allocate funds in the Central Lockbox Account to the Weinstein Control Account and the Genius Control Account. If the Borrower has failed to compensate an Allocation Servicer and such Allocation Servicer has actually ceased or has threatened to cease performing its duties due to non-payment, then, without waiving any rights against the Borrower, the Administrative Agent and TWC agree to pay the reasonable fees of such Allocation Servicer for performing the services described herein on a 50/50 basis (unless both the Administrative Agent and TWC have notified each other that they intend to not make any such payment) (the Borrower shall be responsible for reimbursing the Administrative Agent and TWC for any such expense), which payment from the Administrative Agent may be made by the Administrative Agent from the funds in the Genius Control Account or from any other source of funds (other than funds in the Central Lockbox Account) available to the Administrative Agent as determined by the Administrative Agent in its sole discretion and which payment from TWC may be made by TWC from the funds in the Weinstein Control Account or from any other source of funds (other than funds in the Central Lockbox Account) available to TWC as determined by TWC in its sole discretion.

(iv) Good Faith. All allocations, calculations, determinations, distributions and functions described in this Section 2 shall be made in good faith and based on actual invoices and the books and records of the Borrower and the Guarantors (and, in addition with respect to Blockbuster Revenue Sharing Payments, information made available from Blockbuster (it being understood that the allocations contemplated by Section 2(b)(i)(2) may be made whether or not an invoice has been issued to Blockbuster in respect of any Blockbuster Revenue Sharing Payments). TWC agrees not to contact any Account Debtors to influence or instruct any Account Debtors to designate payments in a manner that favors TWC (such as directing partial payments on an invoice so as to result in payment of Weinstein Receivables arising from such invoice in greater proportion to Genius Receivables arising from such invoice). The Administrative Agent agrees not to contact any Account Debtors to influence or instruct any Account Debtors to designate payments in a manner that favors the Administrative Agent (such as directing partial payments on an invoice so as to result in payment of Genius Receivables arising from such invoice in greater proportion to Weinstein Receivables arising from such invoice).

(c) Release of Funds from the Weinstein Control Account and the Genius Control Account.

15

EXHIBIT 99.2

(i) Provided that TWC has not blocked the Borrower’s access to the Weinstein Control Account in compliance with the proviso set forth in Section 5(a)(ii)(3), on each Weinstein Disbursement Date, the Borrower shall be permitted to withdraw all funds in the Weinstein Control Account (other than the then applicable Weinstein Holdback Amount). On each Weinstein Holdback Release Date, (a) the lesser of the amount of the Weinstein Holdback Amount arising during the period covered by the monthly financial statements delivered on such Weinstein Holdback Release Date that is due and payable to TWC and the then-current balance in the Weinstein Control Account shall be paid directly to TWC or to TWC’s designee and (b) provided that TWC has not blocked the Borrower’s access to the Weinstein Control Account in compliance with the proviso set forth in Section 5(a)(ii)(3), the Borrower shall be permitted to withdraw any remaining amount of the Weinstein Holdback Amount arising during the period covered by the monthly financial statements delivered in connection with such Weinstein Holdback Release Date.

(ii) The funds in the Genius Control Account shall be released to the Borrower as provided in the Credit Agreement or as may be otherwise agreed to by the Administrative Agent.

(d) No True-Up. The parties hereto acknowledge and agree that the allocation mechanisms set forth in this Agreement are intended to avoid any need for a true-up or similar payment between the Weinstein Control Account and the Genius Control Account and therefore, subject to Section 4(b), unless either the Administrative Agent or TWC claims that there has been a misallocation from the Central Lockbox Account, no true-up or similar payments shall be required. Nothing herein shall be deemed to limit or modify the true-up provisions between the Borrower and TWC or the accounting and payment obligations of the Borrower under the Weinstein Distribution Agreement.

(e) Deemed Compliance with the TWC Documents and the Credit Documents. Notwithstanding anything to the contrary in the Weinstein Distribution Agreement, the account arrangement and allocation mechanisms and other provisions set forth in this Agreement shall be deemed to be in compliance with the Weinstein Distribution Agreement, the TWC Documents and the Credit Documents. Nothing herein shall be deemed to limit or modify the true-up provisions between the Borrower and TWC or the accounting and payment obligations of the Borrower pursuant to the Weinstein Distribution Agreement.

3. Liens.

(a) Commingled Receivables. The parties hereto understand and agree that any single invoice issued to an Account Debtor may include Weinstein Inventory and Genius Inventory on the same invoice and any single Blockbuster Revenue Sharing Payment may be made in respect of both Weinstein Inventory and Genius Inventory and therefore, in each case, the Account arising therefrom can be divided into a Weinstein Receivable and a Genius Receivable, as applicable, and to the extent the Liens described below on any Account are stated to be of equal priority, senior or subordinated such Liens on an Account shall be deemed to be of equal priority, senior or subordinated to the extent of the Weinstein Receivable or Genius Receivable comprising such Account as set forth below.

16

EXHIBIT 99.2

(b) Central Lockbox Account. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection, any provision of the UCC, any applicable law, the TWC Documents or the Credit Documents, the perfected Liens on the Central Lockbox Account (and the funds from time to time held therein (so long as held therein)) securing the Weinstein Secured Obligations and the perfected Liens on the Central Lockbox Account (and the funds from time to time held therein (so long as held therein)) securing the Credit Agreement Obligations shall be of equal priority with each other; provided that the provisions of this Section 3(b) shall not alter the allocation of funds and Customer Receipts as provided in Section 2.

(c) Priority TWC Collateral; Weinstein Control Account. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Weinstein Secured Obligations granted on the Priority TWC Collateral (including the Weinstein Control Account) or of any Liens securing the Credit Agreement Obligations granted on the Priority TWC Collateral (including the Weinstein Control Account) and notwithstanding any provision of the UCC, or any applicable law or the Credit Documents, the Administrative Agent, on behalf of itself and the SG Lenders, hereby agrees that: (i)  any perfected Lien on the Priority TWC Collateral (including the Weinstein Control Account) securing any Weinstein Secured Obligations now or hereafter held by or on behalf of TWC or any agent or trustee therefor, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in priority, operation and effect and prior to any Lien on the Priority TWC Collateral (including the Weinstein Control Account) securing any of the Credit Agreement Obligations, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise and (ii) any Lien on the Priority TWC Collateral (including the Weinstein Control Account) now or hereafter held by or on behalf of the Administrative Agent, any SG Lender or any agent or trustee therefor regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be (A) subordinate in priority, operation and effect to all perfected Liens on the Priority TWC Collateral (including the Weinstein Control Account) securing any Weinstein Secured Obligations now or hereafter held by or on behalf of TWC or any agent or trustee therefor and (B) until the TWC Satisfaction Date, subject to any of TWC’s rights with respect to TWC’s perfected Liens on the Priority TWC Collateral (including the Weinstein Control Account) that are exercised in accordance with this Agreement (including all rights and remedies under the TWC Security Agreement with respect to TWC’s perfected Liens on the Priority TWC Collateral (including the Weinstein Control Account) that are exercised in accordance with this Agreement).

17

EXHIBIT 99.2

(d) Priority SG Collateral. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Credit Agreement Obligations granted on the Priority SG Collateral (including the Genius Control Account) or of any Liens securing the Weinstein Secured Obligations granted on the Priority SG Collateral (including the Genius Control Account) and notwithstanding any provision of the UCC, or any applicable law or the TWC Documents, TWC hereby agrees that: (i)  any perfected Lien on the Priority SG Collateral (including the Genius Control Account) securing any Credit Agreement Obligations now or hereafter held by or on behalf of the Administrative Agent, any SG Lender or any agent or trustee therefor, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in priority, operation and effect and prior to any Lien on the Priority SG Collateral (including the Genius Control Account) securing any of the Weinstein Secured Obligations (and any other obligations owing to TWC), regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise and (ii) any Lien on the Priority SG Collateral (including the Genius Control Account) now or hereafter held by or on behalf of TWC or any agent or trustee therefor regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be (A) subordinate in priority, operation and effect to all perfected Liens on the Priority SG Collateral (including the Genius Control Account) securing any Credit Agreement Obligations and (B) until the Credit Agreement Repayment Date, subject to any of the Administrative Agent’s and SG Lender’s rights with respect to the Administrative Agent’s and SG Lender’s perfected Liens on the Priority SG Collateral (including the Genius Control Account) that are exercised in accordance with this Agreement (including all rights and remedies under the Security Agreement with respect to the Administrative Agent’s or SG Lender’s perfected Liens on the Priority SG Collateral (including the Genius Control Account) that are exercised in accordance with this Agreement).

(e) No Claim on Priority SG Collateral; Priority TWC Collateral. TWC agrees that TWC shall not take or claim any lien or security interest in or on any Genius Inventory, any Genius Receivables or any other Priority SG Collateral (other than, subject to the terms of this Agreement, the Genius Control Account as contemplated herein) or the assets of GPI or any other Guarantor. SG agrees that SG shall not take or claim any lien or security interest in or on the Weinstein Distribution Agreement (other than the Genius WDA Collateral).

(f) Prohibition on Contesting Liens. TWC agrees that it shall not (and hereby waives any right to) contest, in any proceeding (including any Insolvency Proceeding), the validity or enforceability of a Lien held by or on behalf of any of the Administrative Agent or the SG Lenders in the SG Collateral or the provisions of this Agreement, and the Administrative Agent and the SG Lenders agree that they shall not (and hereby waives any right to) contest, in any proceeding (including any Insolvency Proceeding), the validity or enforceability of a Lien held by or on behalf of TWC in the TWC Collateral or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of TWC or the Administrative Agent or any SG Lender to enforce this Agreement.

18

EXHIBIT 99.2

(g) UCC Financing Statements - Notice. TWC agrees that all UCC financing statements filed in respect of TWC’s Liens on any property of the Borrower or any Guarantor shall contain the notice below and the Administrative Agent agrees that all UCC financing statements filed in respect of the Administrative Agent’s Liens on any property of the Borrower or any Guarantor shall contain the notice below:

“The liens on the collateral described herein are subject to an Allocation of Accounts Receivable and Intercreditor Agreement, dated as of August 10, 2007 (as the same may be amended, restated, modified, supplemented or replaced from time to time), among Genius Products, LLC, a Delaware limited liability company (formerly known as The Weinstein Company Funding LLC), The Weinstein Company LLC and Société Générale.”

TWC agrees that each of its existing UCC financing statements against the Borrower and any Guarantor shall be amended to reflect the notice above.

(h) No Subordination of Debt, Payments or Obligations. The subordination terms set forth herein relate to the priority of Liens only and shall not constitute a subordination of the Weinstein Secured Obligations to the Credit Agreement Obligations or a subordination of the Credit Agreement Obligations to the Weinstein Secured Obligations.

4.	Application of Proceeds from Enforcement Action; Turnover Provisions.

(a)	Application of Proceeds.

(i) Priority TWC Collateral. All proceeds of Priority TWC Collateral (including, without limitation, any interest earned thereon) resulting from the sale, collection or other disposition of Priority TWC Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first, to TWC for application to the Weinstein Secured Obligations in accordance with the terms of the TWC Documents, until the TWC Satisfaction Date has occurred, second, to the Administrative Agent for application to the Credit Agreement Obligations in accordance with the Credit Documents, until the Credit Agreement Repayment Date has occurred, and thereafter, to the Borrower or persons legally entitled thereto.

(ii) Priority SG Collateral. All proceeds of Priority SG Collateral (including, without limitation, any interest earned thereon) resulting from the sale, collection or other disposition of Priority SG Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first, to the Administrative Agent for application to the Credit Agreement Obligations in accordance with the Credit Documents, until the Credit Agreement Repayment Date has occurred, second, to TWC for application to the Weinstein Secured Obligations in accordance with the terms of the TWC Documents, until the TWC Satisfaction Date has occurred, and thereafter, to the Borrower or persons legally entitled thereto.

19

EXHIBIT 99.2

(iii) Central Lockbox Account. All proceeds from the Central Lockbox Account shall be allocated and disbursed as set forth in Section 2 and no Enforcement Action may be taken with respect to the Central Lockbox Account except, after a Credit Agreement Event of Default or a Weinstein Event of Default, as may be otherwise agreed to in writing by TWC and the Administrative Agent in their sole discretion (which shall not require the approval or consent of the Borrower, any Guarantor or any other Person).

(b) Turnover.

(i) Priority TWC Collateral. Until the occurrence of the TWC Satisfaction Date, any Priority TWC Collateral, including without limitation any such Priority TWC Collateral constituting proceeds, that may be received by the Administrative Agent and any SG Lender in violation of this Agreement shall be segregated and held in trust and promptly paid over to TWC in the same form as received, with any necessary endorsements, and the Administrative Agent and each SG Lender hereby authorizes TWC to make any such endorsements as agent for the Administrative Agent (which authorization, being coupled with an interest, is irrevocable).

(ii) Priority SG Collateral. Until the occurrence of the Credit Agreement Repayment Date, any Priority SG Collateral, including without limitation any such Priority SG Collateral constituting proceeds, that may be received by TWC in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Administrative Agent, for the benefit of the SG Lenders, in the same form as received, with any necessary endorsements, and TWC hereby authorizes the Administrative Agent to make any such endorsements as agent for TWC (which authorization, being coupled with an interest, is irrevocable).

(c) Insurance. Until the Credit Agreement Repayment Date has occurred, the Administrative Agent will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by the Borrower (except that TWC shall have the right to be named as additional insured on liability insurance); (ii) to reasonably adjust or settle any insurance policy or claim covering the SG Collateral (including any TWC Collateral) in the event of any loss thereunder (and, to the extent TWC is named as an additional insured pursuant to the preceding clause (ii), TWC agrees to provide the applicable insurer any approval or consent such insurer may require to the adjustment or settlement approved by the Administrative Agent); and (iii) to approve any award granted in any condemnation or similar proceeding affecting the SG Collateral (including any TWC Collateral). The proceeds of such insurance shall be allocated as follows:

(i) The Borrower shall promptly determine the portion of any insurance proceeds that are traceable to or otherwise paid in respect of Priority TWC Collateral and the portion of any insurance proceeds that are traceable to or otherwise paid in respect of Priority SG Collateral and after making such determination the Borrower shall provide TWC and the Administrative Agent with a written report detailing such determination and the methodology used by the Borrower; provided that if the Borrower fails to promptly provide such report or after the occurrence of a Credit Agreement Event of Default or a Weinstein Event of Default, TWC or the Administrative Agent may engage a third party acceptable to both the Administrative Agent and TWC in their reasonable discretion to prepare such written report, all at the expense of the Borrower.

20

EXHIBIT 99.2

(ii) If TWC or the Administrative Agent objects to the allocation contained in such report, then TWC or the Administrative Agent (as applicable) shall send a written objection (and the reasons for such objection) to the Borrower and the Administrative Agent or TWC (as applicable) within 10 Business Days after the date it receives such report written report. If any such objection is provided within such time period, then the Borrower, TWC and the Administrative Agent shall promptly confer in an attempt to agree on the allocation of such insurance proceeds. If the Borrower, TWC and the Administrative Agent cannot agree on the allocation of such insurance proceeds or such conference does not promptly occur, then the Borrower, TWC or the Administrative Agent may submit the matter to arbitration as contemplated by Section 11(q).

(iii) Once an allocation of such insurance proceeds has been determined (whether through a report that has not been objected to, through mutual agreement or through arbitration, in each case, as contemplated above):

(1) that portion of insurance proceeds allocated to Priority TWC Collateral shall be delivered to or retained by TWC (as applicable) and, subject to the terms of this Agreement, as between the Borrower and TWC, such allocated insurance proceeds shall be dealt with as set forth in the TWC Documents, and

(2) that portion of insurance proceeds allocated to Priority SG Collateral shall be delivered to or retained by the Administrative Agent (as applicable) and, subject to the terms of this Agreement, as between the Borrower and the Administrative Agent and the SG Lenders, such allocated insurance proceeds shall be dealt with as set forth in the Credit Documents.

5.	Enforcement; Remedies.

(a) Exclusive Enforcement Against Priority TWC Collateral.

(i) Until the TWC Satisfaction Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Borrower, TWC shall have the exclusive right to take, continue, oppose, or otherwise prosecute, defend, settle or consent to any Enforcement Action with respect to the Priority TWC Collateral in accordance with applicable law, without any consultation with or consent of the Administrative Agent or any SG Lender, subject to Section 5(c), Section 7(a) and the proviso set forth in Section 5(a)(ii). TWC shall use commercially reasonable efforts to provide the Administrative Agent with written notice of any such Enforcement Action by TWC concurrent with any notice provided to the Borrower or promptly after taking any such Enforcement Action; provided that the failure to provide such notice shall not affect the rights or obligations of any party hereunder or under the TWC Documents or the Credit Documents, as applicable.

21

EXHIBIT 99.2

(ii) Upon the occurrence and during the continuance of a Weinstein Event of Default, TWC may take and continue any Enforcement Action in accordance with applicable law with respect to the Weinstein Secured Obligations and the Priority TWC Collateral in such order and manner as TWC may determine in its sole discretion; provided that:

(1) under no circumstances shall TWC instruct Account Debtors to make direct payment to TWC or any other payments instructions except to make payments to the Central Lockbox Account,

(2) TWC shall only exercise any setoff, recoupment or similar rights against payment obligations from the Borrower to TWC in respect of sold TWC Licensed Content that have been calculated and determined under the Weinstein Distribution Agreement and that (a) are then due or (b) will come due in accordance with the Weinstein Distribution Agreement, and

(3) TWC shall not exercise any rights in respect of the Weinstein Control Account (including blocking the Borrower’s access to funds in the Weinstein Control Account (other than the then applicable Weinstein Holdback Amount)) unless (x) a TWC Special Default has occurred and is continuing, and (y) on or before the date TWC exercises any rights in respect of the Weinstein Control Account (including blocking the Borrower’s access to funds in the Weinstein Control Account), TWC has provided the Borrower and the Administrative Agent with written notice of such TWC Special Default and that TWC has elected to block the Borrower’s access to the funds in the Weinstein Control Account (each date such written notice is received by the Borrower and the Administrative Agent, a “TWC Default Notice Date”). If TWC blocks the Borrower’s access to the Weinstein Control Account as a result of a TWC Special Default, TWC agrees to remove the blockage on the Weinstein Control Account upon the occurrence of the TWC Special Default Cure Date for such TWC Special Default so long as such TWC Special Default Cure Date occurs prior to TWC’s commencement of its exercise of its rights and remedies as a secured creditor (other than blocking the Weinstein Control Account, directing funds in the Weinstein Control Account to be transferred to TWC or its designee, applying such funds to any TWC Clause (a) Default and instituting any interest, default interest or late fee or similar charges). If the Borrower’s access to the funds in the Weinstein Control Account is blocked due to, among other things, the failure of the Borrower to make a payment as described in clause (a) of the definition of TWC Special Default (a “TWC Clause (a) Default”), then TWC shall promptly direct the depository that maintains the Weinstein Control Account to transfer funds in the Weinstein Control Account to TWC in an amount sufficient to cure such TWC Clause (a) Default and upon TWC’s receipt of any such funds from the Weinstein Control Account, TWC shall promptly apply such funds to such payment until such time, if ever, the TWC Clause (a) Default is cured. When the applicable TWC Special Default is cured, if ever, all of the Borrower’s rights to withdraw funds from the Weinstein Control Account pursuant to Section 2(c)(i) of this Agreement shall thereupon be restored, provided that:

22

EXHIBIT 99.2

(A) if all then outstanding TWC Special Defaults are cured prior to the end of the applicable TWC Special Default Cure Window, the Borrower may, on the Weinstein Disbursement Date occurring on or after the applicable TWC Special Default Cure Date, withdraw all funds in excess of the Weinstein Holdback Amount that have accrued in the Weinstein Control Account on and prior to such Weinstein Disbursement Date that the Borrower would otherwise have been entitled to withdraw on any Weinstein Disbursement Date occurring on or prior to the applicable TWC Special Default Cure Date, pursuant to Section 2(c)(i) of this Agreement, but for the occurrence of the TWC Special Defaults, and

(B) if all then outstanding TWC Special Defaults are cured after the applicable TWC Special Default Cure Window, the Borrower may, on the Weinstein Holdback Release Date occurring on or after the applicable TWC Special Default Cure Date, withdraw all funds in excess of the Weinstein Holdback Amount arising during the period not covered by the monthly financial statements delivered in connection with such Weinstein Holdback Release Date or any Weinstein Holdback Release Date prior thereto that have accrued in the Weinstein Control Account on and prior to such Weinstein Holdback Release Date that the Borrower would otherwise have been entitled to withdraw, pursuant to Section 2(c)(i) of this Agreement, but for the occurrence of the TWC Special Defaults.

The Administrative Agent and the SG Lenders shall have the right but not the obligation to cure any TWC Special Default on behalf of the Borrower (regardless of whether the Borrower, any Guarantor or any other Person objects to such cure) and all amounts paid and expended in connection with such cure shall be deemed to be Credit Agreement Obligations and shall bear interest at the Default Rate (as defined in the Credit Agreement).

(b)	Exclusive Enforcement Against Priority SG Collateral.

(i) Until the Credit Agreement Repayment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Borrower or any Guarantor, the Administrative Agent shall have the exclusive right to take, continue, oppose, or otherwise prosecute, defend, settle or consent to any Enforcement Action with respect to the Priority SG Collateral in accordance with applicable law, without any consultation with or consent of TWC, subject to Section 7(a) and the proviso set forth in Section 5(b)(ii). Without limiting the foregoing, TWC agrees not to take any action that will impede or otherwise interfere with an orderly liquidation of the Priority SG Collateral by the Administrative Agent and the Lenders; it being understood that by TWC agreeing to the foregoing, TWC is not agreeing to affect TWC’s right to terminate the Weinstein Distribution Agreement, to take back or to cause to be destroyed Weinstein Inventory or to exercise all other rights and remedies with respect to TWC Collateral). The Administrative Agent shall use commercially reasonable efforts to provide TWC with written notice of any such Enforcement Action by the Administrative Agent concurrent with any notice provided to the Borrower or promptly after taking any such Enforcement Action; provided that the failure to provide such notice shall not affect the rights or obligations of any party hereunder or under the TWC Documents or the Credit Documents, as applicable.

23

EXHIBIT 99.2

(ii) Upon the occurrence and during the continuance of a Credit Agreement Event of Default, the Administrative Agent and the SG Lenders may take and continue any Enforcement Action in accordance with applicable law with respect to the Credit Agreement Obligations and the Priority SG Collateral in such order and manner as they may determine in their sole discretion; provided that:

(1)  under no circumstances shall the Administrative Agent or any SG Lender instruct Account Debtors to make direct payment to the Administrative Agent or any SG Lender or any other payments instructions except to make payments to the Central Lockbox Account, and

(2) under no circumstances shall the Administrative Agent exercise any setoff, recoupment or similar rights against the Central Lockbox Account or, prior to the TWC Satisfaction Date, the Weinstein Control Account or any funds therein (including, without limitation, any setoff, recoupment or similar rights in respect of payments due under the Credit Agreement).

(c) Other Remedies Available Under the Weinstein Distribution Agreement. Notwithstanding anything to the contrary in the Weinstein Distribution Agreement, this Agreement or any other TWC Document, until the Credit Agreement Repayment Date has occurred, TWC agrees upon any termination of the Weinstein Distribution Agreement to purchase the inventory of any TWC film or content that has not yet had its initial “street date” (i.e. initial home video release) or that has had its initial “street date” during the six week period ending on the date of any termination of the Weinstein Distribution Agreement at an amount equal to the greater of (i) the lower of fair market value and cost and (ii) the amount TWC is otherwise required to pay under the Weinstein Distribution Agreement in respect of such inventory.

(d) Central Lockbox Account. As set forth in Section 4(a)(iii), no Enforcement Action maybe taken with respect to the Central Lockbox Account except, after a Credit Agreement Event of Default or a Weinstein Event of Default, as may be otherwise agreed to in writing by TWC and the Administrative Agent in their sole discretion (which shall not require the approval or consent of the Borrower, any Guarantor or any other Person).

(e) Junior Lienholder. As between TWC and the Administrative Agent, the party with a Lien on subject collateral that, pursuant to the terms of this Agreement, is junior to the Lien of the other party on such collateral shall not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any portion of such collateral that such party has a junior Lien on pursuant to the terms of this Agreement, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, such collateral that such party has a junior Lien on pursuant to the terms of this Agreement.

24

EXHIBIT 99.2

(f) Lien Releases.

(i) As between TWC and the Administrative Agent, the party with a Lien on subject collateral that, pursuant to the terms of this Agreement, is junior to the Lien of the other party on the subject collateral shall, upon the reasonable request of the other party, confirm in writing that such party’s Lien will be released upon the sale or other disposition of such collateral in connection with any Enforcement Action by such other party. The failure to provide such written confirmation shall not prevent such other party from completing such Enforcement Action.

(ii) Promptly after the occurrence of the TWC Satisfaction Date, TWC shall release its Liens on the TWC Collateral and the SG Collateral. Promptly after the occurrence of the Credit Agreement Repayment Date, the Administrative Agent shall release its Liens on the SG Collateral (including any TWC Collateral).

(g) Cooperation. The Administrative Agent and each SG Lender agrees that it shall take such actions as TWC shall reasonably request (at the Borrower’s expense) in connection with the exercise by TWC of its rights set forth herein. TWC agrees that it shall take such actions as the Administrative Agent shall reasonably request (at the Borrower’s expense) in connection with the exercise by the Administrative Agent or any SG Lender of their rights set forth herein. In furtherance of the foregoing, TWC understands and agrees that the Existing TWC Control Agreement shall be amended or replaced as of the date hereof with a Lockbox Agreement in order to implement the provisions of this Agreement.

(h) No Additional Rights For the Borrower Hereunder in Respect of Remedies. If TWC or the Administrative Agent shall enforce its rights or remedies in violation of the terms of this Agreement, the Borrower shall not be entitled to use such violation as a defense to any action by TWC, the Administrative Agent or any SG Lender, nor to assert such violation as a counterclaim or basis for set off or recoupment against TWC, the Administrative Agent or any SG Lender.

(i) Actions Upon Breach - Administrative Agent. Should the Administrative Agent or any SG Lender, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Priority TWC Collateral or the Central Lockbox Agreement (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement (in its own name or in the name of the Borrower) this Agreement shall create an irrebutable presumption and admission by the Administrative Agent or such SG Lender that relief against the Administrative Agent or such SG Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to TWC, it being understood and agreed by the Administrative Agent on behalf of each SG Lender that (i) TWC’s damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Administrative Agent and each SG Lender waives any defense that the Borrower and/or TWC cannot demonstrate damage and/or be made whole by the awarding of damages.

25

EXHIBIT 99.2

(j) Actions Upon Breach - TWC. Should TWC, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Priority SG Collateral or the Central Lockbox Agreement (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement (in its own name or in the name of the Borrower) this Agreement shall create an irrebutable presumption and admission by TWC that relief against TWC by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Administrative Agent and the SG Lenders, it being understood and agreed by TWC that (i) the Administrative Agent’s and the SG Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) TWC waives any defense that the Borrower, the Administrative Agent and/or the SG Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

(k) No Consequential or Punitive Damages. Notwithstanding anything contained herein to the contrary, under no event shall any party hereto be entitled to any consequential or punitive damages in connection with any action commenced hereunder or in connection with any of the Weinstein Secured Obligations, the Credit Agreement Obligations, the SG Collateral, the TWC Collateral or the SG Collateral.

6.	Modifications.

(a) Credit Agreement Obligations; Ability to Amend, Increase, Renew and Extend. As between the Administrative Agent and TWC, the Credit Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the Credit Agreement may be refinanced in each case, without the consent of TWC. Nothing herein shall prohibit TWC from restricting the Borrower’s ability to amend, restate, supplement or otherwise modify the Credit Documents.

(b) Weinstein Secured Obligations; Ability to Amend, Renew and Extend. As between TWC and the Administrative Agent, the TWC Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of the Administrative and the SG Lenders. Nothing herein shall prohibit the Administrative and the SG Lenders from restricting the Borrower’s or any Guarantor’s ability to amend, restate, supplement or otherwise modify the TWC Documents.

(c) TWC Consents. Without limiting the foregoing and notwithstanding anything to the contrary in the TWC Documents, TWC hereby acknowledges and consents to (i) any and all Liens granted on any SG Collateral under the Security Documents (as defined in the Credit Agreement) and (ii) any and all debt and obligations incurred by the Borrower and the other Loan Parties (as defined in the Credit Agreement) under the Credit Documents whether existing on the date hereof or as may be created after the date hereof (including as a result of increases in the aggregate amount of loans, credit extensions and commitments under the Credit Documents).

26

EXHIBIT 99.2

(d) Courtesy Copies. The Administrative Agent agrees to use reasonable efforts to provide with TWC with courtesy copies of executed amendments, restatements and modifications of the Credit Documents after the execution thereof, and TWC agrees to use reasonable efforts to provide with the Administrative Agent with courtesy copies of executed amendments, restatements and modifications of the TWC Documents after the execution thereof; provided that the failure to provide such copies shall not affect the rights of the parties hereunder. The Borrower and the Guarantors hereby consent to the delivery of such copies.

7. Insolvency Proceedings.

(a) Proofs of Claim. TWC may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms of this Agreement and the limitations on TWC imposed hereby. The Administrative Agent may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms of this Agreement and the limitations on the Administrative Agent imposed hereby.

(b) Actions in Insolvency Proceeding - Administrative Agent. The Administrative Agent and the SG Lenders agree that in connection with any Insolvency Proceeding the Administrative Agent and the SG Lenders will: (i) not oppose any motion filed or supported by TWC for relief from automatic stay or for adequate protection or similar relief or protection (including any substitution of collateral), in each case, with respect to the Priority TWC Collateral; (ii) not oppose any request by the representative of the bankruptcy estate to use collateral or cash collateral that constitutes Priority TWC Collateral if TWC has consented to such use; and (iii) take such actions consistent with the terms of this Agreement as may be reasonably requested by TWC to effectuate the priorities and agreements provided herein.

(c) Actions in Insolvency Proceeding - TWC. TWC agrees that in connection with any Insolvency Proceeding TWC will: (i) not oppose any motion filed or supported by the Administrative Agent for relief from automatic stay or for adequate protection or similar relief or protection (including any substitution of collateral), in each case, with respect to the Priority SG Collateral; (ii) not oppose any request by the representative of the bankruptcy estate to use collateral or cash collateral that constitutes Priority SG Collateral if the Administrative Agent has consented to such use; and (iii) take such actions consistent with the terms of this Agreement as may be reasonably requested by the Administrative Agent to effectuate the priorities and agreements provided herein.

(d) Avoidance Issues - TWC Recovery. If TWC is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Borrower any amount paid in respect of the Weinstein Secured Obligations (a “TWC Recovery”), then TWC shall be entitled to a reinstatement of Weinstein Secured Obligations with respect to all such recovered amounts, and the TWC Satisfaction Date shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such TWC Recovery or any finding of the invalidity of a Lien of TWC, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

27

EXHIBIT 99.2

(e) Avoidance Issues - SG Recovery. If the Administrative Agent or any SG Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Borrower or any other Guarantor any amount paid in respect of the Credit Agreement Obligations (an “SG Recovery”), then the Administrative Agent or such SG Lender shall be entitled to a reinstatement of Credit Agreement Obligations with respect to all such recovered amounts, and the Credit Agreement Repayment Date shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such SG Recovery or any finding of the invalidity of a Lien of the Administrative Agent, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

8. Reliance; Waivers; etc.

(a) Reliance. The Credit Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. TWC expressly waives all notice of the acceptance of and reliance on this Agreement by the Administrative Agent and the SG Lenders. The TWC Documents are deemed to have been executed and delivered and all transactions thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Administrative Agent, for itself and on behalf of each SG Lender, expressly waives all notices of the acceptance of and reliance by TWC.

(b) No Warranties or Liability. The Administrative Agent and TWC acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Credit Document or any TWC Document or the value of any collateral, including but not limited to the SG Collateral and the TWC Collateral. Except as otherwise provided in this Agreement, the Administrative Agent and TWC will be entitled to manage and supervise the transactions under the Credit Documents and the TWC Documents, respectively, in accordance with law and their usual practices, modified from time to time as they deem appropriate.

(c) No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the Borrower, any Guarantor or any other Person with the terms and conditions of any of the Credit Documents or the TWC Documents.

9. Additional Representations.

(a) TWC. TWC represents and warrants to the Administrative Agent and the SG Lenders that:

(i) TWC is the exclusive legal and beneficial owners of all of the Weinstein Secured Obligations;

28

EXHIBIT 99.2

(ii) the execution, delivery and performance of this Agreement by it is within its powers, has been duly authorized by the its members (or other equity holders), and does not contravene any law, any provision of any of the TWC Documents or any agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Administrative Agent. The Administrative Agent represents and warrants to TWC that:

(i) the Administrative Agent and the SG Lenders party to the Credit Agreement from time to time (and, if applicable, affiliates of Lenders with respect to the Lender Rate Contracts) are the exclusive legal and beneficial owners of all of the Credit Agreement Obligations;

(ii) the execution, delivery and performance of this Agreement by it is within its powers, has been duly authorized by the its members (or other equity holders), and does not contravene any law, any provision of any of the Credit Documents or any agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c) The Borrower and the Guarantors. The Borrower and each Guarantor represents and warrants to TWC and the Administrative Agent that:

(i) the execution, delivery and performance of this Agreement by it is within its powers, has been duly authorized by the its members (or other equity holders), and does not contravene any law or any agreement to which it is a party or by which it is bound; and

(ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

10. Secured Party Representative.

(a) Appointment. In connection with Section 2(a)(ii) and Section 2(b)(ii), TWC hereby appoints the Administrative Agent as its agent for the purposes of carrying out the intent of Section 2(a)(ii) and Section 2(b)(ii); provided that the Administrative Agent may at its option decline to act in such capacity and appoint a third party acceptable to both the Administrative Agent and TWC to perform such functions (the person acting in such capacity including the Administrative Agent (unless declined as set forth above) being referred to herein as the “Secured Party Representative”. All of the foregoing shall be at the expense of the Borrower.

29

EXHIBIT 99.2

11. Miscellaneous.

(a) Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any TWC Document or any Credit Document, the provisions of this Agreement shall govern (it being understood that nothing herein affects TWC’s right to terminate the Weinstein Distribution Agreement).

(b) Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the TWC Satisfaction Date and the Credit Agreement Repayment Date shall have occurred. This is a continuing agreement and the Administrative Agent and the SG Lenders may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Borrower and the Guarantors on the faith hereof.

(c) Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by TWC and the Administrative Agent and, to the extent such amendment, modification or waiver would adversely affect the Borrower’s right or obligations under Section 2 or Section 11(e)(i), the Borrower.

(d) Further Assurances. The Administrative Agent, the Borrower and the Guarantors will (in each case, solely at the expense of the Borrower) and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that TWC may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable TWC to exercise and enforce its rights and remedies hereunder. TWC, the Borrower and the Guarantors will (in each case, solely at the expense of the Borrower) and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent and each SG Lender to exercise and enforce its rights and remedies hereunder.

(e) Expenses.

(i) The Borrower shall pay on demand (a) all reasonable fees and expenses, including reasonable attorneys’, consultants’ and experts’ fees and expenses, incurred by the Administrative Agent or TWC in connection with the preparation, negotiation, execution and delivery of, and the exercise of its respective duties under, this Agreement (and any related documentation), and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder, (b) all fees and expenses of the Allocation Servicer and the Secured Party Representative, and (c) all fees and expenses, including attorneys’ fees and expenses, incurred by the Administrative Agent, the SG Lenders and TWC in the enforcement or attempted enforcement of any of the Borrower’s or Guarantors obligations hereunder (or any related documentation) or in preserving any of the Administrative Agent’s, the SG Lender’s or TWC’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring or any bankruptcy or similar proceeding involving any the Borrower, any Guarantor or any other Loan Party). The obligations of the Borrower under this Section 11(e)(i) shall survive the payment and performance of the Weinstein Secured Obligations and the Credit Agreement Obligations and the termination of this Agreement.

30

EXHIBIT 99.2

(ii) If there is any claim or controversy litigated in any lawsuit between any of the parties hereto in connection with this Agreement, the prevailing parties in the lawsuit shall be entitled to recover from the other parties their reasonable costs and attorneys’ fees.

(f) Information Concerning Financial Condition of the Borrower and the Guarantors. Each of TWC and the Administrative Agent hereby assume responsibility for keeping itself informed of the financial condition of the Borrower, the Guarantors and any of their affiliates and all other circumstances bearing upon the risk of nonpayment of the TWC Obligations or the Credit Agreement Obligations. TWC and the Administrative Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event TWC or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information.

(g) Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

(h) Consent to Jurisdiction; Service of Process.

(i) TWC, the Administrative Agent, the Borrower and the Guarantors (1) each hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by TWC, the Administrative Agent or their respective successors or assigns and (2) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (3) each hereby waives in any such action, suit or proceeding any offsets or counterclaims which are unrelated to the transactions contemplated herein.

31

EXHIBIT 99.2

(ii) TWC, the Administrative Agent, each Guarantor and the Borrower each hereby consents to service of process by registered mail at the address to which notices are to be given. TWC, the Administrative Agent, each Guarantor and the Borrower each agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of TWC or the Administrative Agent and the SG Lenders. Final judgment against any of TWC, the Administrative Agent, any Guarantor or the Borrower in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of TWC, the Administrative Agent, any Guarantor or the Borrower therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that TWC or the Administrative Agent, as applicable, may at its option bring suit, or institute other judicial proceedings against any of TWC, the Administrative Agent, any Guarantor or the Borrower or any of their respective assets in any state or Federal court of the United States or of any country or place where such party or their respective assets may be found.

(iii) TWC, the Administrative Agent, each Guarantor and the Borrower further each covenants and agrees that so long as this Agreement shall be in effect, each shall maintain a duly appointed agent for the receipt and acceptance on its behalf of service of summons and other legal processes, and upon failure to do so the clerk of each court to whose jurisdiction it has submitted shall be deemed to be its respective designated agent upon whom such process may be served on its behalf, and notification by the attorney for plaintiff, complainant or petitioner therein by mail or telegraph to TWC, the Administrative Agent, such Guarantor or the Borrower of the filing of each suit, action or proceeding shall be deemed sufficient notice thereof.

(i) WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT.

32

EXHIBIT 99.2

(j) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

(k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Borrower, the Guarantors, TWC, the Administrative Agent and SG Lenders and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any collateral described herein (including, without limitation, the TWC Collateral and the SG Collateral); provided that any purported assignment of TWC’s, the Administrative Agent’s, an SG Lender’s or the Borrower’s interest hereunder shall be null and void unless the intended assignee (i) receives notice of the existence of this Agreement and (ii) agrees in writing to be bound by the terms hereof.

(l) Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, to be taken into consideration in interpreting, this Agreement.

(m) Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(n) Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy (by e-mail of a PDF or similar electronic image file) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

(o) Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by the parties hereto.

33

EXHIBIT 99.2

(p) No Impairment; Assignment.

(i) Nothing in this Agreement is intended to or shall impair, as between the Borrower and TWC, the obligation of the Borrower, which is absolute and unconditional, to perform all obligations under the TWC Documents and other related documents (including, without limitation, to render accounting statements and to pay all amounts owing thereunder when due and payable) and to pay all of the Weinstein Secured Obligations as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of TWC and creditors of the Borrower other than the Administrative Agent and SG Lenders.

(ii) Nothing in this Agreement is intended to or shall impair, as between and among the Borrower, the Guarantors, the Administrative Agent and the SG Lenders, the obligation of the Borrower and the Guarantors, which is absolute and unconditional, to pay to the Administrative Agent and the SG Lenders the principal of and interest on the Credit Documents and other related obligations and all of the Credit Agreement Obligations as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Administrative Agent, SG Lenders and creditors of the Borrower and the Guarantors other than TWC. Notwithstanding any of the foregoing, if any third party satisfies the Credit Agreement Obligations owing to the Administrative Agent and the SG Lenders, the Administrative Agent may assign its rights and remedies hereunder to such third party, and such third party shall be deemed to be the Administrative Agent and SG Lenders and the Credit Agreement Repayment Date shall be deemed not to have occurred as a result of such assignment for all purposes of this Agreement.

(iii) Subject to the express terms of this Agreement, TWC reserves its rights and remedies under the TWC Documents, the UCC and other applicable law and the Administrative Agent and the SG Lenders reserve their respective rights and remedies under the Credit Documents, the UCC and other applicable law.

(q)  Arbitration.

(i) Arbitration. The parties hereto agree, upon demand by TWC or the Administrative Agent, to submit to binding arbitration all claims, disputes and controversies between or among them relating to the allocation and disbursement of Customer Receipts pursuant to Section 2(b).

(ii) Governing Rules. Any arbitration proceeding will (i) proceed in a location in New York, New York selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures (the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

34

EXHIBIT 99.2

(iii) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of New York, a neutral retired judge of the state or federal judiciary of New York or a neutral certified public accountant from a “Big 4” accounting firm, in any case with a minimum of ten years experience in the matter of the dispute to be arbitrated.

(iv) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(v) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within one-hundred-and-eighty (180) days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Credit Documents or the subject matter of the dispute shall control. The arbitration provisions set forth in this Section 8.16 shall survive termination, amendment or expiration of any of the Credit Documents or any relationship between the parties.

(r)  This Agreement is Applicable to the Guarantors. It is the intent of the parties hereto that this Agreement apply with equal force to the Guarantors as if they had the obligations of the Borrower under this Agreement. The Borrower agrees to cause each Guarantor to comply with the terms hereof as if such Guarantor were a party to this Agreement.

[Signature Page Follows]

35

EXHIBIT 99.2

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE WEINSTEIN COMPANY, LLC

By: /s/ Larry Madden
Name: Larry Madden
Title: EVP & CFO

SOCIÉTÉ GÉNÉRALE,
for itself and as administrative agent and collateral
agent for the SG Lenders

By: /s/ Hannah Kim
Name: Hannah Kim
Title: Director

GENIUS PRODUCTS, LLC

By: /s/ John Mueller
Name: John Mueller
Title: CFO

36

EXHIBIT 99.3
Execution Version

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of August 10, 2007, by GENIUS PRODUCTS, INC., a Delaware corporation (“GPI”), each of the other signatories hereto and each of the other entities which becomes a party hereto pursuant to Section 23 hereof (each of GPI and such subsidiaries and other entities, together with its successors and permitted assigns, a “Guarantor” and collectively, the “Guarantors”), in favor of SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the Lenders and the Collateral Agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), and each of the Lenders party to the Credit Agreement referred to below.

RECITALS

WHEREAS, each of the Guarantors is in the same corporate family as GENIUS PRODUCTS, LLC, a Delaware limited liability company (the “Borrower”) and the Borrower and each Guarantor (other than GPI) is a Subsidiary of GPI;

WHEREAS, the Borrower is entering into that certain Credit Agreement, dated as of the date hereof (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Credit Agreement”), by and among the Borrower, the Persons acting as lenders thereunder from time to time (collectively, the “Lenders”), the Administrative Agent and Société Générale as the Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), pursuant to which the Lenders have agreed to extend loans and other financial accommodations to the Borrower for the purposes, and on the terms and subject to the conditions, set forth in the Credit Agreement;

WHEREAS, in order to induce the Lenders, the Collateral Agent and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders to make the Revolving Loans and Letters of Credit available to the Borrower, each Guarantor is willing to guarantee the Obligations of the Borrower under the Credit Agreement and the other Credit Documents;

WHEREAS, the Lenders are willing to make and maintain loans and other financial accommodations to the Borrower on and after the Closing Date, but only upon the condition, among others, that the Guarantors shall have executed and delivered this Guaranty Agreement to the Administrative Agent; and

WHEREAS, each Guarantor will obtain working capital, distributions and loans needed for its operations from the Borrower, and the Borrower will obtain funds to provide, distribute and/or lend to such Guarantors from the Lenders under and as permitted by the Credit Agreement. In addition, all of the Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower, as the result of financial or business support which will be provided to the Guarantors by the Borrower.

1

EXHIBIT 99.3

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used in this Guaranty Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. The rules of interpretation set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Guaranty Agreement, apply to this Guaranty Agreement and are hereby incorporated by reference. References in this Guaranty Agreement to “Sections” are to sections herein unless otherwise indicated.

SECTION 2. The Guarantee.

(a) Each Guarantor hereby unconditionally guarantees the full and punctual payment of (i) the Obligations (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party thereunder whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other amounts payable by the Borrower from time to time to any of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement and the other Credit Documents or any of the Lenders or their Affiliates under the Lender Rate Contracts, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including to the extent provided therein all reasonable fees and disbursements of counsel to any of the Lenders, the Collateral Agent and the Administrative Agent that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Credit Document or any of the Lenders or their Affiliates under the Lender Rate Contracts) and (iii) performance of the Obligations of the Borrower in each case strictly in accordance with their terms (collectively, the “Guaranteed Obligations”). Upon failure by the Borrower to pay punctually any of the Guaranteed Obligations, each Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement or the relevant other Credit Document, as the case may be. This guaranty is absolute, irrevocable and unconditional in nature and is made with respect to any and all Guaranteed Obligations now existing or in the future arising. Each Guarantor’s liability under this Guaranty Agreement shall continue until full satisfaction of all Guaranteed Obligations. This guaranty is a guarantee of due and punctual payment and performance and not of collectibility.

2

EXHIBIT 99.3

(b) If under any applicable Governmental Rule (including state and Federal fraudulent transfer Governmental Rules), the Guaranteed Obligations of any Guarantor under Section 2(a) would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Lenders in respect of such Guaranteed Obligations would be subordinated to the claims of any other creditors on account of such Guarantor’s liability under Section 2(a), then, notwithstanding any other provision of this Guaranty Agreement to the contrary, the amount of the liability of such Guarantor shall, without any further action by the Guarantors, any Lender, the Administrative Agent, the Collateral Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Guarantor (other than GPI) agrees and acknowledges that it is receiving reasonably equivalent value in the form of substantial advances being made to such Guarantor through the Borrower under the Credit Agreement for its ongoing operations and each Guarantor agrees and acknowledges that it is receiving reasonably equivalent value through the direct and indirect benefits resulting from the availability of the aforementioned credit facilities to the Borrower and the financial or business support which will be provided to the Guarantors by the Borrower.

(c) Notwithstanding anything to the contrary contained in this Guaranty Agreement or in any other document, instrument or agreement between or among any of Administrative Agent, the Collateral Agent, the Lenders, the Borrower, any Guarantor or any third party, the obligations of each Guarantor with respect to the Guaranteed Obligations shall be joint and several with each other Guarantor and any other Person that now or hereafter executes a guaranty of any of the Guaranteed Obligations separate from this Guaranty Agreement.

(d) The Administrative Agent may bring and prosecute a separate action or actions against any Guarantor whether or not the Borrower, any other Guarantor or any other Person is joined in any such action or a separate action or actions are brought against the Borrower, any other Guarantor, any other Person or any collateral for all or any part of the Guaranteed Obligations. The obligations of each Guarantor under, and the effectiveness of, this Guaranty Agreement are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Guaranteed Obligations. By its acceptance hereof, each Lender agrees that this Guaranty Agreement may be enforced only by action of the Administrative Agent in accordance with the terms of the Credit Agreement and that no Lender shall have any right individually to seek to enforce this Guaranty Agreement.

(e) To the fullest extent not prohibited by applicable Governmental Rules, each Guarantor hereby waives all right of revocation with respect to the Guaranteed Obligations. This Guaranty Agreement may be terminated as to uncommitted future transactions only by written notice of such termination to the Collateral Agent, the Administrative Agent and the Lenders and such notice shall be deemed effective as of noon of the next succeeding Business Day following receipt of such notice at the Administrative Agent’s address referenced in Section 10. No such notice shall release any Guarantor from any liability as to any Guaranteed Obligations which may be owing or held by any Lender, the Collateral Agent or the Administrative Agent or for which any Lender may have an interest or for which any Lender may be obligated or committed at the time of receiving such notice, and all renewals, extensions and modifications of any such Guaranteed Obligations.

3

EXHIBIT 99.3

(f) Each Guarantor hereby agrees that, between it and the Lenders, the obligations of the Borrower under the Credit Agreement and the other Credit Documents may be declared to be forthwith (or may become automatically) due and payable as provided the Credit Agreement for purposes of this Section 2 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Borrower) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable for purposes of this Section 2.

SECTION 3. Acknowledgments, Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken by it under this Guaranty Agreement involve the guarantee of obligations of Persons other than such Guarantor and that such obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:

(a) Without affecting the enforceability or effectiveness of this Guaranty Agreement in accordance with its terms, without affecting, limiting, reducing, discharging or terminating the liability of any Guarantor or the rights, remedies, powers and privileges of the Collateral Agent, the Administrative Agent and the Lenders under this Guaranty Agreement and without modifying the rights or obligations of the Borrower under the Credit Documents, the Collateral Agent, the Administrative Agent and the Lenders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

(i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the principal portion of, or rate or rates of interest on, all or any part of the Guaranteed Obligations);

(ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Credit Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Credit Document or any such other instrument or any term or provision of the foregoing;

(iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Credit Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

(iv) accept or receive (including from any other Guarantor or other Person) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

(v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Guarantor or other Person);

4

EXHIBIT 99.3

(vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other Guarantor or other Person) for or relative to all or any part of the Guaranteed Obligations;

(vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other Guarantor or other Person) to all or any part of the Guaranteed Obligations in such manner and extent as the Collateral Agent, the Administrative Agent or any Lender may in its discretion determine;

(viii) release any Person (including any other Guarantor or other Person) from any personal liability with respect to all or any part of the Guaranteed Obligations;

(ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Collateral Agent, the Administrative Agent or the Lenders may determine or as applicable Governmental Rules may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Guaranteed Obligations (including with any other Guarantor or other Person);

(x) consent to any merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the existence of the Borrower or any other Person (including any other Guarantor or other Person);

(xi) proceed against the Borrower, such Guarantor, any other Guarantor or any other Person (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Collateral Agent, the Administrative Agent and the Lenders under the Credit Documents or otherwise in such order and such manner as the Collateral Agent, the Administrative Agent or any Lender may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guaranty Agreement as to such Guarantor;

(xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting Liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such Liens or exercise any right of set-off;

(xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Collateral Agent, the Administrative Agent or any Lender may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Collateral Agent, the Administrative Agent or any Lender a party in possession in contemplation of law, except at its option);

5

EXHIBIT 99.3

(xiv) amend, supplement, modify, alter or release the subordination of any junior or subordinated indebtedness or any security thereof;

(xv) enter into such other transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower or any other Guarantor or other Person as the Collateral Agent, the Administrative Agent or any Lender may desire; and

(xvi) do all or any combination of the actions set forth in this Section 3(a).

(b) The enforceability and effectiveness of this Guaranty Agreement and the liability of each Guarantor, and the rights, remedies, powers and privileges of the Collateral Agent, the Administrative Agent and the Lenders, under this Guaranty Agreement shall not be affected, limited, reduced, discharged or terminated, and such Guarantor hereby expressly waives to the fullest extent not prohibited by applicable Governmental Rules any defense now or in the future arising (other than that the Guaranteed Obligations have been paid in full in cash), by reason of:

(i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Credit Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

(ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Borrower, or any other Guarantor or other Person (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other Guarantor or other Person;

(iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

(iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any other Guarantor or other Person (other than, subject to Section 4, by reason of the full payment and performance of all Guaranteed Obligations);

(v) any failure of the Collateral Agent, the Administrative Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including any other Guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower, any other Guarantor (including any issuer of any Letter of Credit) or any other Person or to take any action whatsoever to mitigate or reduce such Guarantor’s liability under this Guaranty Agreement, none of the Collateral Agent, the Administrative Agent nor any Lender being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower or any other Guarantor may be in default of its obligations under any Credit Document;

6

EXHIBIT 99.3

(vi) any failure of the Collateral Agent, the Administrative Agent or any Lender to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Borrower, Guarantor or any other Person or any defect in, or any failure by Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

(vii) any failure of the Collateral Agent, the Administrative Agent or any Lender to comply with applicable Governmental Rules in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

(viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of Guarantor or may preclude such Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from the Borrower, any other guarantor or any other Person and even though the Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

(ix) any act or omission of the Collateral Agent, the Administrative Agent, any Lender or any other Person that directly or indirectly results in or aids the discharge or release of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise;

(x) any Governmental Rule which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;

(xi) the possibility that the obligations of the Borrower to the Collateral Agent, the Administrative Agent and the Lenders may at any time and from time to time exceed the aggregate liability of such Guarantor under this Guaranty Agreement;

(xii) any counterclaim, set-off or other claim which the Borrower or any other guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

(xiii) any failure of the Collateral Agent, the Administrative Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

(xiv) the election by the Collateral Agent, the Administrative Agent or any Lender in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of Title 11 of the United States Code, as amended (the “Bankruptcy Code”);

7

EXHIBIT 99.3

(xv) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code;

(xvi) any use of cash collateral under Section 363 of the Bankruptcy Code;

(xxxiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

(xvii) the avoidance of any Lien in favor of the Collateral Agent, the Administrative Agent or any Lender for any reason;

(xviii) any change in the limited liability company existence, structure or ownership of the Borrower or the bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any other Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

(xix) any failure by the Collateral Agent, the Administrative Agent or any Lender to enforce the subordination of any junior or subordinated indebtedness or any security thereof; or

(xx) any action taken by the Collateral Agent, the Administrative Agent or any Lender, whether similar or dissimilar to any of the foregoing, that is authorized by this Section 3 or otherwise in this Guaranty Agreement or by any other provision of any Credit Document or any omission to take any such action.

SECTION 4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect until the principal of and interest on the Revolving Loans, the termination, cancellation or expiration of all Letters of Credit and all other amounts payable by the Borrower under the Credit Agreement and any other Credit Documents shall have been paid in full (other than contingent indemnity obligations to the extent no claim has been asserted) and the termination of the Revolving Loan Commitments under the Credit Agreement. The obligations of each Guarantor under this Guaranty Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, any other guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and each Guarantor agrees that it will jointly and severally indemnify the Administrative Agent, the Collateral Agent and each Lender on demand for all costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent, the Collateral Agent or such Lender in connection with such rescission or restoration.

8

EXHIBIT 99.3

SECTION 5. Waiver by Guarantor. Each Guarantor hereby waives (a) any right of redemption with respect to the Collateral after the sale thereof (except as shall be required by applicable Government Rules that cannot be waived), and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations of the Borrower or the obligations of any Guarantor under the Credit Documents and (b) any right (except as shall be required by applicable Governmental Rules that cannot be waived) to require the Administrative Agent, the Collateral Agent or any Lender to (i) proceed against the Borrower, any other Guarantor or any other Person, (ii) proceed against or exhaust any other collateral or security for any of the Obligations of the Borrower or the obligations of any Guarantor under the Credit Documents or (iii) pursue any remedy in the Collateral Agent’s, Administrative Agent’s or any Lender’s power whatsoever. If, notwithstanding the intent of the parties that the terms of this Guaranty Agreement shall control in any and all circumstances, any of the foregoing waivers or consents are determined to be unenforceable under applicable Governmental Rules, such waivers and consents shall be effective to the maximum extent not prohibited by applicable Governmental Rules. Each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower, any other Guarantor or any other Person other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor or any other Person, or the enforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor other than payment in full of the Obligations. The Administrative Agent and the Collateral Agent may, at their respective election, foreclose on any security held by the Administrative Agent or the Collateral Agent by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is not prohibited by applicable Governmental Rules), or exercise any other right or remedy the Administrative Agent and the Collateral Agent may have against the Borrower, any other Guarantor or any other Person, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full. Each Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent or the Collateral Agent, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the Borrower.

SECTION 6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement nonetheless shall be payable by each Guarantor hereunder forthwith on demand by the Administrative Agent or the Collateral Agent.

SECTION 7. Right to Offset Balances. Each Guarantor agrees that, in addition to (and without any limitation of) any right of set-off, banker’s lien or counterclaim any Lender may otherwise have, each Lender shall be entitled, at its option but only with the prior written consent of the Administrative Agent, to offset balances held by it for the account of such Guarantor at any of its offices, in Dollars or in any other currency, against any Obligations of the Borrower to such Lender from and after the occurrence and continuation of an Event of Default (regardless of whether such balances are then due to such Guarantor). Any Lender so entitled shall promptly notify in writing the applicable Guarantor, the Collateral Agent and the Administrative Agent of any offset effected by it; provided that such Lender’s failure to give such notice shall not affect the validity of such offset or the obligations of any Guarantor hereunder or under any other Credit Document.

9

EXHIBIT 99.3

SECTION 8. Representations, Warranties and Covenants of the Guarantors.

(a) As of the date hereof, the date any Guarantor becomes a party hereto and as of the date of each Credit Event, each Guarantor represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders that each of the representations and warranties applicable to it under the Credit Agreement are true and correct in all material respects as if made by such Guarantor.

(b) Each Guarantor agrees to comply with and be bound by each of the covenants, agreements and conditions in the Credit Agreement applicable to it as if such Guarantor were a party to the Credit Agreement.

(c) Each Guarantor agrees to comply with and be bound by each of the covenants, agreements and conditions in the Intercreditor Agreement applicable to it as if such Guarantor were a party to the Intercreditor Agreement.

(d) GPI agrees that is shall not own any assets, conduct any business or have any liabilities other than those directly or indirectly related to owning the Borrower.

SECTION 9. Subordination.

(a) Each Guarantor agrees that the payment by the Borrower or any other Guarantor of any indebtedness in favor of such Guarantor (the “Subordinated Lender”) shall be subordinated and subject to the prior payment in full of all amounts payable by the Borrower or such other Guarantor under the Credit Agreement or this Guaranty Agreement, as the case may be, and any other Credit Document to which the Borrower or such Guarantor is a party (“Senior Debt”) upon the terms of this Section 9.

(b) Upon any distribution of assets of the Borrower or a Guarantor to creditors upon a liquidation or dissolution of the Borrower or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or such Guarantor or its property, (i) the Administrative Agent, the Collateral Agent and the Lenders shall be entitled to receive payment in full of all Senior Debt before the Subordinated Lender shall be entitled to receive any payment of principal of or interest on or any other amounts in respect of indebtedness of the Borrower or such Guarantor in favor of the Subordinated Lender (the “Subordinated Debt”); and (ii) until payment in full of the Senior Debt and the termination of the Revolving Loan Commitments under the Credit Agreement, any distribution of assets of any kind or character to which the Subordinated Lender would otherwise be entitled shall be paid by the Borrower or such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other Person making such payment or distribution to, or if received by the Borrower or such Guarantor, shall be held for the benefit of and shall be forthwith paid or delivered to, the Administrative Agent for distribution to the Administrative Agent, the Collateral Agent and the Lenders, as applicable.

10

EXHIBIT 99.3

(c) If the Subordinated Lender does not file proper claims or proofs of claim in the form required in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or any other Guarantor or its property prior to 45 days before the expiration of the time to file such claims, then (i) upon the request of the Administrative Agent or the Collateral Agent, the Subordinated Lender shall file such claims and proofs of claim in respect of this instrument and execute and deliver such powers of attorney, assignments and other instruments as are required to enable the Administrative Agent, the Collateral Agent and the Lenders to enforce any and all claims upon or in respect of the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of Subordinated Debt, and (ii) whether or not the Subordinated Lender shall take the action described in the preceding clause (i) the Administrative Agent, the Collateral Agent and the Lenders shall nevertheless be deemed to have such powers of attorney as may be necessary for them to file appropriate claims and proofs of claim and otherwise exercise the powers described above.

(d) No right of the Administrative Agent, the Collateral Agent or any Lender to enforce the terms of this Section 9 shall be impaired by any act or failure to act by the Borrower or any Guarantor. Neither the terms of this Section 9 nor the rights of the Administrative Agent, the Collateral Agent and the Lenders hereunder shall be affected by any extension, renewal or modification of the terms of, or the granting of any security in respect of, any Senior Debt or any exercise or nonexercise of any right, power or remedy with respect thereto.

(e) Until the Senior Debt is paid in full and the termination of the Revolving Loan Commitments under the Credit Agreement, the Subordinated Lender shall not exercise any right of subrogation that it may have now or hereafter as a result of its performance of this Guaranty Agreement.

(f) Nothing in this Section 9 shall (i) impair, as between the Borrower or any Guarantor and the Subordinated Lender, the obligation of the Borrower or such Guarantor, which is absolute and unconditional, to pay the principal of and interest on Subordinated Debt in accordance with its terms; (ii) affect the relative rights of the Subordinated Lender and creditors of the Borrower or such Guarantor other than the Administrative Agent, the Collateral Agent and the Lenders; or (iii) prevent the Subordinated Lender from exercising its available remedies upon an event of default under the Subordinated Debt, subject to the rights of the Administrative Agent, the Collateral Agent and the Lenders to receive cash, property or other assets otherwise payable to the Subordinated Lender to the extent set forth in this Section 9.

SECTION 10. Notices. All notices and other communications hereunder to any party hereto shall be given or made in the manner provided in the Credit Agreement to such party at its address set forth therein, or in the case of any Guarantor, in care of the Borrower at its address set forth therein, or in the case of any party hereto, to such other address as such party may have provided by notice to the other parties hereto.

11

EXHIBIT 99.3

SECTION 11. No Waivers. No failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty Agreement, the Credit Agreement and the Security Documents shall be cumulative and not exclusive of any rights or remedies provided by applicable Governmental Rules.

SECTION 12. Successors and Assigns. This Guaranty Agreement is in favor of the Administrative Agent, for the benefit of itself, the Collateral Agent, the Lenders, each Affiliate of Lender party to a Lender Rate Contract and their respective successors and assigns and, in the event of an assignment of the Revolving Loans, Revolving Loan Commitments or other amounts payable under the Credit Agreement or the other Credit Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement shall be binding upon each Guarantor and its successors and assigns. No Guarantor may assign or transfer its rights or obligations under this Guaranty Agreement without the prior written consent of the Administrative Agent (with the approval of the required number of Lenders as set forth in Section 8.04 of the Credit Agreement). Any attempted assignment or transfer in violation of this Section 12 shall be null and void.

SECTION 13. Expenses, Etc. Each Guarantor agrees to pay or to reimburse the Administrative Agent, the Collateral Agent and the Lenders for all costs and expenses (including fees and expenses of counsel) that may be incurred by the Administrative Agent, the Collateral Agent or the Lenders in any effort to enforce any of the obligations of the Guarantors under this Guaranty Agreement, whether or not any lawsuit is filed, including all such costs and expenses (and attorneys’ fees and expenses) incurred by the Administrative Agent, the Collateral Agent and the Lenders in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Guaranty Agreement (including under Section 2(a)) and not paid when due shall bear interest until paid at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans plus two percent (2.00%).

SECTION 14. Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Guaranty Agreement applicable to all Guarantors and no approval or consent thereunder applicable to all Guarantors may in any event be effective against a Guarantor unless in writing signed by such Guarantor and the Administrative Agent with the written approval or upon the instructions of the required number of Lenders as set forth in Section 8.04 of the Credit Agreement, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination, waiver, approval or consent shall be binding upon the Administrative Agent, each holder of the Guaranteed Obligations and the Guarantors. No amendment, modification, supplement, extension, termination or waiver of any provision of this Guaranty Agreement applicable to a particular Guarantor, no approval or consent thereunder applicable to a particular Guarantor and no consent to any departure by any particular Guarantor therefrom, may in any event be effective unless in writing signed by such Guarantor and the Administrative Agent with the written approval or upon the instructions of the required number of Lenders as set forth in Section 8.04 of the Credit Agreement, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination, waiver, approval or consent shall be binding upon the Administrative Agent, each holder of the Guaranteed Obligations and such Guarantor and the obligations hereunder of all Guarantors other than such Guarantor shall continue in effect. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or applicable to any Guarantor or in connection with the Guaranteed Obligations, but each and every term and condition hereof shall be in addition thereto.

12

EXHIBIT 99.3

SECTION 15. Survival. All representations and warranties made in this Guaranty Agreement or in any certificate or other document delivered pursuant to or in connection with this Guaranty Agreement shall survive the execution and delivery of this Guaranty Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

SECTION 16. ENTIRE AGREEMENT. THIS GUARANTY AGREEMENT REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS.

SECTION 17. Partial Invalidity. If at any time any one or more of the provisions contained in this Guaranty Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Guaranty Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 18. Captions. The table of contents, captions and section headings appearing in this Guaranty Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty Agreement.

SECTION 19. Counterparts. This Guaranty Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Guaranty Agreement may execute this Guaranty Agreement by signing any such counterpart. Transmission by facsimile of an executed counterpart of this Guaranty Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

SECTION 20. GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

13

EXHIBIT 99.3

SECTION 21. Consent to Jurisdiction. Each of the parties to this Guaranty Agreement (which shall include the Administrative Agent, the Collateral Agent and the Lenders) irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Guaranty Agreement or any of the other Credit Documents (including, without limitation, any Security Documents) may be brought against such party in any such courts. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by applicable Governmental Rules. Nothing in this Section 22 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the Governmental Rules of any such jurisdiction. Each of the parties to this Guaranty Agreement (which shall include the Grantors, the Collateral Agent, the Administrative Agent and the Lenders) agrees that process served either personally or by registered mail shall, to the extent permitted by applicable Governmental Rules, constitute adequate service of process in any such suit. Each of the parties to this Guaranty Agreement irrevocably waives to the fullest extent permitted by applicable Governmental Rules (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Guaranty Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Guaranty Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.

SECTION 22. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY SECURITY DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY AGREEMENT OR ANY OTHER CREDIT DOCUMENTS.

SECTION 23. Additional Guarantors. If, pursuant to the terms and conditions of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Supplement to this Guaranty Agreement in the form of Annex I and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto.

(Signatures Follow on Next Page)

14

EXHIBIT 99.3

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty Agreement to be duly executed by its authorized officer as of the day and year first above written.

GUARANTORS:

GENIUS PRODUCTS, INC.,
a Delaware limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President

AMERICAN VANTAGE MEDIA, LLC,
a Nevada limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President

WELLSPRING MEDIA, LLC,
a Delaware limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President

WELLSPRING PRODUCTIONS, LLC,
a Delaware limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President

CASTALIAN DC, LLC,
a Delaware limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

15

EXHIBIT 99.3

THE THIRTEEN THIRTY ONE LLC,
an Illinois limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

CASTALIAN MUSIC, L.L.C.,
an Illinois limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

MARATHON MEDIA, LLC,
a California limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

ABACUS MEDIA L.L.C.,
an Illinois limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

16

EXHIBIT 99.3

ANNEX I
TO
GUARANTY AGREEMENT
FORM OF SUPPLEMENT TO GUARANTY AGREEMENT

THIS SUPPLEMENT NO. ___, dated as of [_____________] (this “Supplement”), to the Guaranty Agreement (as defined below), by [__________], a [__________] (the “New Guarantor”) in favor of SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the benefit of the Lenders (as defined below).

WHEREAS, GENIUS PRODUCTS, LLC, a Delaware limited liability company (the “Borrower”) has entered into that certain Credit Agreement, dated as of August 10, 2007 (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Credit Agreement”), by and among the Borrower, the Persons acting as Lenders thereunder from time to time (collectively, the “Lenders”), the Administrative Agent and Société Générale, as Collateral Agent (in such capacity, the “Collateral Agent”), pursuant to which the Lenders have agreed to extend loans and other financial accommodations to the Borrower for the purposes, and on the terms and subject to the conditions, set forth in the Credit Agreement;

WHEREAS, GPI and certain subsidiaries of the Borrower have entered into that certain Guaranty Agreement, dated as of August 10, 2007 (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Guaranty Agreement”), by and among GENIUS PRODUCTS, INC., a Delaware limited liability company (“GPI”), and each of the other entities which becomes a party thereto pursuant to Section 23 thereof, and the Administrative Agent for the benefit of the Collateral Agent, the Lenders in order to induce the Lenders to make Revolving Loans and Letters of Credit available to the Borrower pursuant to the Credit Agreement (terms used but not otherwise defined herein have the meaning set forth in the Guaranty Agreement directly or by reference to the Credit Agreement);

WHEREAS, the New Guarantor is executing this Supplement in accordance with the requirements of one or more Credit Documents or is otherwise agreeing to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make loans or provide extensions of credit and as consideration for loans or extensions of credit previously made or provided; and

Accordingly, the New Guarantor agrees as follows:

1. The New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference. This Supplement is a Credit Document.

2. The New Guarantor represents and warrants to the Collateral Agent, Administrative Agent and the Lenders that representations and warranties contained in Section 8 of the Guaranty Agreement (made directly or by incorporation) are true and correct as of the date hereof with respect to such New Guarantor.

EXHIBIT 99.3

3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective as to any New Guarantor when the Administrative Agent shall have received a counterpart of this Supplement executed by such New Guarantor.

4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

6. If at any time any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(Signatures Follow on Next Page)

EXHIBIT 99.3

IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement as of the day and year first above written.

[NEW GUARANTOR]

By: ____________________________________
Name: __________________________________
Title: ___________________________________
[Address and telecopier number for notices]

ACCEPTED:

SOCIÉTÉ GÉNÉRALE,
not individually but solely as Administrative Agent

By: ____________________________________
Name: __________________________________
Title: ___________________________________

EXHIBIT 99.4
Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”), dated as of August 10, 2007, is made by and among GENIUS PRODUCTS, LLC, a Delaware limited liability company (the “Borrower”), GENIUS PRODUCTS, INC., a Delaware corporation (“GPI”), each of the other signatories hereto, each of the other entities which becomes a party hereto pursuant to Section 10.15 (each of the foregoing, including the Borrower, a “Grantor” and collectively, the “Grantors”), and SOCIÉTÉ GÉNÉRALE, as Collateral Agent for the Administrative Agent, the Lenders referenced below and Affiliates of Lenders party to Lender Rate Contracts (in such capacity, the “Collateral Agent”).

RECITALS

A Pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Persons acting as lenders thereunder from time to time (the “Lenders”), Société Générale, as administrative agent (in such capacity, the “Administrative Agent”) and the Collateral Agent, the Lenders have agreed to extend certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein.

B. The Lenders’ obligations to extend the credit facilities to the Borrower under the Credit Agreement are subject, among other conditions, to receipt by the Collateral Agent of this Security Agreement, duly executed by the Grantors, which Security Agreement grants the security interests hereinafter provided.

C. Each Grantor that is a Subsidiary of the Borrower or GPI (each, a “Subsidiary Grantor”) and GPI is or shall become a party to that certain Guaranty Agreement dated as of even date herewith in connection with the Credit Agreement. Each Subsidiary Grantor and GPI has obtained and will continue to obtain working capital and loans needed for its operations from the Borrower, and the Borrower will obtain funds to provide and lend to such Subsidiary Grantor or GPI from the Lenders under the Credit Agreement. In addition, each Subsidiary Grantor and GPI expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower and as the result of financial or business support which will be provided to such Subsidiary Grantor or GPI by the Borrower.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Grantors hereby agree with the Collateral Agent as follows:

1

EXHIBIT 99.4

SECTION 1. Definitions and Interpretation. When used in this Security Agreement, the following terms shall have the following respective meanings:

“Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor or from any other transaction, whether or not the same involves the sale of goods or services by such Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of any Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of such Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Account Debtor” means any “account debtor,” as such term is defined in Section 9-102(a)(3) of the UCC (or any other then applicable provision of the UCC).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Borrower” shall have the meaning given to that term in the introductory paragraph hereof.

“Chattel Paper” means any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC (or any other then applicable provision of the UCC), including, without limitation, electronic chattel paper and tangible chattel paper.

“Collateral” has the meaning assigned to such term in Section 2 of this Security Agreement.

“Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9-102(a)(13) of the UCC (or any other then applicable provision of the UCC).

“Contracts” means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Grantor may now or hereafter have any right, title or interest, including, without limitation, any distribution agreement, license agreement, agreement to receive royalties or similar agreement and with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

2

EXHIBIT 99.4

“Deposit Account” means any “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC (or any other then applicable provision of the UCC), including, without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of a Grantor, or in which a Grantor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including the Collateral Agent, the Administrative Agent or any Lender) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Documents” means any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC (or any other then applicable provision of the UCC).

“Electronic Chattel Paper” means any “electronic chattel paper” as such term is defined in Section 9-102(a)(31) of the UCC (or any other then applicable provision of the UCC).

“Equipment” means any “equipment,” as such term is defined in Section 9-102(a)(33) of the UCC (or any other then applicable provision of the UCC), now or hereafter owned or acquired by a Grantor or in which a Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all machinery, equipment, fixtures, furniture, furnishings, trade fixtures, vehicles, trucks, mainframe, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing, data storage equipment and other equipment of any nature whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means the occurrence or existence of any “Event of Default” under and as defined in the Credit Agreement.

“General Intangible” means any “general intangible,” as such term is defined in Section 9-102(a)(42) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all right, title and interest which a Grantor may now or hereafter have in or under any Contract, all customer lists, all proprietary or confidential information, inventions (whether or not patented or patentable), interests in partnerships, joint ventures and other business associations, permits, books and records, goodwill, claims in or under insurance policies, including unearned premiums, Payment Intangibles, Software, uncertificated securities, cash and other forms of money or currency, rights to receive tax refunds and other payments and rights of indemnification.

“Instruments” means any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC (or any other then applicable provision of the UCC) including, without limitation, all notes, certificated securities and all other evidences of Indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

3

EXHIBIT 99.4

“Inventory” means any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC (or any other then applicable provision of the UCC), wherever located, now or hereafter owned or acquired by a Grantor or in which a Grantor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of a Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in a Grantor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to the Collateral Agent or the Administrative Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of a Grantor or is held by a Grantor or by others for a Grantor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of a Grantor which may be located on the premises of a Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in Section 9-102(a)(49) of the UCC (or any other then applicable provision of the UCC) and shall include, without limitation, all certificated securities (including, without limitation, those listed on Schedule I), uncertificated securities, security entitlements, Securities Accounts, commodity contracts and commodity accounts as each such term is defined in the UCC.

“Letter-of-Credit Right” means any “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC (or any other then applicable provision of the UCC).

“Payment Intangible” means “payment intangible,” as such term is defined in Section 9-102(a)(61) of the UCC (or any other then applicable provision of the UCC).

“Pledged Collateral” means, collectively, the notes, the stock, partnership interests, limited liability company interests, and all other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing, all security entitlements of any Grantor in respect of any of the foregoing, all Distributions, interest, cash, warrants, rights, instruments and other Property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC (or any other then applicable provision of the UCC), and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to a Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) all certificates, Distributions, cash, Instruments and other Property received or distributed in respect of or in exchange for any Investment Property, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

4

EXHIBIT 99.4

“Secured Obligations” shall mean and include (a) in the case of the Borrower, (i) the Obligations (as defined in the Credit Agreement) and (ii) all other amounts payable by the Borrower from time to time to any of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement and the other Credit Documents or any of the Lenders or their Affiliates under the Lender Rate Contracts, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any of the Lenders, the Administrative Agent and the Collateral Agent that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Credit Document or any of the Lenders or their Affiliates under the Lender Rate Contracts) and (b) in the case of each Subsidiary Grantor and GPI, all liabilities and obligations, howsoever arising, owed by such Subsidiary Grantor or GPI to the Collateral Agent, the Administrative Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Guaranty or any of the other Credit Documents to which such Subsidiary Grantor or GPI is a party, including, without limitation, all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against such Subsidiary Grantor or GPI, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by such Subsidiary Grantor or GPI hereunder and thereunder.

“Securities Account” means “securities account,” as such term is defined in Section 8-501(a) of the UCC (or any other then applicable provision of the UCC).

“Security Agreement” means this Security Agreement and all exhibits and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Software” means “software,” as such term is defined in Section 9-102(a)(75) of the UCC (or any other then applicable provision of the UCC).

“Subsidiary Grantor” shall have the meaning given to that term in the recitals hereto.

“Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9-102(a)(77) of the UCC (or any other then applicable provision of the UCC).

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of Governmental Rules, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

5

EXHIBIT 99.4

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of interpretation set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference. References in this Security Agreement to “Sections” are to sections herein unless otherwise indicated.

SECTION 2. Grant of Security Interest. As security for the Secured Obligations of such Grantor (not any other Grantor), and in order to induce the Collateral Agent, the Administrative Agent and the Lenders to enter into the Credit Agreement and to make the Revolving Loans and Letters of Credit available to and for the benefit of the Borrower upon the terms and subject to the conditions thereof, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent on behalf of itself, the Administrative Agent, the Lenders and Affiliates of Lenders party to Lender Rate Contracts a security interest in and to all of such Grantor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired or in which such Grantor now holds or hereafter acquires any interest (all of which being hereinafter collectively called the “Collateral”):

(a) All Accounts;

(b) All Chattel Paper;

(c) All Commercial Tort Claims;

(d) All Contracts;

(e) All Deposit Accounts;

(f) All Documents;

(g) All Equipment;

(h) All General Intangibles (including Payment Intangibles);

(i) All Instruments;

(j) All Inventory;

(k) All Investment Property;

(l) All Pledged Collateral;

(m) All Letter-of-Credit Rights;

(n) All Securities Accounts;

(o) All Supporting Obligations;

6

EXHIBIT 99.4

(p) All Property of such Grantor held by the Collateral Agent, the Administrative Agent or any Lender, or any other party for whom the Collateral Agent, the Administrative Agent or any Lender is acting as agent hereunder, including, without limitation, all Property of every description now or hereafter in the possession or custody of or in transit to the Collateral Agent, the Administrative Agent any Lender or such other party, for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

(q) All other goods and personal property of such Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by such Grantor and wherever located;

(r) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing, “Collateral” shall not include (1) any contract right or General Intangible (A) if after giving effect to the application of Sections 9-406 through 9-409 of the UCC, the creation of a lien and security in such contract right or General Intangible would constitute a material breach of the terms of such contract right or General Intangible, or would permit any party to any agreement, instrument or other document comprising such contract right or General Intangible, or the issuer of any license, permit or authorization comprising such contract right or General Intangible, to terminate such agreement, instrument or other document or license, permit or authorization or (B) that would otherwise violate any applicable law, rule, regulation or policy of any Governmental Agency pursuant to any effective term or provision of such agreement, instrument, document, license, permit or authorization and (2) any Equity Securities of the Borrower held by GPI; provided, that “Collateral” shall include any proceeds of Equity Securities of the Borrower and any Distributions made with respect to the Equity Securities of the Borrower.

SECTION 3. Rights of the Collateral Agent; Collection of Accounts.

(a)  Notwithstanding anything contained in this Security Agreement to the contrary, each Grantor expressly agrees that such Grantor shall (i) not default under any of its Contracts, (ii) observe and perform all the conditions and obligations to be observed and performed by it thereunder and (iii) perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract; provided, however, that such Grantor may suspend performance of its obligations under any such Contract in the event of a material breach of such Contract by a third party. None of the Collateral Agent, the Administrative Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to the Collateral Agent of a security interest therein or the receipt by the Collateral Agent, the Administrative Agent or any Lender of any payment relating to any Contract pursuant hereto, nor shall the Collateral Agent, the Administrative Agent nor any Lender be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

7

EXHIBIT 99.4

(b) The Collateral Agent hereby authorizes each Grantor to collect its Accounts, provided, that the Collateral Agent may, upon the occurrence and during the continuation of any Event of Default and upon notice to the relevant Grantor, limit or terminate said authority at any time. If required by the Collateral Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by such Grantor, received in payment of such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Collateral Agent subject to withdrawal by the Collateral Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as the Collateral Agent’s property, and shall not be commingled with such Grantor’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent or the Administrative Agent may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the Secured Obligations in accordance with the provisions of Section 7(g), below, and any part of such funds which the Collateral Agent or the Administrative Agent elects not to so apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Collateral Agent or the Administrative Agent to the Grantors. If an Event of Default has occurred and is continuing, at the request of the Collateral Agent, the Grantors shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and the Grantors shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(c) The Collateral Agent may at any time, without notice to or the consent of any Grantor, upon the occurrence and during the continuation of any Event of Default, notify Account Debtors of the Grantors, parties to the Contracts of the Grantors, obligors in respect of Instruments of the Grantors and obligors in respect of Chattel Paper of the Grantors that the Accounts and the right, title and interest of the Grantors in and under such Contracts, Instruments, and Chattel Paper have been assigned to the Collateral Agent, and that payments shall be made directly to the Collateral Agent. Upon the request of the Collateral Agent and following the occurrence and during the continuation of an Event of Default, the Grantors shall so notify its Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to the Collateral Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

SECTION 4. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders that:

(a) Such Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title or rights thereto free and clear of any and all Liens, except for the Permitted Liens.

8

EXHIBIT 99.4

(b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Grantor in favor of the Collateral Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.

(c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which such Grantor now has rights, and, as of the date hereof, except as set forth on Schedule I hereto all filings and other actions necessary or desirable to perfect and protect such security interest, other than filing UCC financing statements which was done or will be done by the Collateral Agent, have been duly taken or will be taken contemporaneously with the closing. Accordingly, the Collateral Agent has or will have upon giving value a fully perfected first priority security interest in all of the Collateral in which such Grantor now has rights, subject only to the Permitted Liens and the failure to be perfected as a result of the actions described in Part II of Schedule I. This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which such Grantor later acquires rights, when such Grantor acquires those rights, subject only to the Permitted Liens and the failure to be perfected as a result of the actions described in Part III of Schedule I.

(d) Such Grantor shall not use any Collateral or permit any Collateral to be used in violation of (i) any provision of the Credit Agreement, this Security Agreement or any other Credit Document, (ii) any applicable Governmental Rule or Contractual Obligation where such violation could reasonable be expected, either individually or in the aggregate, to result in a Material Adverse Effect, or (iii) any policy of insurance covering the Collateral where such violation could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

(e) As of the date hereof, each Grantor’s exact legal name is set forth on Schedule V attached hereto. Each Grantor was formed under the laws of jurisdiction of its formation as set forth on Schedule V attached hereto. Each Grantor’s chief executive office, principal place of business, and the place where each Grantor maintains records concerning the Collateral are set forth on Schedule V attached hereto. The Collateral, other than Deposit Accounts and Investment Property held in Securities Accounts, is presently located at the location(s) set forth on Schedule V attached hereto.

(f) As of the date hereof, all Collateral with respect to which a security interest may be perfected by the secured party’s taking possession thereof, including, without limitation, all Chattel Paper, Instruments and certificated securities, is set forth on Part I of Schedule I. Except to the extent not required hereby, and except for action by the Collateral Agent and giving of value, all action necessary to protect and perfect such security interest in each item set forth on Part I of Schedule I, including, without limitation, the delivery of all originals of such Collateral together with any necessary assignment in blank of certificated securities to the Collateral Agent, has been duly taken, or shall have been taken, except as set forth on Part II of Schedule I. As of the date hereof, all Letter-of-Credit Rights and Commercial Tort Claims of the Grantors are set forth on Schedule II. The Grantors shall supplement Part I of Schedule I and Schedule II from time to time within thirty (30) days of the end of each fiscal quarter after obtaining any additional Chattel Paper, Instruments, certificated securities or Letter-of-Credit Rights, as applicable; provided, however, that if the fair market value of any such Collateral, individually or in the aggregate, exceeds $300,000 as determined by the Borrower in good faith, then the Grantors shall supplement Part I Schedule I and Schedule II within thirty (30) days after obtaining any such Collateral. With respect to Commercial Tort Claims, the relevant Grantor shall promptly notify the Collateral Agent of any Commercial Tort Claim that it has elected to prosecute.

9

EXHIBIT 99.4

(g) As of the date hereof, the names and addresses of all financial institutions at which the Grantors maintain their respective Deposit Accounts and the account numbers and account names of such Deposit Accounts are listed on Schedule III. The Grantors shall supplement Schedule III from time to time within twenty (20) Business Days after the opening of any additional Deposit Account or the closing or change in the account number of or account name on any existing Deposit Account.

(h) The names and addresses of all institutions at which the Grantors maintain their respective Securities Accounts and the account numbers and account names of such Securities Accounts are listed on Schedule IV. The Grantors shall supplement Schedule IV from time to time within twenty (20) Business Days after the opening of any additional Securities Account or closing or changing the account number of or account name on any existing Securities Account.

(i) Each Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to the Collateral Agent by such Grantor under Section 2 of this Security Agreement, free and clear of any adverse claim, as defined in Section 8-102(a)(1) of the UCC (or any other then applicable provision of the UCC), except for the Lien created in favor of the Collateral Agent by this Security Agreement and the other Credit Documents. None of the partnership interests or pledged limited liability company interests pledged by any Grantor hereunder (i) are dealt in or traded on securities exchanges or in securities markets, (ii) have terms expressly providing that they are securities governed by Article 8 of the UCC (other than those pledged limited liability company interests of Wellspring Productions, LLC), and (iii) are investment company securities, and they are not, therefore, “securities” governed by Article 8 of the UCC (other than those pledged limited liability company interests of Wellspring Productions, LLC).

(j) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement, except in connection with a disposition of the Investment Property as may be required by Governmental Rules affecting the offering and sale of securities generally.

(k) Except as set forth on Part II of Schedule I, each Grantor has delivered to the Collateral Agent, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all stock certificates, instruments, notes, other certificated securities, other Collateral and all certificates, instruments and other writings evidencing the same in its possession as of the date hereof.

(l) All shares of the pledged Investment Property set forth on Part I of Schedule I are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each issuer. Set forth in Part I of Schedule I is a true, complete and accurate list of all shares of stock issued by a Grantor’s direct Subsidiaries and all other securities owned by such Grantor, in each case, as of the date hereof. The Grantors shall supplement Schedule I from time to time within twenty (20) Business Days after the issuance of any additional shares of stock by a Grantor’s direct Subsidiaries or additional securities owned by such Grantor.

10

EXHIBIT 99.4

Notwithstanding the foregoing, during the continuance of an Event of Default, the period of time for supplementing the schedules to this Security Agreement as described in this Section 4 shall be promptly after obtaining the relevant Collateral or opening, closing or modifying the applicable Deposit Account or Securities Account.

SECTION 5. Covenants. Each Grantor covenants and agrees with the Collateral Agent that from and after the date of this Security Agreement and until the Secured Obligations have been completely and finally paid in full:

5.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of a Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent or Administrative Agent may reasonably deem necessary to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any Contract or license held by such Grantor or in which such Grantor has any rights not heretofore assigned, (b) authorizing the filing any financing statements, amendments or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or authorizing and cooperating with the Collateral Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect the Collateral Agent’s interest in the Collateral, (d) except as set forth on Part II of Schedule I hereto, transferring Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected and free from an adverse claim only by possession), (e) authorizing filing financing statements as consignor pursuant to Sections 9-505(a) and 9-324(b) of the UCC (or any other then applicable provision of the UCC) in such jurisdictions as such Grantor maintains Inventory on consignment, (f) using its commercially reasonable efforts to obtain waivers of Liens from landlords and mortgagees as required pursuant to the Credit Agreement, (g) obtaining the bailee/access letter with Ditan Corporation and using its commercially reasonable efforts to obtain written acknowledgements from other consignees, warehouses and other bailees of the prior Lien of the Collateral Agent in and to the Collateral and that such third party is holding possession of the Collateral for the benefit of the Collateral Agent, and (h) using its commercially reasonable efforts to assist the Collateral Agent in obtaining control under the UCC with respect to any Collateral consisting of Deposit Accounts, Securities Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper, excluding any Deposit Account or Securities Account with a balance that is less than and is not expected at any time to exceed $300,000. Each Grantor also hereby authorizes the Collateral Agent, to the extent not prohibited by applicable Governmental Rules, to file any such financing statement, amendment or continuation statement (including consignment filings) without the signatures of such Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of a Grantor’s business, shall be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly upon any such Grantor’s receipt thereof. Collateral Agent agrees to send each Grantor copies of all financing statements and other documents filed by Collateral Agent.

11

EXHIBIT 99.4

5.2 Maintenance of Records. Each Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by the Collateral Agent, each Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. If requested by the Collateral Agent, all Chattel Paper in excess of $100,000 at any one time shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Société Générale, as Collateral Agent, created by that certain Security Agreement, dated as of August 10, 2007, as the same may thereafter from time to time be amended, modified, supplemented or restated.”

5.3 Indemnification. In any suit, proceeding or action brought by or against the Collateral Agent, the Administrative Agent, a Lender, or any of their respective directors, officers, employees, agents or any of their respective Affiliates (“Indemnities”) relating to (A) any Collateral, including any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or Document and (2) any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by the Credit Documents, including any penalties, claims or other losses resulting from any delay in paying such excise, sales or other similar taxes, each Grantor shall jointly and severally save, indemnify and keep the Indemnities harmless from and against all claim, suit, loss, damage or expense (including attorneys' fees and expenses) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Indemnities, and all such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Indemnities except to the extent caused by the gross negligence or willful misconduct of the Indemnities.

5.4 Limitation on Liens on Collateral. No Grantor shall create, permit or suffer to exist, and each Grantor shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except the Permitted Liens. Each Grantor shall, jointly and severally, further defend the right, title and interest of the Collateral Agent in and to any of such Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

5.5 Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default, no Grantor shall, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due or to become due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of such Grantor’s business and other than in the cumulative amount of $300,000.

12

EXHIBIT 99.4

5.6 Maintenance of Insurance. Each Grantor shall maintain, with financially sound and reputable companies, the insurance policies with coverage provisions as required by Section 5.01(d) of the Credit Agreement.

5.7 Taxes, Assessments, Etc. Each Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

5.8 Limitations on Disposition. No Grantor shall sell, lease, license outside the ordinary course of its business, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by Section 5.02(c) of the Credit Agreement.

5.9 Further Identification of Collateral. Each Grantor shall, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

5.10 Notices. Each Grantor shall advise the Collateral Agent promptly, in reasonable detail, of (a) any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral or (c) the occurrence of any other event which could reasonably be expected to have or result in a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder, taken as whole.

5.11 Right of Inspection and Audit. Each Grantor shall permit the Collateral Agent such rights of inspection and audit as provided in the Credit Agreement. In addition, upon reasonable notice to a Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Collateral Agent and its agents and representatives shall also have the right during such Grantor’s ordinary business hours, to enter into and upon any premises of such Grantor where any of the Equipment or Inventory is located for the purpose of conducting audits and making physical verifications of such Equipment and Inventory and test verifications of the Accounts in any manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith.

5.12 Maintenance of Facilities. Each Grantor shall maintain and protect its properties, assets and facilities, including, without limitation, its Equipment in good order and working repair and condition (taking into consideration ordinary wear and tear) except to the extent not justified by prudent business practices and from time to time make or cause to be made all needful and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices. No Grantor shall remove or cause to be removed, except in the ordinary course of such Grantor’s business, the Collateral or the records concerning the Collateral from those premises or from the locations shown on Schedule V without 5 Business Days prior written notice to the Collateral Agent.

13

EXHIBIT 99.4

5.13 Continuous Perfection. No Grantor shall change its name, identity or corporate structure in any manner unless such Grantor shall have given the Collateral Agent at least thirty (30) days’ prior written notice thereof and shall have authorized or taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

5.14 Authorizations with Respect to Financing Statements, etc. Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all assets” of a Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

5.15 No Reincorporation. No Grantor shall reincorporate or reorganize itself under the Governmental Rules of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof.

5.16 Terminations and Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC (or any other then applicable provision of the UCC).

5.17 Takings, Eminent Domain, Condemnation, Insurance Proceeds, etc. Each Grantor hereby assigns to the Collateral Agent (a) all awards for damages suffered or compensation paid by reason of a taking for public use of, or an action in eminent domain affecting all or any part of, the Collateral or any interest therein, and (b) all proceeds of any insurance policies paid by reason of loss sustained to the Collateral or any part thereof (“Condemnation and Insurance Proceeds”). Except as otherwise provided in Section 2.06(c)(vi) of the Credit Agreement, such Grantor will transfer to the Collateral Agent any and all Condemnation and Insurance Proceeds from time to time received by it for application by the Collateral Agent pursuant to this Security Agreement or the Credit Agreement.

14

EXHIBIT 99.4

5.18 Pledged Collateral.

(a) Except as set forth on Part II of Schedule I hereto, each Grantor shall deliver to the Collateral Agent, all certificates or Instruments representing or evidencing any Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and during the continuance of an Event of Default without prior notice to any Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Collateral Agent shall have the right at any time to exchange certificates representing or evidencing any of the Pledged Collateral for certificates of smaller or larger denominations.

(b) Except as provided in Section 7, each Grantor shall be entitled to receive all cash Distributions and payments of principal and interest paid in respect of the Pledged Collateral to the extent permitted to be paid by a Credit Document (other than liquidating or dissolving Distributions) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any Property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof in excess of $50,000 shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations of such Grantor. If any sums of money or Property so paid or distributed pursuant to the immediately preceding sentence in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or Property is paid or delivered to the Collateral Agent, hold such money or Property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations of such Grantor.

(c) Except as provided in Section 7, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Security Agreement or any other Credit Document or, without prior notice to the Collateral Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

(d) No Grantor shall grant control over any Pledged Collateral to any Person other than the Collateral Agent.

15

EXHIBIT 99.4

(e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a partnership, such Grantor hereby consents to the extent required by the applicable partnership agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged partnership interests in such partnership and to the transfer of such pledged partnership interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner in such partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of a limited liability company, such Grantor hereby consents to the extent required by the applicable limited liability company agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged limited liability company interests in such limited liability company and to the transfer of such pledged limited liability company interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted member of the limited liability company with all the rights, powers and duties of a member of the limited liability company in question.

(f) No Grantor shall (i) agree to any provision in, or amendment of, a limited liability company agreement or partnership agreement that adversely affects the perfection of the security interest of the Collateral Agent in any pledged partnership interests or pledged limited liability company interests pledged by such Grantor hereunder, including electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC (it being understood that Wellspring Productions LLC already has made such election) or (ii) authorize the issuance of or issue certificates evidencing any limited liability company interests pledged by such Grantor hereunder where such interests are securities (as defined in the UCC) and the relevant Grantor has not delivered such certificate to the Collateral Agent.

5.19 Compliance With Terms of Accounts, Etc. In all material respects, each Grantor shall promptly perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Documents, Instruments and licenses and all other agreements to which it is a party or by which it is bound; provided, however, that such Grantor may suspend its performance thereunder in the event of a bona fide dispute or material breach of any such obligations by third parties or if an Event of Default has occurred and is continuing but could not reasonably be expected to have a Material Adverse Effect.

SECTION 6. The Collateral Agent’s Appointment as Attorney-in-Fact.

(a) From and after the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

16

EXHIBIT 99.4

(i) ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of such Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii) pay or discharge any Liens, including, without limitation, any tax Lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of the Collateral Agent and the Lenders and not such Grantor; and

(iii) (1) direct any Person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent may deem necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

(b) Each Grantor hereby authorizes and ratifies, to the extent not prohibited by applicable Governmental Rules, all that the Collateral Agent as said attorney in fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

17

EXHIBIT 99.4

(c) The powers conferred on the Collateral Agent, the Administrative Agent and the Lenders hereunder are solely to protect the Collateral Agent’s, the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Collateral Agent, the Administrative Agent or the Lenders to exercise any such powers. The Collateral Agent shall have no duty as to any Collateral, including any responsibility for (i) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (ii) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. Without limiting the generality of the preceding sentence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of the Collateral Agent to comply with any such requests at any time shall not in itself be deemed a failure to exercise reasonable care. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to a Grantor for any act or failure to act, except for its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d) Each Grantor also authorizes the Collateral Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 7 below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e) If a Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses, including attorneys’ fees and costs, of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the Default Rate, shall be payable by such Grantor to the Collateral Agent within five (5) Business Days of demand and shall constitute Secured Obligations secured hereby.

18

EXHIBIT 99.4

SECTION 7. Rights and Remedies Upon Default.

(a) If any Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Credit Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under applicable Governmental Rules, including, without limitation, the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that, during the continuance of an Event of Default, the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent not prohibited by the UCC and other applicable Governmental Rules), shall have the right to collect the Proceeds from all Collateral (including, without limitation, Distributions on Pledged Collateral) and may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral, and in connection with liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use, without charge, any trademark, trade name, trade style, copyright, or process used or owned by such Grantor; (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Administrative Agent’s or Collateral Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and (iii) exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any issuer of Pledged Collateral, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Grantor authorizes the Collateral Agent, on the terms set forth in this Section 7, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which, in the opinion of the Collateral Agent, appears to be prior or superior to its security interest. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent not prohibited by applicable Governmental Rules, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.

19

EXHIBIT 99.4

The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(g), below, the Grantors shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of applicable Governmental Rules, including Section 9-608(a)(1)(C) of the UCC (or any other then applicable provision of the UCC), need the Collateral Agent account for the surplus, if any, to a Grantor. To the maximum extent not prohibited by applicable Governmental Rules, each Grantor waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Collateral Agent as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Grantor agrees that the Collateral Agent need not give more than ten (10) days’ prior written notice (which notification shall be deemed given in accordance with the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Collateral Agent and the Lenders are entitled, and the Grantors shall also be liable for the attorneys’ fees or costs of any attorneys employed by the Collateral Agent to collect such deficiency.

(b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), the Collateral Agent may, in its discretion (subject only to applicable requirements of applicable Governmental Rules), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 7(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Collateral Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of Governmental Rules), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other Governmental Rules affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

20

EXHIBIT 99.4

In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all Distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, Distribution payment orders and other instruments as the Collateral Agent may from time to time reasonably request (each effective only if an Event of Default has occurred and is continuing) and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall terminate upon the earlier of the payment in full of the Secured Obligations or the cure of the Event of Default. Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any Distributions or other payments with respect to the Pledged Collateral directly to the Collateral Agent if an Event of Default has occurred and is continuing and the relevant Grantor has received written notice of the Collateral Agent’s election to collect any such payments.

(c) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Governmental Rules (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d) Each Grantor also agrees to pay all fees, costs and expenses of the Collateral Agent, including, without limitation, attorneys’ fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder.

21

EXHIBIT 99.4

(e) Each Grantor hereby waives presentment, protest or any notice or demand not provided for herein (to the maximum extent not prohibited by applicable Governmental Rules) of any kind in connection with this Security Agreement or any Collateral.

(f) Each Grantor agrees that a material uncured breach of any covenants contained in this Section 7 will cause irreparable injury to the Collateral Agent, the Administrative Agent and the Lenders, that in such event the Collateral Agent, the Administrative Agent and the Lenders would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 7 shall be specifically enforceable against a Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

(g) . The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Collateral Agent or the Administrative Agent in the order of priority set forth in Section 6.02(b) of the Credit Agreement.

SECTION 8. Limitation on the Collateral Agent’s Duty in Respect of Collateral. The Collateral Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC (or any other then applicable provision of the UCC).

SECTION 9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against a Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s Property, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Governmental Rules, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 10. Miscellaneous.

10.1 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon such Grantor, the Collateral Agent or the Administrative Agent under this Security Agreement shall be given as provided in Section 8.01 of the Credit Agreement.

10.2 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the Governmental Rules of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the Governmental Rules of any other jurisdiction shall in any way be affected or impaired thereby.

22

EXHIBIT 99.4

10.3 Headings. The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

10.4 No Waiver; Cumulative Remedies.

(a) Neither the Administrative Agent nor the Collateral Agent shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Credit Agreement or the other Credit Documents, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Credit Documents.

(b) The rights and remedies hereunder provided or provided under the Credit Agreement or the other Credit Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Credit Documents.

(c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Grantors and the Collateral Agent (with the written approval or upon the instructions of the Administrative Agent or the required number of Lenders as set forth in Section 8.04 of the Credit Agreement or such other Person, if such approval is required under the Credit Agreement). Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

10.5 Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.

10.6 Termination of this Security Agreement. Subject to Section 9, above, this Security Agreement shall terminate upon the full, complete and final payment of the Secured Obligations and the termination of the Revolving Loan Commitments.

10.7 Successors and Assigns. This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors, and shall, together with the rights and remedies of the Collateral Agent on behalf of Administrative Agent, the Lenders hereunder and Affiliates of Lenders party Lender Rate Contracts, inure to the benefit of the Collateral Agent, the Administrative Agent, the Lenders, Affiliates of Lenders party Lender Rate Contracts and their respective successors and permitted assigns. The Grantors may not assign, delegate or transfer their rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent. Any purported assignment or transfer in contravention of the foregoing shall be null and void. No sales of participations, other than sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to the Collateral Agent on behalf of the Lenders hereunder.

23

EXHIBIT 99.4

10.8 Further Indemnification. Each Grantor agrees to pay, and to save the Collateral Agent, the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral in which such Grantor has granted, assigned, conveyed, mortgaged, pledged, hypothecated or transferred to the Collateral Agent on behalf of itself, the Administrative Agent and the Lenders a security interest or in connection with any of the transactions contemplated by this Security Agreement.

10.9 Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Security Agreement applicable to all Grantors and no approval or consent thereunder applicable to all Grantors may in any event be effective unless in writing signed by each Grantor and the Collateral Agent with the written approval or upon the instructions of the required number of Lenders as set forth in Section 8.04 of the Credit Agreement, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination, waiver, approval or consent shall be binding upon the Collateral Agent, each holder of the Secured Obligations and the Grantors. No amendment, modification, supplement, extension, termination or waiver of any provision of this Security Agreement applicable to a particular Grantor, no approval or consent thereunder applicable to a particular Grantor and no consent to any departure by any particular Grantor therefrom, may in any event be effective unless in writing signed by such Grantor and the Collateral Agent with the written approval or upon the instructions of the Administrative Agent or the required number of Lenders as set forth in Section 8.04 of the Credit Agreement, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination, waiver, approval or consent shall be binding upon the Collateral Agent, each holder of the Secured Obligations and such Grantor and the obligations hereunder of all Grantors other than such Grantor shall continue in effect. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Grantor or applicable to any Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto.

10.10 ENTIRE AGREEMENT. THIS SECURITY AGREEMENT REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GRANTORS, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDERS AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GRANTORS, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDERS.

10.11 Governing Law. This Security Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York without reference to conflicts of law rules (other than Section 5-1401 of the General Obligations Law of the State of New York), except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. Each Grantor hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Security Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.

24

EXHIBIT 99.4

10.12 Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

10.13 Payments Free of Taxes, Etc. All payments made by the Grantors under this Security Agreement shall be made by the Grantors free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, the Grantors shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by the Collateral Agent, the Grantors shall furnish evidence satisfactory to the Administrative Agent and the Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

10.14 The Grantors’ Continuing Liability. Notwithstanding any provision of this Security Agreement or any other Credit Document or any exercise by the Collateral Agent or the Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) each Grantor shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) the Collateral Agent, the Administrative Agent and any Lender shall not assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of the Grantors’ rights in connection with the Collateral.

10.15 Additional Grantors. If, pursuant to the terms and conditions of the Credit Agreement, the Borrower shall be required to cause any Subsidiary of the Borrower that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date and shall be deemed to have assigned, conveyed, mortgaged, pledged, granted, hypothecated and transferred to the Collateral Agent for itself and for the pro rata benefit of the Lenders the security interest described in such Joinder Agreement and Section 2 hereof.

10.16 Additional Provisions. The Borrower hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 8.09 and 8.12 of the Credit Agreement apply to this Security Agreement as to the Borrower and are incorporated herein as though set forth in full. Each Subsidiary Grantor and GPI hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 22 and 23 of the Guaranty apply to this Security Agreement as to each Subsidiary Grantor and GPI and are incorporated herein as though set forth in full.

10.17 Administrative Agent. With the consent of the Collateral Agent, the Administrative Agent may take any and all action that may be taken under this Security Agreement by the Collateral Agent.

25

EXHIBIT 99.4

10.18 Materiality. For purposes of this Agreement, an agreement or other contract or arrangement thereof shall be deemed “material” if the contract pursuant to the terms thereof would (A) recognize future revenues in excess of $250,000, (B) incur liabilities or obligations in excess of $250,000 or (C) likely result in damages or losses in excess of $250,000 by reason of the breach or termination thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

26

EXHIBIT 99.4

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Security Agreement to be executed as of the day and year first above written.

GRANTORS:

GENIUS PRODUCTS, INC.,
a Delaware limited liability company

By: /s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President

GENIUS PRODUCTS, LLC,
a Delaware limited liability company

By: /s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President

AMERICAN VANTAGE MEDIA, LLC,
a Nevada limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President

WELLSPRING MEDIA, LLC,
a Delaware limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President

WELLSPRING PRODUCTIONS, LLC,
a Delaware limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President

27

EXHIBIT 99.4

CASTALIAN DC, LLC,
a Delaware limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

THE THIRTEEN THIRTY ONE LLC,
an Illinois limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

CASTALIAN MUSIC, L.L.C.,
an Illinois limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

MARATHON MEDIA, LLC,
a California limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

ABACUS MEDIA L.L.C.,
an Illinois limited liability company

By:/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Manager

28

EXHIBIT 99.4

COLLATERAL AGENT:

SOCIÉTÉ GÉNÉRALE,
as Collateral Agent

By: /s/ Hannah Kim
Name: Hannah Kim
Title: Director

29